UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No.)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

Corindus Vascular Robotics, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

 1)       Amount previously paid:

 _______________________________________

 2)       Form, Schedule or Registration Statement No:

 _______________________________________

 3)       Filing party:

 _______________________________________

 4)       Date Filed:

CORINDUS VASCULAR ROBOTICS, INC.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

May 1, 2018

To our Stockholders:

You are cordially invited to attend the 2018 Annual Meeting of Stockholders of Corindus Vascular Robotics, Inc. to be held at 9:00 a.m. EDT on Thursday, May 31, 2018 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC at One Financial Center, 38th Floor, Boston, Massachusetts 02111. The attached Notice of Annual Meeting of Stockholders and Proxy Statement contain details of the business to be conducted at our Annual Meeting. We urge you to review these proxy materials carefully and to use this opportunity to take part in the affairs of Corindus Vascular Robotics, Inc. by voting on the matters described in the Proxy Statement.

We hope you will be able to attend the Annual Meeting. It is important that you cast your vote in person or by proxy via the Internet, telephone or mail. When you have finished reading the Proxy Statement, you are urged to vote in accordance with the instructions set forth therein. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your continued support of Corindus Vascular Robotics, Inc. We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Mark J. Toland

Mark J. Toland
President and Chief Executive Officer

CORINDUS VASCULAR ROBOTICS, INC.

309 Waverley Oaks Road, Suite 105

Waltham, MA 02452

May 1, 2018

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

to be held on Thursday, May 31, 2018

To our Stockholders:

Notice is hereby given that the 2018 Annual Meeting of Stockholders of Corindus Vascular Robotics, Inc., a Delaware corporation (the “Company”), will be held at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC at One Financial Center, 38th Floor, Boston, Massachusetts 02111, on Thursday, May 31, 2018, at 9:00 a.m. EDT, to consider and act upon the following matters:

Election of Class II Directors

1.	To elect three nominees to serve as the Company’s Class II Directors to hold office for a three-year term or until their respective successors are elected and qualified.

Approval of Private Placement Proposal

2.	To approve, as required by and in accordance with the listing rules of NYSE American (which requires stockholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value (i) which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding stock or (ii) equal to 20% or more of presently outstanding stock), the potential issuance of more than 37,565,800 shares of our common stock upon the conversion of shares of our Series A Convertible Preferred Stock, shares of our Series A-1 Convertible Preferred Stock issuable as dividends on the Series A Convertible Preferred Stock and Warrants to purchase our common stock, all of which were issued or are issuable pursuant to or in connection with the Company’s private placement that closed on March 16, 2018 (the “Private Placement Proposal”).

Amendment to the Company’s Certificate of Incorporation

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 shares to 350,000,000 shares.

Approval of the Company’s 2018 Stock Award Plan

4.	To approve the Company’s 2018 Stock Award Plan.

Advisory Vote on the Compensation of our Named Executive Officers (Say-on-pay)

5.	To approve, by an advisory vote, the compensation of our Named Executive Officers, as disclosed in this proxy statement.

Advisory Vote on the Frequency of Future Advisory Votes on Compensation (Say-on-frequency)

6.	To recommend, by an advisory vote, the frequency of future advisory votes on the compensation of our Named Executive officers.

Ratification of the Company’s Independent Registered Public Accounting Firm

7.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Other Business

8.	To transact such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

Stockholders of record at the close of business on April 25, 2018, the record date for the Annual Meeting, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Your vote is important regardless of the number of shares you own. If you are a stockholder of record, please vote in one of these ways:

(1)	Vote over the Internet. You may vote your shares by following the “Vote by Internet” instructions on the enclosed proxy card.

(2)	Vote by telephone. You may vote your shares by following the “Vote by Phone” instructions on the enclosed proxy card.

(3)	Vote by mail. If you received your proxy materials by mail, you may vote by completing and signing the proxy card delivered with those materials and returning it in the postage-paid envelope we provided.

If your shares are held in “street name,” that is, held for your account by a broker or other nominee, you will receive instructions from the holder of record that you must follow for your shares to be voted.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by the Internet, telephone or mail in order to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ David W. Long
David W. Long
Corporate Secretary

TABLE OF CONTENTS

Page

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	2
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	7
MANAGEMENT AND CORPORATE GOVERNANCE	9
COMPENSATION DISCUSSION AND ANALYSIS	14
COMPENSATION COMMITTEE REPORT	17
EXECUTIVE OFFICER AND DIRECTOR COMPENSATION	18
EQUITY COMPENSATION PLAN INFORMATION	26
REPORT OF AUDIT COMMITTEE	26
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	27
CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	27
PROPOSAL 1: ELECTION OF NOMINEES TO SERVE AS THE COMPANY’S CLASS II DIRECTORS	28
PROPOSAL 2: APPROVAL OF PRIVATE PLACEMENT PROPOSAL	29
PROPOSAL 3: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 350,000,000 SHARES	32
PROPOSAL 4: APPROVAL OF THE COMPANY’S 2018 STOCK AWARD PLAN	33
PROPOSAL 5: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT (SAY-ON-PAY)	38
PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION (SAY-ON-FREQUENCY)	39
PROPOSAL 7: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	40
CODE OF CONDUCT AND ETHICS	42
OTHER MATTERS	43
STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR	43
Appendix A: Amendment to Certificate of Incorporation	A-1
Appendix B: 2018 Stock Award Plan	B-1

Preliminary Copies Filed Pursuant to Rule 14a-6(a)

CORINDUS VASCULAR ROBOTICS, INC.

309 Waverley Oaks Road, Suite 105

 Waltham, MA 02452

PROXY STATEMENT FOR CORINDUS VASCULAR ROBOTICS, INC.

2018 ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 31, 2018

This Proxy Statement, along with the accompanying Notice of the 2018 Annual Meeting of Stockholders, contains information about the 2018 Annual Meeting of Stockholders of Corindus Vascular Robotics, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. EDT on Thursday, May 31, 2018 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC at One Financial Center, 38th Floor, Boston, Massachusetts 02111.

In this Proxy Statement, unless the context otherwise indicates or requires, the terms “Corindus,” “Company,” “we,” “us,” or “our” refer to Corindus Vascular Robotics, Inc., a Delaware corporation, together with our subsidiaries, Corindus, Inc., a Delaware corporation, and Corindus Security Corporation, a Delaware corporation.

This Proxy Statement relates to the solicitation of proxies by our Board of Directors for use at the Annual Meeting.

This Proxy Statement, the attached Notice of Annual Meeting of Stockholders and the enclosed proxy card are first being mailed to all stockholders entitled to vote at the Annual Meeting on or about May 1, 2018.

Although not part of this Proxy Statement, we are also sending our 2017 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2017.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 31, 2018

This Proxy Statement and our 2017 Annual Report to Stockholders are available for viewing, printing and downloading at www.proxyvote.com. To view these materials, please have your 12-digit control number(s) available that appears on your proxy card. On this website, you can also elect to receive future distributions of our proxy statements and annual reports to stockholders by electronic delivery.

Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2017, on the website of the Securities and Exchange Commission, or the SEC, at www.sec.gov, or in the “SEC Filings” section of the “Investor Relations” section of our website at www.corindus.com. You may also obtain a printed copy of our Annual Report on Form 10-K, including our financial statements, free of charge, by sending us a written request to: Corporate Secretary, Corindus Vascular Robotics, Inc., 309 Waverley Oaks Road, Suite 105, Waltham, MA 02452.

IMPORTANT INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

Why is the Company Soliciting My Proxy?

The Board of Directors of Corindus Vascular Robotics, Inc. is soliciting your proxy to vote at the 2018 Annual Meeting of Stockholders to be held at Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC on Thursday, May 31, 2018, at 9:00 a.m. EDT, and any adjournments of the meeting, which we refer to as the Annual Meeting. The Proxy Statement along with the accompanying Notice of Annual Meeting of Stockholders summarizes the purposes of the meeting and the information you need to know to vote at the Annual Meeting.

We have sent you this Proxy Statement, the Notice of Annual Meeting of Stockholders, the proxy card and our 2017 Annual Report to Stockholders because you owned shares of common stock, Series A Convertible Preferred Stock (the “Series A Preferred Stock”), or Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock”) of Corindus Vascular Robotics, Inc. at the close of business on April 25, 2018, the record date. The Company intends to commence distribution of the proxy materials to stockholders on or about May 1, 2018.

Who Can Vote?

Only stockholders who owned our common stock, Series A Preferred Stock or Series A-1 Preferred Stock at the close of business on the record date are entitled to vote at the Annual Meeting. On the record date, there were 188,772,869 shares of our common stock outstanding and entitled to vote, 1,000,000 shares of our Series A Preferred Stock outstanding and entitled to vote, and 10,400 shares of our Series A-1 Preferred Stock outstanding and entitled to vote. Our common stock, Series A Preferred Stock and Series A-1 Preferred Stock are our only classes of issued and outstanding voting stock.

You do not need to attend the Annual Meeting to vote your shares. Shares represented by valid proxies, received in time for the Annual Meeting and not revoked prior to the Annual Meeting, will be voted at the Annual Meeting. For instructions on how to change or revoke your proxy, see “May I Change or Revoke My Proxy?” below.

How Many Votes Do I Have?

Each share of our common stock is entitled to one vote on each matter considered at the Annual Meeting. Each share of our Series A Preferred Stock and Series A-1 Preferred Stock is entitled to vote on each matter considered at the Annual Meeting except the Private Placement Proposal on an as-converted-to-common stock basis determined by multiplying the number of shares of preferred stock held by such stockholder by a fraction equal to (x) $25.00, which was the per share purchase price of the Series A Preferred Stock pursuant to the securities purchase agreement executed in connection with the private placement that closed on March 16, 2018, or the 2018 Private Placement, divided by (y) $1.29, which was the closing price of our common stock on NYSE American on the day immediately prior to us entering into such securities purchase agreement.

How Do I Vote?

Whether you plan to attend the Annual Meeting or not, we urge you to vote by proxy. All shares represented by valid proxies that we receive through this solicitation, and that are not revoked, will be voted in accordance with your instructions on the proxy card or as instructed via Internet, mail or telephone. You may specify whether your shares should be voted for or withheld for each nominee for director, and whether your shares should be voted for, against or abstain with respect to each other proposal. If you properly submit a proxy without giving specific voting instructions, your shares will be voted in accordance with the Board of Directors’ recommendations as noted below. Voting by proxy will not affect your right to attend the Annual Meeting. If your shares are registered directly in your name through our stock transfer agent, Manhattan Transfer Registrar Company, or you have stock certificates registered in your name, you may vote:

•	By Internet or by telephone. Follow the instructions included in the Notice or in the proxy card to vote by Internet or telephone.

•	By mail. You can vote by mail by completing, signing, dating and returning the proxy card as instructed on the card. If you sign the proxy card but do not specify how you want your shares voted, they will be voted in accordance with the Board of Directors’ recommendations as noted below.

•	In person at the meeting. If you attend the meeting, you may deliver a completed proxy card in person or you may vote by completing a ballot, which will be available at the meeting.

Telephone and Internet voting facilities for stockholders of record will be available 24 hours a day from the date of mailing through 11:59 p.m. EDT on May 30, 2018.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and Internet voting will also be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

How Does the Board of Directors Recommend That I Vote on the Proposals?

There are seven proposals scheduled to be voted on at the Annual Meeting:

Election of Nominees to serve as the Company’s Class II Directors

1.	To elect the three nominees named in this Proxy Statement to serve as the Company’s Class II Directors to hold office for a three-year term, or until their respective successors are elected and qualified.

Approval of Private Placement Proposal

2.	To approve, as required by and in accordance with NYSE American LLC Company Guide Section 713(a) (which requires stockholder approval of a transaction other than a public offering involving the sale, issuance or potential issuance by a company of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value (i) which together with sales by officers, directors or principal shareholders of the issuer equals 20% or more of presently outstanding stock or (ii) equal to 20% or more of presently outstanding stock), the potential issuance of more than 37,565,800 shares of our common stock upon the conversion of shares of our Series A Preferred Stock, shares of our Series A-1 Preferred Stock issuable as dividends on the Series A Preferred Stock and Warrants to purchase our common stock, all of which were issued or are issuable pursuant to or in connection with the Company’s 2018 Private Placement.

Amendment to the Company’s Certificate of Incorporation

3.	To approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 250,000,000 shares to 350,000,000 shares.

Approval of the Company’s 2018 Stock Award Plan

4.	To approve the Company’s 2018 Stock Award Plan.

Advisory Vote on the Compensation of our Named Executive Officers (Say-on-pay)

5.	To approve, by an advisory vote, the compensation of our named executive officers, as disclosed in this proxy statement.

Advisory Vote on the Frequency of Future Advisory Votes on Compensation (Say-on-frequency)

6.	To recommend, by an advisory vote, the frequency of future advisory votes on the compensation of our named executive officers.

Ratification of the Company’s Independent Registered Public Accounting Firm

7.	To ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

The Board of Directors recommends that you vote “FOR” each of the Class II director nominees, “FOR” holding a non-binding advisory vote on the compensation of our named executive officers every year, and “FOR” each of the other proposals listed above. For the specific vote required for the election of directors and for the approval of each of the other proposals see “What Vote is Required to Approve Each Proposal and How are Votes Counted?” below.

If any other matter is presented at the Annual Meeting, your proxy provides that your shares will be voted by the proxy holder listed in the proxy in accordance with his best judgment. At the time this Proxy Statement was first made available, we knew of no matters that needed to be acted on at the Annual Meeting, other than those discussed in this Proxy Statement.

May I Change or Revoke My Proxy?

If you give us your proxy, you may change or revoke it at any time before the Annual Meeting. You may change or revoke your proxy in any one of the following ways:

•	by signing a new proxy card with a date later than your previously delivered proxy and submitting it as instructed above;
•	by re-voting by Internet or by telephone as instructed above;
•	by notifying the Company’s Secretary in writing before the Annual Meeting that you have revoked your proxy; or
•	by attending the Annual Meeting in person and voting in person. Attending the Annual Meeting in person will not in and of itself revoke a previously submitted proxy. You must specifically request at the Annual Meeting that it be revoked.

Your most current vote, whether by telephone, Internet or proxy card is the one that will be counted.

What if I Receive More Than One Notice or Proxy Card?

You may receive more than one Notice of Annual Meeting of Stockholders or proxy card if you hold shares of our common stock, or if you hold shares of both of our common stock and preferred stock, in more than one account, which may be in registered form or held in street name. Please vote in the manner described above under “How Do I Vote?” for each account to ensure that all of your shares are voted.

Will My Shares be Voted if I Do Not Vote?

If your shares are registered in your name or if you have stock certificates, they will not be counted if you do not vote as described above under “How Do I Vote?” If your shares are held in street name and you do not provide voting instructions to the bank, broker or other nominee that holds your shares as described above, the bank, broker or other nominee that holds your shares has the authority to vote on certain matters submitted to a vote of stockholders that are “routine” items on behalf of beneficial owners who have not finished voting instructions, subject to the rules of the NYSE American concerning the transmission of proxy materials to beneficial owners and subject to any proxy voting policies and procedures of the bank or brokerage firm. For “non-routine” proposals, brokers may not vote on the proposal unless they have received voting instructions from you as the beneficial owner of your shares. To the extent that they have not received voting instructions on non-routine proposals, a bank, broker or other nominee will report such number of shares as “broker non-votes.”

The Company believes that only Proposal 7, relating to the ratification of the appointment of our independent registered public accounting firm, is considered a routine item which your bank, broker or other nominee may vote without receiving instructions from you. Therefore, we encourage you to provide voting instructions to your bank, broker or other nominee. This ensures your shares will be voted at the Annual Meeting and in the manner you desire.

The Company believes that under current NYSE American rules, banks, brokers or other nominees who have not been furnished voting instructions from their clients will not be authorized to vote on Proposals 1 through 6. Accordingly, if you hold your shares in street name it is critical that you cast your vote if you want your vote to be counted for Proposals 1 through 6.

What Vote is Required to Approve Each Proposal and How are Votes Counted?

Proposal 1: Election of Nominees to serve as the Company’s Class II Directors	The nominees for director who receive the most votes (also known as a “plurality” of the votes cast) will be elected. You may vote FOR all of the Class II Director nominees, WITHHOLD your vote from all of the Class II Director nominees or WITHHOLD your vote from any of the Class II Director nominees. Votes that are withheld will not be included in the vote tally for the election of the Class II Director nominees. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the Class II Director nominees. As a result, any shares not voted by a customer for the election of the Class II Director nominees will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

Proposal 2: Approval of Private Placement Proposal	The affirmative vote of a majority of the shares cast affirmatively or negatively for this proposal, excluding the shares of Series A and Series A-1 Preferred Stock issued pursuant to or in connection with the 2018 Private Placement as described in this proxy statement, at a meeting at which a quorum is present is required to approve, as required by and in accordance with NYSE American listing rules, the potential issuance of more than 37,565,800 shares of our common stock upon the conversion of outstanding shares of our Series A and Series A-1 Preferred Stock and the exercise of outstanding warrants. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result any shares not votes by a customer “FOR” this proposal, will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote.

Proposal 3: Amendment to the Company’s Certificate of Incorporation	The affirmative vote of a majority of the votes cast, either affirmatively or negatively (on an as-converted-to-common-for-voting-purposes basis, as described in this proxy statement), at a meeting at which a quorum is present is required to amend the Company’s Certificate of Incorporation. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result any shares not voted by a customer “FOR” this proposal, will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote.

Proposal 4: Approval of the Company’s 2018 Stock Award Plan	The affirmative vote of a majority of the votes cast, either affirmatively or negatively (on an as-converted-to-common-for-voting-purposes basis, as described in this proxy statement), at a meeting at which a quorum is present is required to approve the 2018 Stock Award Plan. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result any shares not voted by a customer “FOR” this proposal, will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote.

Proposal 5: Advisory Vote on the Compensation of our Named Executive Officers (Say-on-pay)	The affirmative vote of a majority of the votes cast, either affirmatively or negatively (on an as-converted-to-common-for-voting-purposes basis, as described in this proxy statement), at a meeting at which a quorum is present is required to approve, on an advisory basis, the compensation of our named executive officers, as described in this proxy statement. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer “FOR” this proposal, will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding executive compensation.

Proposal 6: Advisory Vote on the Frequency of Future Advisory Votes on Compensation (Say-on-frequency)	The frequency of holding an advisory vote on the compensation of our named executive officers – every year, every two years or every three years –receiving the majority of votes cast, will be the frequency approved by our stockholders (including holders of our preferred stock, on an as-converted-to-common-for-voting-purposes basis, as described in this proxy statement). Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. As a result, any shares not voted by a customer will be treated as a broker non-vote. Such broker non-votes, as well as abstentions, will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. Although the advisory vote is non-binding, the Compensation Committee and the Board of Directors will review the voting results and take them into consideration when making future decisions regarding the frequency of holding an advisory vote on the compensation of our named executive officers.

Proposal 7: Ratification of Independent Registered Public Accounting Firm	The affirmative vote of a majority of the votes cast, either affirmatively or negatively (on an as-converted-to-common-for-voting-purposes basis, as described in this proxy statement), at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018, our Audit Committee of our Board of Directors will reconsider its appointment.

Is Voting Confidential?

We will keep all the proxies, ballots and voting tabulations private. We will only let our Inspector of Elections examine these documents. Our management will not know how you voted on a specific proposal unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you provide, on the proxy card or otherwise.

Where Can I Find the Voting Results of the Annual Meeting?

The preliminary voting results will be announced at the Annual Meeting, and we will publish preliminary, or final results if available, in a Current Report on Form 8-K within four business days of the Annual Meeting. If final results are unavailable at the time we file the Form 8-K, then we will file an amended report on Form 8-K to disclose the final voting results within four business days after the final voting results are known. In addition, we are required to file on a Current Report on Form 8-K no later than the earlier of one hundred fifty calendar days after the annual meeting or sixty calendar days prior to the deadline for submission of stockholder proposals set forth on page 43 of this proxy statement under the heading “Stockholder Proposals and Nominations for Director” our decision on how frequently we will include a stockholder vote on the compensation of our named executive officers in our proxy materials.

What Are the Costs of Soliciting these Proxies?

We will pay all of the costs of soliciting these proxies. Our directors and employees may solicit proxies in person or by telephone, fax or email. We will pay these employees and directors no additional compensation for these services. We will ask banks, brokers and other institutions, nominees and fiduciaries to forward these proxy materials to their principals and to obtain authority to execute proxies. We will then reimburse them for their expenses.

What Constitutes a Quorum for the Annual Meeting?

The presence, in person or by proxy, of the holders of a majority of the voting power of all of the shares of our capital stock entitled to vote at the Annual Meeting (on an as-converted-to-common-for-voting-purposes basis, as described in this proxy statement), present in person or by proxy, is necessary to constitute a quorum at the Annual Meeting. Votes of stockholders of record who are present at the Annual Meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Attending the Annual Meeting

The Annual Meeting will be held at 9:00 a.m. EDT on Thursday, May 31, 2018 at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, PC at One Financial Center, 38th Floor, Boston, Massachusetts 02111. When you arrive at One Financial Center, signs will direct you to the appropriate meeting rooms. You need not attend the Annual Meeting in order to vote.

Householding of Annual Disclosure Documents

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement or annual report, as applicable, addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies.

We have not instituted householding for stockholders of record. However, certain brokerage firms may have instituted householding for beneficial owners of shares of our common stock held through brokerage firms. If your household has multiple accounts holding shares of our common stock, you may have already received householding notification from your broker. Please contact your broker directly if you have any questions or require additional copies of this joint proxy statement/prospectus. The broker will arrange for delivery of a separate copy of this joint proxy statement/prospectus promptly upon your request. Our stockholders may decide at any time to revoke a decision to household, and thereby receive multiple copies.

Electronic Delivery of Company Stockholder Communications

Most stockholders can elect to view or receive copies of future proxy materials over the Internet instead of receiving paper copies in the mail.

You can choose this option and save the Company the cost of producing and mailing these documents by:

•	following the instructions provided on your proxy card; or

•	following the instructions provided when you vote over the Internet at www.proxyvote.com.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of March 16, 2018 for (a) each of our directors and named executive officers, (b) all of our directors and executive officers as a group and (c) each stockholder known by us to own beneficially more than 5% of our common stock and Series A Preferred Stock. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to the securities. Shares of common stock that may be acquired by an individual or group within 60 days of March 16, 2018 pursuant to the exercise of options or warrants or the conversion of Series A Preferred Stock are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Except as indicated in footnotes to this table, we believe that the stockholders named in this table have sole voting and investment power with respect to all shares of stock shown to be beneficially owned by them based on information provided to us by these stockholders. Percentage of ownership is based on 188,772,869 shares of common stock outstanding on March 16, 2018.

Each share of our common stock is entitled to one vote on each matter considered at the Annual Meeting. Each share of our Series A Preferred Stock and Series A-1 Preferred Stock is entitled to vote on each matter considered at the Annual Meeting except the Private Placement Proposal on an as-converted-to-common stock basis determined by multiplying the number of shares of preferred stock held by such stockholder by a fraction equal to (x) $25.00, which was the per share purchase price of the Series A Preferred Stock pursuant to the securities purchase agreement executed in connection with the private placement that closed on March 16, 2018, or the 2018 Private Placement, divided by (y) $1.29, which was the closing price of our common stock on NYSE American on the day immediately prior to us entering into such securities purchase agreement.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
5%+ Stockholders:
Entities affiliated with HealthCor Partners Management, LP(1)	52,482,133	27.80%
Koninklijke Philips NV(2)	26,358,858	13.96%
HEC Master Fund, LP(3)	22,248,474	11.14%
Energy Capital, LLC and affiliates(4)	14,311,124	7.58%
Heritage Medical Systems(5)	8,083,200	4.11%
Named Executive Officers and Directors:
Mark J. Toland(6)	4,905,997	2.53%
David W. Long(7)	934,723	*
Stephen J. Lemaster(8)	206,248	*
Jeffrey C. Lightcap(9)	52,482,133	27.80%
Jeffrey G. Gold(10)	301,291	*
Campbell D. Rogers, M.D.(11)	121,306	*
Louis A. Cannon, M.D.(12)	8,425,729	4.44%
Nathan R. Harrington(13)	6,879	*
James R. Tobin(14)	—	*
Douglas L. Braunstein(15)	22,248,474	11.14%
All Current Executive Officers and Directors as a Group (9 persons)(16)	89,426,532	43.26%

*	Less than 1%

(1)	Includes (i) 17,090,941 shares directly owned by HealthCor Partners Fund, LP, (ii) 19,981,655 shares directly owned by HealthCor Hybrid Offshore Master Fund, LP and (iii) 15,409,537 shares directly owned by HealthCor Partners Fund II, LP. HealthCor Partners Management, LP is the investment manager of HealthCor Partners Fund, LP and HealthCor Partners Fund II, LP. HealthCor Partners Management, LP provides advice to its affiliate, HealthCor Management, LP, with respect to HealthCor Hybrid Offshore Master Fund, LP. Mr. Lightcap is a controlling member of HealthCor Partners Management, LP. The address for HealthCor Partners Management, LP is Carnegie Hall Tower, 152 W. 57th Street, 43rd Floor, New York, NY 10019.

(2)	The address for Koninklijke Philips NV is Attention: Chief Legal Officer, Philips Center, 16th Floor, Amstelplein 2, Amsterdam, 1096 BC, The Netherlands.

(3)	Includes 11,336,154 shares of common stock, 10,800,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 112,320 shares of common stock issuable upon the conversion of Series A-1 Preferred Stock. Hudson Executive Capital, LP is the investment manager of HEC Master Fund, LP. The address for Hudson Executive Capital, LP is 570 Lexington Avenue, 35th Floor, New York, NY 10022. HEC Master Fund, LP owns 54% of our Series A Preferred Stock.

(4)	Robert J. Smith is the sole owner of Energy Capital, LLC, Plato & Associates, LLC and Jo Cee, LLC, and as such is deemed to be the beneficial owner of all shares owned by such entities. Includes (i) 810,900 shares directly owned by Robert J. Smith, (ii) 12,185,063 shares directly owned by Energy Capital, LLC; and (iii) 1,315,161 shares directly owned by Plato & Associates, LLC. The address for Energy Capital, LLC, Plato & Associates, LLC and Jo Cee, LLC is 13650 Fiddlesticks Boulevard, Suite 202-324, Fort Myers, FL 33912.

(5)	Consists of 8,000,000 shares issuable upon conversion of Series A Preferred Stock and 83,200 shares of common stock issuable upon conversion of Series A-1 Preferred Stock. The address for Heritage Medical Systems is 318 N. Carson St. #208, Carson City, NV 89701. Heritage Medical Systems owns 40% of our Series A Preferred Stock.

(6)	Includes underlying shares issuable to Mr. Toland upon exercise of vested stock options and options that vest within 60 days of March 16, 2018. The percentage beneficially owned is based on 193,678,866 shares, which would be outstanding if Mr. Toland exercised all vested options and options that vest within 60 days of March 16, 2018.

(7)	Includes underlying shares issuable to Mr. Long upon exercise of vested stock options and options that vest within 60 days of March 16, 2018. The percentage beneficially owned is based on 189,707,592 shares, which would be outstanding if Mr. Long exercised all vested options and options that vest within 60 days of March 16, 2018.

(8)	Includes underlying shares issuable to Mr. Lemaster, our former Chief Commercial Officer, upon exercise of vested stock options and options that vest within 60 days of March 16, 2018. The percentage beneficially owned is based 188,979,117 shares, which would be outstanding if Mr. Lemaster exercised all vested options and options that vest within 60 days of March 16, 2018.

(9)	Includes (i) 17,090,941 shares directly owned by HealthCor Partners Fund, LP, (ii) 19,981,655 shares directly owned by HealthCor Hybrid Offshore Master Fund, LP, and (iii) 15,409,537 shares directly owned by HealthCor Partners Fund II, LP. Mr. Lightcap is a controlling member of HealthCor Partners Management, LP, the investment manager of HealthCor Partners Fund, LP and HealthCor Partners Fund II, LP. HealthCor Partners Management, LP provides advice to its affiliate, HealthCor Management, LP, with respect to HealthCor Hybrid Offshore Master Fund, LP.

(10)	Includes 14,586 shares owned by Mr. Gold directly, and 286,705 underlying shares issuable to Mr. Gold upon exercise of vested stock options, stock options and restricted stock units that vest within 60 days of March 16, 2018. The percentage beneficially owned is based on 189,059,574 shares, which would be outstanding if Mr. Gold exercised all vested options, and options and restricted stock units that vest within 60 days of March 16, 2018.

(11)	Includes 4,586 shares owned by Dr. Rogers directly, and 116,720 underlying shares issuable to Dr. Rogers upon exercise of vested stock options, and stock options and restricted stock units that vest within 60 days of March 16, 2018. The percentage beneficially owned is based on 188,889,589 shares, which would be outstanding if Dr. Rogers exercised all vested options, and options and restricted stock units that vest within 60 days of March 16, 2018.

(12)	Includes 7,557,436 shares of common stock, an additional 800,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 8,320 shares of common stock issuable upon conversion of Series A-1 Preferred Stock directly owned by BioStar Ventures III, L.P. Dr. Cannon is the founder and Senior Managing Director of BioStar Ventures III, L.P. and, as such, has the power to vote and dispose of the securities held of record by BioStar Ventures III, L.P. Also includes, 57,680 shares owned by Dr. Cannon directly, and 2,293 underlying shares issuable to Dr. Cannon upon vesting of restricted stock units that vest within 60 days of March 16, 2018. The percentage beneficially owned is based on 189,583,482 shares, which would be outstanding if BioStar Ventures III, L.P.’s Series A Preferred Stock and Series A-1 Preferred Stock were converted and Dr. Cannon exercised all vested options, and options and restricted stock units that vest within 60 days of March 16, 2018.

(13)	Includes 4,586 shares owned by Mr. Harrington directly, and 2,293 underlying shares issuable to Mr. Harrington upon vesting of restricted stock units that vest within 60 days of March 16, 2018. The percentage beneficially owned is based on 188,775,162 shares, which would be outstanding if Mr. Harrington exercised all vested options, and options and restricted stock units that vest within 60 days of March 16, 2018.

(14)	Mr. Tobin does not directly own any shares as of March 16, 2018, and holds no restricted stock units that vest within 60 days of March 16, 2018.

(15)	Includes 11,336,154 shares of common stock, 10,800,000 shares of common stock issuable upon conversion of Series A Preferred Stock and 112,320 shares of common stock issuable upon conversion of Series A-1 Preferred Stock directly owned by Hudson Executive Capital, LP. Mr. Braunstein is the Managing Partner of Hudson Executive and Managing Member of Management GP, and, as such, has the power to vote and dispose of the securities held of record by Hudson Executive Capital, LP. Mr. Braunstein does not directly own any shares as of March 16, 2018, and holds no options or restricted stock units that vest within 60 days of March 16, 2018. The percentage beneficially owned is based on 199,685,189 shares, which would be outstanding if Hudson Executive Capital, LP’s Series A and Series A-1 Preferred Stock were converted within 60 days of March 16, 2018.

(16)	Includes all shares directly and indirectly owned by all our current executive officers and directors and underlying shares issuable upon exercise of vested stock options, stock options and restricted stock units that vest within 60 days of March 16, 2018.

MANAGEMENT AND CORPORATE GOVERNANCE

The Board of Directors

Our bylaws provide that our business is to be managed by or under the direction of our Board of Directors. Our Board of Directors is divided into three classes for purposes of election. One class is elected at each annual meeting of stockholders to serve for a three-year term. Our Board of Directors currently consists of eight members, classified into three classes as follows:

(1)	Nathan R. Harrington, Louis A. Cannon, M.D. and Douglas L. Braunstein constitute our Class I Directors (the “Class I Directors”) with a term ending at the 2020 Annual Meeting. Pursuant to the terms of the securities purchase agreement entered into in connection with the 2018 Private Placement and the Certificate of Designation, the holders of our preferred stock, voting as a separate class, shall be entitled to elect the Class I director seat currently occupied by Douglas L. Braunstein, so long as holders of preferred stock hold at least 25% of the shares purchased under the securities purchase agreement;

(2)	Jeffrey G. Gold, Campbell D. Rogers, M.D. and James R. Tobin constitute our Class II Directors (the “Class II Directors”) with a term ending at the 2018 Annual Meeting; and

(3)	Jeffrey C. Lightcap and Mark J. Toland constitute our Class III Directors (the “Class III Directors”) with a term ending at the 2019 Annual Meeting.

On April 10, 2018 our Board of Directors accepted the recommendation of the Nominating Committee and voted to nominate Jeffrey G. Gold, Campbell D. Rogers, M.D. and James R. Tobin for election at the annual meeting for a term of three years to serve until the 2021 Annual Meeting, and until their respective successors have been elected and qualified.

Set forth below are the names of the persons nominated as directors and directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for at least the past five years, the length of their tenure as directors and the names of other public companies in which such persons hold or have held directorships during the past five years. Additionally, information about the specific experience, qualifications, attributes or skills that led to our Board of Directors’ conclusion at the time of filing of this Proxy Statement that each person listed below should serve as a director is set forth below:

Name	Age	Position with the Company
Mark J. Toland	48	Chief Executive Officer, President and Director
Jeffrey C. Lightcap(1)(2)	59	Chairman of the Board of Directors
Jeffrey G. Gold (2)(3)	70	Director Nominee
Campbell D. Rogers, M.D.(1)(3)	56	Director Nominee
Louis A. Cannon, M.D.(1)(2)(3)	59	Director
Nathan R. Harrington	49	Director
James R. Tobin	73	Director Nominee
Douglas L. Braunstein	57	Director

(1)	Member of the Compensation Committee.

(2)	Member of the Nominating and Corporate Governance Committee.

(3)	Member of the Audit Committee.

Director Independence

Our Board of Directors has reviewed the composition of our Board of Directors and independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that Jeffrey C. Lightcap, Jeffrey G. Gold, Campbell D. Rogers, M.D., Louis A. Cannon, M.D., James R. Tobin and Douglas L. Braunstein do not have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and would qualify as “independent” as that term is defined under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE American. Mark J. Toland and Nathan R. Harrington would not qualify as “independent” under the applicable rules and regulations of the SEC and the listing requirements and rules of the NYSE American. In making this determination, our Board of Directors considered the current and prior relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence.

In making such determinations, the Board of Directors considered (i) whether a director is any of the persons listed under Section 803.02(A)(2) of the NYSE American LLC Company Guide that would disqualify a director from being considered independent, and (ii) whether the director had any disclosable transaction or relationship with the Company under Item 404 of Regulation S-K of the Securities Exchange Act of 1934, as amended, which relates to transactions and relationships between directors and their affiliates, on the one hand, and the Company and its affiliates (including management), on the other. Additionally, in order to be considered an independent member of an audit committee under Rule 10A-3 of the Exchange Act, a member of an audit committee may not, other than in his capacity as a member of the audit committee, the Board of Directors, or any other committee of the Board of Directors, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the applicable company or any of its subsidiaries or otherwise be an affiliated person of the applicable company or any of its subsidiaries.

Mark J. Toland. Mark J. Toland was appointed as our President and Chief Executive Officer and a member of the Board of Directors effective March 7, 2016. On June 23, 2016, Mr. Toland was elected to serve as a Class III director until such time as he stands for election at the Company’s 2019 Annual Meeting of Stockholders. Mr. Toland joined Corindus from Boston Scientific Corporation, a global medical technology leader with a significant focus on cardiovascular solutions, where he most recently held the position of Senior Vice President, Corporate Accounts & Global Healthcare Solutions. From 1997 until joining Corindus, Mr. Toland led large divisional and corporate teams at Boston Scientific responsible for U.S. commercial sales and operations across multiple cardiovascular business segments, including Interventional Cardiology, Peripheral, Structural Heart, and Electrophysiology. Since 2015, Mr. Toland has served as a member of the Scientific Advisory Board of The International Society of Cardiovascular Translational Research, a non-profit organization founded in 2007 with a goal to expedite scientific discovery to clinical application (patients). Mr. Toland earned a B.S. in Business Administration at University of Louisville, Louisville, Kentucky.  Mr. Toland’s extensive knowledge of the cardiovascular technology space and his experience in bringing new technologies and devices to market makes him well-qualified to serve as the Company’s President and Chief Executive Officer and a director.

Jeffrey C. Lightcap. Jeffrey C. Lightcap was initially elected as a director on August 12, 2014. From March 2008 to August 12, 2014, Mr. Lightcap served as a director of Corindus, Inc. as an appointee of HealthCor, and he served as Chairman from April 12, 2012 to August 12, 2014. On June 23, 2016, Mr. Lightcap was elected to serve as a Class III director until such time as he stands for election at the Company’s 2019 Annual Meeting of Stockholders. Since October 2006, Mr. Lightcap has served as a Senior Managing Director at HealthCor Partners Management, LP, a leading growth equity investor in early and near commercial stage healthcare companies in the diagnostic, therapeutic, medtech and HCIT sectors. From 1997 to mid-2006, Mr. Lightcap was a Senior Managing Director at JLL Partners, a leading middle-market private equity firm. Prior to JLL Partners, Mr. Lightcap was a Managing Director at Merrill Lynch & Co., Inc. in charge of leverage buyout coverage for Merrill Lynch’s mergers and acquisitions group. Prior to joining Merrill Lynch, Mr. Lightcap was a Senior Vice President in the mergers and acquisitions group at Kidder, Peabody & Co. and briefly at Salomon Brothers. Mr. Lightcap currently serves as a director of the following companies: CareView Communications, Inc. (OTCQB: CRVW), a healthcare technology company; Practice Partners in HealthCare, a privately-held company specializing in management and operation of ambulatory surgical centers; Paradigm Spine, LLC, a leader in the field of non-fusion, spinal implant technology; Heartflow, a company focused on the non-invasive diagnosis of coronary artery disease; and KellBenx, Inc., a prenatal diagnostic technology company. Mr. Lightcap received a B.E. in Mechanical Engineering from the State University of New York at Stony Brook in 1981 and in 1985 received an M.B.A. from the University of Chicago. Mr. Lightcap’s experience with fundraising in the private equity market and his leadership skills exhibited throughout his career make him well-qualified to serve as one of the Company’s directors.

Jeffrey G. Gold. Jeffrey G. Gold was initially elected as a director on August 12, 2014. From February 2011 to August 12, 2014, Mr. Gold served as a director of Corindus, Inc. On June 23, 2016, Mr. Gold was elected to serve as a Class II director until such time as he stands for election at the Company’s 2018 Annual Meeting of Stockholders. From March 2014 to January 2016, Mr. Gold served as President and Chief Executive Officer for Myoscience, Inc., an innovation-driven medical technology company based in Silicon Valley, California, dedicated to establishing their proprietary platform technology, Focused Cold Therapy,™ as the preeminent treatment for conditions involving nerves. He previously served as President and Chief Executive Officer of Velomedix Inc., a venture-backed company that developed a unique technology for rapidly inducing therapeutic hypothermia in patients undergoing severe acute cardiovascular events, such as heart attack and cardiac arrest. Prior to Velomedix, Mr. Gold was a Venture Partner for Longitude Capital where he focused on investments in medical devices. From 2001 to 2005, he was the Chief Executive Officer of CryoVascular Systems, a medical device company developing treatments for peripheral vascular disease. CryoVascular was acquired by Boston Scientific Corporation in 2005. From 1997 to 2000, Mr. Gold was the Chief Operating Officer and Executive Vice President of CardioThoracic Systems (NASDAQ: CTSI), a medical device company focused on developing products to enable off-pump open-heart surgery. CTSI was acquired by Guidant Corporation. Prior to CTSI, Mr. Gold spent 18 years with Cordis Corporation, in a series of roles of increasing responsibility and scope. Cordis Corporation was acquired by Johnson & Johnson in 1996. He was co-founder and President of Cordis Endovascular Systems, the subsidiary company that initially focused on the interventional neuroradiology and peripheral markets. Mr. Gold holds an MBA from the University of Florida and a B.S. in Engineering from Northeastern University and is a graduate of GE’s Manufacturing Management Program.  Mr. Gold’s experience with medical technology companies and the venture capital market make him well-qualified to serve as one of the Company’s directors.

Campbell D. Rogers, M.D. Dr. Rogers was initially appointed as a director on February 4, 2016. On June 23, 2016, Dr. Rogers was elected to serve as a Class II director until such time as he stands for election at the Company’s 2018 Annual Meeting of Stockholders. From March 2012 to the present, Dr. Rogers has served as Chief Medical Officer of HeartFlow, Inc., a cardiovascular diagnostics company providing the first available non-invasive solution that enables physicians to more accurately evaluate significant coronary artery disease based on both anatomy and physiology. From July 2006 to March 2012, Dr. Rogers served as Chief Scientific Officer and Global Head of Research and Development at Cordis Corporation, a Johnson & Johnson subsidiary, where he was responsible for leading investments and research in cardiovascular devices. From September 2000 to July 2006, Dr. Rogers was Associate Professor of Medicine at Harvard Medical School and Director of the Cardiac Catheterization and Experimental Cardiovascular Interventional Laboratories at Brigham and Women’s Hospital with responsibility for all aspects of catheterization laboratory clinical practice, education and research. He earned an A.B. in English from Harvard College and a M.D. from Harvard Medical School. Dr. Rogers’ extensive medical expertise and vast knowledge of the cardiology space makes him well-qualified to serve as one of the Company’s directors.

Louis A. Cannon, M.D.  Dr. Cannon was initially appointed as a director on March 6, 2017 in connection with the Company’s March 2017 private placement. On June 22, 2017, Dr. Cannon was elected to serve as a Class I director until such time as he stands for election at the Company’s 2020 Annual Meeting of Stockholders. Dr. Cannon, a past Judah Volkman Scholar in Residence, is triple board certified in Internal Medicine, Cardiovascular Disease and Interventional Cardiology.  Since March 2012, Dr. Cannon has been a practicing Interventional Cardiologist for the Michigan Heart and Vascular Specialists, the Senior Program Director for the McLaren Northern Michigan Heart and Vascular Institute, and the founder and President of the Cardiac & Vascular Research Center of Northern Michigan, one of the nation’s most prominent private research centers. Bringing over two decades of clinical trial experience using cutting edge technologies to treat cardiovascular disease, Dr. Cannon is a recognized leader in cardiovascular research and development. Dr. Cannon graduated from Wright State School of Medicine in Dayton, Ohio in 1984, and completed his Interventional Cardiology fellowship at the University of Cincinnati in 1991. He is the founder and Senior Managing Director of BioStar Private Equity Fund I and BioStar Ventures Fund II and III. Dr. Cannon has served on the strategic advisory boards for Fortune 500 companies including Medtronic, Abbott Laboratories, and The Boston Scientific Corporation.  Dr. Cannon has extensive experience in the diagnosis of cardiovascular disease and is a key opinion and thought leader in the medical device cardiovascular space, which we believe makes him well-qualified to serve as a director of the Company.

Nathan R. Harrington. Mr. Harrington was elected to serve as a Class I director on June 22, 2017 until such time as he stands for election at the Company’s 2020 Annual Meeting of Stockholders. Since October 2011, Mr. Harrington has served in various Business Development roles at Philips Healthcare and, in September 2016, was appointed as Head of Business Development for Philips’ Image Guided Therapies business group. Prior to joining Philips, Mr. Harrington worked for over 8 years at Boston Scientific Corporation, a global medical technology leader with a significant focus on cardiovascular solutions, where he held positions in New Business Development for its Cardiac, Rhythm and Vascular Group and in Product Management for its Peripheral Interventions Division.   Prior to Boston Scientific Mr. Harrington spent over 6 years in Management Consulting, with a focus on healthcare and evaluating the commercial potential of emerging medical technology.  Mr. Harrington earned a B.A. from Brown University in 1990 and an MBA from Yale University in 1996. Mr. Harrington’s extensive knowledge of the cardiovascular technology space and his experience with the commercialization of both capital and disposable devices makes him well-qualified to serve as a director.

 James R. Tobin. Mr. Tobin was initially appointed as a Class II director on March 13, 2018. Mr. Tobin has served in multiple executive positions over his extensive career, building and executing operational growth strategies for large businesses across the healthcare sector. Mr. Tobin served as Chief Executive Officer for Boston Scientific from March 1999 to July 2009. Prior to joining Boston Scientific, Mr. Tobin served as President and CEO of Biogen Inc. Before joining Biogen, Mr. Tobin was President and Chief Operating Officer of Baxter International and responsible for all operations of the company. Mr. Tobin currently serves on a number of boards, including TransMedics, Inc., Oxford Immunotec Global PLC, and Globus Medical, Inc. Mr. Tobin holds an A.B. from Harvard College and an M.B.A. from Harvard Business School. Mr. Tobin’s decades of experience as a senior executive of large multinational healthcare and medical device companies, and his service as a director of Boston Scientific Corporation and numerous other medical device companies makes him well-qualified to serve as a director.

Douglas L. Braunstein. Mr. Braunstein was initially appointed as a Class I director on March 16, 2018 in connection with the 2018 Private Placement. Mr. Braunstein is the Managing Partner and Founder of Hudson Executive Capital since 2015. Previously, Mr. Braunstein served in various roles at JP Morgan Chase & Co., including as Vice Chairman from 2013 to 2015, Chief Financial Officer and member of the company’s Operating Committee from 2010 to 2012, as well as serving in a number of leadership roles in the investment bank, including as a member of the Management Committee from 2000 to 2010. Mr. Braunstein currently serves on the board of Eagle Pharmaceuticals, Inc. He is a Trustee of Cornell University. He also serves on Harvard Law School’s Dean’s Advisory Board. He is a member of the Economic Club of New York, a Board Member of the Foreign Policy Association, a member of the UJA of Greater New York’s Wall Street and Financial Services Division, and on the Board of Directors of the Gordon A. Rich Memorial Foundation.  He graduated with a B.S. from Cornell University in 1983 and a J.D. from Harvard Law School in 1986.  Mr. Braunstein’s extensive executive experience and background in investment strategy and banking as well as his strong financial background makes him well-qualified to serve as a director.

Committees of the Board of Directors and Meetings

Meetings; Meeting Attendance.

During the period from January 1, 2017 through December 31, 2017, our Board of Directors met and acted by unanimous written consent 10 times and the various committees of the Board met a total of nine times. The Board has adopted a policy under which each member makes every effort to, but is not required to, attend each annual meeting of our stockholders. Five of our six directors at the time attended our Annual Meeting of Stockholders held on June 22, 2017. No director, except for Dr. Rogers, attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal 2017. Dr. Rogers attended 67% of the total number of meetings.

Audit Committee.

Our Audit Committee consists of Jeffrey G. Gold, Campbell D. Rogers, M.D., and Louis A. Cannon, M.D. each of whom satisfies the independence requirements under NYSE American listing standards and Rule 10A-3(b)(1) of the Exchange Act. The chairperson of our Audit Committee is Mr. Gold, whom our Board of Directors has determined to be an “audit committee financial expert” as the Securities and Exchange Commission has defined that term in Item 407 of Regulation S-K. Each member of our Audit Committee can read and understand fundamental financial statements in accordance with Audit Committee requirements. In arriving at this determination, our Board of Directors has examined each Audit Committee member’s scope of experience and the nature of their employment in the corporate finance sector.

The purpose of the Audit Committee is to assist our Board of Directors with oversight of (i) the quality and integrity of our financial statements and its related internal controls over financial reporting, (ii) our legal and regulatory compliance, (iii) the independent registered public accounting firm’s qualifications and independence, and (iv) the performance of our independent registered public accounting firm. The Audit Committee’s primary function is to provide advice with respect to our financial matters and to assist our Board of Directors in fulfilling its oversight responsibilities regarding finance, accounting, and legal compliance. During 2017, the Audit Committee met five times and Mr. Gold attended five meetings, Dr. Rogers attended three meetings and Dr. Cannon attended two meetings.

A copy of the Audit Committee’s written charter is publicly available on our website at www.corindus.com.

Compensation Committee.

Our Compensation Committee consists of Jeffrey C. Lightcap, Campbell D. Rogers, M.D. and Louis A. Cannon, M.D., each of whom our Board of Directors has determined to be independent under NYSE American listing standards, a “non-employee director” as defined in Rule 16b-3 promulgated under the Exchange Act, and an “outside director” as that term is defined in Section 162(m) of the Internal Revenue Code. The chairperson of our Compensation Committee is Mr. Lightcap.

The primary purpose of our Compensation Committee is to oversee our policies relating to compensation of our executives and make recommendations to our Board of Directors, as appropriate, with respect to such policies. The goal of our policies relating to compensation is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. The Compensation Committee also administers our Amended and Restated 2014 Stock Award Plan, and will administer our 2018 Stock Award Plan if it is approved by the stockholders.

Our Compensation Committee makes the ultimate decisions regarding compensation for our Chief Executive Officer. Our Chief Executive Officer and Chief Financial Officer may from time to time attend meetings of our Compensation Committee or our Board of Directors, but will have no final decision authority with respect to compensation. Annually, our Compensation Committee will evaluate the performance of our Chief Executive Officer and determine our Chief Executive Officer’s compensation in light of the goals and objectives of our compensation program. The evaluation is reviewed with our Board of Directors without the presence of management prior to the Compensation Committee’s final determination. Decisions regarding the Chief Financial Officer’s compensation will be made by our Compensation Committee and our Board after considering recommendations from our Chief Executive Officer. Our Chief Executive Officer and reviews and recommends the compensation of our other executive officers to the Compensation Committee, subject to the approval of our Board of Directors. The Compensation Committee may consider programs and recommendations from independent compensation consultants to assist it in making its compensation determinations. During 2017, the Compensation Committee met three times and each member of the Compensation Committee attended each such meeting.

A copy of the Compensation Committee’s written charter is publicly available on our website at www.corindus.com.

Nominating and Corporate Governance Committee.

Our Nominating and Corporate Governance Committee consists of Jeffrey C. Lightcap, Jeffrey G. Gold and Louis A. Cannon, M.D., each of whom our Board of Directors has determined to be independent under NYSE American listing standards. The chairperson of our Nominating and Corporate Governance Committee is Mr. Lightcap.

The primary purposes of our Nominating and Corporate Governance Committee are to (i) identify, review and recommend qualified candidates for membership on our Board of Directors and the Board committees, (ii) develop and recommend to the Board of Directors the appropriate corporate governance principles and practices and (iii) oversee the evaluation of the Board of Directors through the annual review of the performance of the Board and its committees. During 2017, the Nominating and Corporate Governance Committee met once.

If a stockholder wishes to nominate a candidate for director who is not to be included in our proxy statement, it must follow the procedures described in our bylaws and in “Stockholder Proposals and Nominations for Director” at the end of this proxy statement.

In addition, under our current corporate governance policies, the Nominating and Corporate Governance Committee may consider candidates recommended by stockholders as well as from other sources such as other directors or officers, third party search firms or other appropriate sources. For all potential candidates, the Nominating and Corporate Governance Committee may consider all factors it deems relevant, such as a candidate’s personal integrity and sound judgment, business and professional skills and experience, independence, knowledge of the industry in which we operate, possible conflicts of interest, diversity, the extent to which the candidate would fill a present need on the Board, and concern for the long-term interests of the stockholders. In general, persons recommended by stockholders will be considered on the same basis as candidates from other sources. If a stockholder wishes to propose a candidate for consideration as a nominee by the Nominating and Corporate Governance Committee under our corporate governance policies, it should send proposals marked for the attention of the Corporate Secretary, Corindus Vascular Robotics, Inc., 309 Waverley Oaks Rd., Suite 105, Waltham, Massachusetts, 02452.

The Nominating and Corporate Governance Committee considers issues of diversity in identifying and considering nominees for director, and strives where appropriate to achieve a diverse balance of backgrounds, perspectives, experience, age, gender, ethnicity and country of citizenship on the Board of Directors and its committees.

A copy of the Nominating and Corporate Governance Committee’s written charter is publicly available on the Company’s website at www.corindus.com.

Board Leadership Structure and Role in Risk Oversight

At our 2016 Annual Meeting of Stockholders, our shareholders voted to adopt a classified board of directors pursuant to which our directors were divided into three classes with staggered terms. In order to implement the staggered board, the Class I Directors were elected for a one-year term to serve until the 2017 Annual Meeting of Stockholders, the Class II Directors were elected for a two-year term to serve until the 2018 Annual Meeting of Stockholders and the Class III Directors were elected for a three-year term to serve until the 2019 Annual Meeting of Stockholders, and in each case, until their respective successor, if any, is duly elected and qualified.

Our Board of Directors has reviewed the Company’s current leadership structure in light of the composition of our Board, our Company’s size, the nature of our business, the regulatory framework under which our Company operates, our Company’s peer group, our Company’s stockholder base, and other relevant factors. After considering these factors, our Board of Directors determined that it is in the best interest of the Company to separate the Chief Executive Officer position, currently held by Mr. Toland, from the board chair position, currently held by Mr. Lightcap. We believe having a non-executive Chairman of the Board puts our management in the best position to efficiently handle major issues facing our Company on a day-to-day and long-term basis, while ensuring that our Board of Directors remains in the best position to have independence in identifying key risks and developments facing our Company. We believe that our current leadership structure is optimal for our Company at this time.

We believe that the number of independent, experienced directors that make up our Board of Directors benefits our Company and our shareholders. All of our independent directors have demonstrated leadership in other organizations and are familiar with board of director processes.

Our management is principally responsible for defining the various risks facing our Company, formulating risk management policies and procedures, and managing our risk exposures on a day-to-day basis. Our Board of Directors’ principal responsibility in the area of risk management is to ensure that sufficient resources, with appropriate technical and managerial skills, are provided throughout our Company to identify, assess and facilitate processes and practices to address material risk and to monitor our risk management processes by informing itself concerning our material risks and evaluating whether management has reasonable controls in place to address the material risks. The involvement of our Board of Directors in reviewing our business strategy is an integral aspect of our Board of Directors’ assessment of management’s tolerance for risk and also its determination of what constitutes an appropriate level of risk for our Company.

While our full Board of Directors has overall responsibility for risk oversight, our Board of Directors may elect to delegate oversight responsibility related to certain risks to committees, which in turn would then report on the matters discussed at the committee level to our full Board of Directors. For instance, our audit committee could focus on the material risks facing our Company, including operational, market, credit, liquidity and legal risks, and our Compensation Committee could be charged with reviewing and discussing with management whether our compensation arrangements are consistent with effective controls and sound risk management.

Stockholder Communications to the Board

Generally, stockholders who have questions or concerns should contact our Investor Relations department at 508-653-3335 ext. 504 or via email at ir@corindus.com. However, any stockholders who wish to address questions regarding our business directly with our Board of Directors, or any individual director, should direct questions in writing to Corindus Vascular Robotics, Inc., 309 Waverley Oaks Road, Suite 105, Waltham, MA 02452, Attn: Corporate Secretary or via e-mail at David.Long@Corindus.com. Communications will be distributed to our Board of Directors, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communications. Items that are unrelated to the duties and responsibilities of our Board of Directors may be excluded, such as:

•	junk mail and mass mailings;

•	resumes and other forms of job inquiries;

•	surveys; or

•	solicitations or advertisements.

In addition, any material that is unduly hostile, threatening, or illegal in nature may be excluded, provided that any communication that is filtered out will be made available to any outside director upon request.

Executive Officer

The following table sets forth certain information regarding our executive officer who is not also a director.

Name	Age	Position with the Company
David W. Long	47	Chief Financial Officer, Senior Vice President, Treasurer, Secretary

David W. Long. David W. Long was initially appointed as our Chief Financial Officer, Senior Vice President, Treasurer and Secretary on August 12, 2014 and was re-elected and re-appointed to serve in the same capacities on April 30, 2015. From September 2011 to August 12, 2014, Mr. Long served as Chief Financial Officer and Vice President of Administration of Corindus, Inc. Prior to joining Corindus, Inc., Mr. Long served in positions as Vice President of Finance and Division Controller at Thermo Fisher Scientific Corporation from September 2004 to September 2011. Mr. Long earned his B.S. in Business Administration from the University of Massachusetts Lowell and his Masters in Government Administration from the University of Pennsylvania.

COMPENSATION DISCUSSION AND ANALYSIS

The primary objectives of the Compensation Committee of our Board of Directors with respect to executive compensation are to attract, retain, and motivate the best possible executive talent. The focus is to tie short and long-term cash and equity incentives to achievement of measurable corporate and individual performance objectives, and to align executives’ incentives with stockholder value creation. To achieve these objectives, the Compensation Committee has maintained, and expects to further implement, compensation plans that tie a substantial portion of executives’ overall compensation to our commercial, and operational performance.

Our practice has been and will continue to be to combine the components of our executive compensation program to align compensation with measures that correlate with the creation of long-term stockholder value and to achieve a total compensation level appropriate for our size and corporate performance. In pursuing this, we offer an opportunity for income in the event of successful corporate financial performance, matched with the prospect of less compensation in the absence of successful corporate financial performance. Our philosophy is to make a greater percentage of an employee’s compensation based on Company performance as he or she becomes more senior, with a significant portion of the compensation of our executive officers based on the achievement of Company performance goals because the performance of these officers is more likely to have a direct impact on our achievement of strategic and financial goals that are most likely to affect stockholder value. At the same time, our Board of Directors believes that we must attract and retain high-caliber executives, and therefore must offer a mixture of fixed and incentive compensation at levels that are attractive in light of the competitive market for senior executive talent.

Historically, our Board of Directors has reviewed the total compensation of our executive officers and the mix of components used to compensate those officers on an annual basis. In determining the total amount and mix of compensation components, our Board of Directors strives to create incentives and rewards for performance consistent with our short- and long-term Company objectives. Our Board of Directors relies on its judgment about each individual rather than employing a formulaic approach to compensation decisions. Our Board of Directors has not assigned a fixed weighting among each of the compensation components. Our Board of Directors assesses each executive officer’s overall contribution to our business, scope of responsibilities, and historical compensation and performance to determine annual compensation. In making compensation decisions, our Board takes into account input from our board members and our Chief Executive Officer based on their experiences with other companies.

Management develops our compensation plans by utilizing publicly available compensation data for national and regional companies in the medical and surgical devises industry. We believe that the practices of this group of companies provide us with appropriate compensation benchmarks, because these companies have similar organizational structures and tend to compete with us for executives and other employees.

We work within the framework of this pay-for-performance philosophy to determine each component of an executive’s initial compensation package based on numerous factors, including:

●	the individual’s particular background and circumstances, including training and prior relevant work experience;

●	the individual’s role with us and the compensation paid to similar persons in the companies represented in the compensation data that we review;

●	the demand for individuals with the individual’s specific expertise and experience at the time of hire;

●	performance goals and other expectations for the position;

●	comparison to other executives within our Company having similar levels of expertise and experience; and

●	uniqueness of industry skills.

The Compensation Committee has implemented an annual performance management program, under which annual performance goals are determined and set forth at the beginning of each calendar year for the corporation as a whole, each corporate department, and each individual employee. Annual corporate goals are proposed by management and approved by the Board of Directors at the end of each calendar year for the following year. These corporate goals target the achievement of specific strategic and operational milestones. Annual department and individual goals focus on contributions which facilitate the achievement of the corporate goals and are set during the first quarter of each calendar year. Department goals are proposed by each department head and approved by the Chief Executive Officer. Generally, individual goals are proposed by each employee and approved by his or her direct supervisor. The Chief Executive Officer approves the goals proposed by our other executive officers. The Chief Executive Officer’s goals are approved by the Compensation Committee of the Board. Annual salary increases, annual bonuses, and annual stock option awards granted to our employees are tied to the achievement of these corporate, department, and each individual’s performance goals.

During the first calendar quarter, our Company procedure is to evaluate individual, department, and corporate performance against the written goals for the recently completed year. Consistent with our compensation philosophy, each employee’s evaluation begins with a written self-assessment, which is submitted to the employee’s supervisor. The supervisor then prepares a written evaluation based on the employee’s self-assessment, the supervisor’s own evaluation of the employee’s performance, and input from others within the Company. This process leads to a recommendation for annual employee salary increases. Annual stock option awards, and bonuses, if any, are then reviewed by the Compensation Committee. Our executive officers, other than the Chief Executive Officer, submit their self-assessments to the Chief Executive Officer, who performs the individual evaluations and submits recommendations to the Compensation Committee for salary increases, bonuses, and stock option awards. In the case of the Chief Executive Officer, his individual performance evaluation is conducted by the Compensation Committee, which determines his compensation changes and awards. For all employees, including our executive officers, annual base salary increases, annual stock option awards, and annual bonuses, to the extent granted, are implemented during the first calendar quarter of the year.

Compensation Components

The components of our compensation package are as follows:

Base Salary: Base salaries for our executives are established based on the scope of their responsibilities and their prior relevant background, training, and experience, taking into account market compensation data we review for similar positions and the overall market demand for such executives at the time of hire. An executive’s base salary is also evaluated together with other components of the executive’s other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Base salaries are reviewed annually as part of our performance management program and increased for merit reasons, based on the executive’s success in meeting or exceeding individual performance objectives and an assessment of whether significant corporate goals were achieved. Additionally, we adjust base salaries as warranted throughout the year for promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Mr. Toland is our Chief Executive Officer and President. Effective March 7, 2016, the Company and Mr. Toland entered into an employment agreement. Mr. Toland’s employment is voluntary and he is free to terminate his employment at any time subject to the provisions provided therein. We are free to terminate Mr. Toland’s employment at any time, with or without cause, subject to the provisions provided therein. The terms of the employment agreement provide for Mr. Toland to receive an annual base salary of $400,000 subject to annual review for adjustments as determined by the Board. This was determined through negotiations with the Company and was determined to be in line with chief executive officer compensation for similarly situated companies.

Mr. Long is our Chief Financial Officer, Senior Vice President, Secretary and Treasurer. On May 22, 2015, the Company and Mr. Long entered into an employment agreement. Mr. Long’s employment is voluntary and he is free to terminate his employment at any time subject to the provisions provided therein. We are free to terminate Mr. Long’s employment at any time, with or without cause subject to the provisions provided therein.  The terms of the employment agreement provide for Mr. Long to receive an annual base salary, subject to annual review for adjustments as determined by the Board. This was determined through negotiations with the Company and was determined to be in line with chief financial officer compensation for similarly situated companies. Mr. Long’s annual base salary for fiscal 2017 was increased to $308,962, based on Mr. Long’s performance as measured against corporate and individual goals for 2017.

Mr. Lemaster was our Chief Commercial Officer. On October 10, 2016, the Company and Mr. Lemaster entered into an employment agreement, which provides for Mr. Lemaster to receive an annual base salary of $300,000 subject to annual review for adjustments as determined by the Board. This was determined through negotiations with the Company and was determined to be in line with chief commercial officer compensation for similarly situated companies. Effective February 20, 2018, Mr. Lemaster became Senior Vice President and General Manager of the Peripheral Intervention department of the Company and ceased serving as our Chief Commercial Officer.

Annual Bonus: Our compensation program includes eligibility for an annual performance-based cash bonus in the case of all executives and certain senior, non-executive employees. The amount of the cash bonus depends on the level of achievement of the stated corporate, department, and individual performance goals, with a target bonus generally set as a percentage of base salary. Currently, our two current executive officers, Mr. Toland and Mr. Long, are eligible for annual performance-based cash bonuses with a target amount of 50% of their base salaries, as set forth in their employment agreements. For fiscal 2018, the Compensation Committee has set Mr. Toland’s target amount at 75% of his base salary. In its discretion, the Compensation Committee may, however, award bonus payments to our executives above or below the target amounts specified in their respective employment agreements based on Company and individual performance.

Mr. Toland is eligible for a bonus payment of up to 50% (or such higher percentage set by the Board) of his annual base salary for the year immediately preceding payment of such bonus based on achievement of Company and individual performance objectives. For the 2017 fiscal year, based on the achievement of corporate and individual performance goals, Mr. Toland received a bonus award of $162,500, which was calculated based on achievement of the Company’s goals and Mr. Toland’s contribution toward achieving those goals, including positive results in the areas of the launch of the CorPath GRX, the establishment of key partnerships and the growth in system placement.

Mr. Long is eligible for an annual bonus payment of up to 50% (or such higher percentage set by the Board) of his annual base salary for the year immediately preceding payment of such bonus based on achievement of Company and individual performance objectives. For the 2017 fiscal year, Mr. Long received a bonus award of $125,500, which was calculated based on achievement of the Company’s goals and Mr. Long’s contribution toward achieving those goals, including successful completion of Company financings.

Mr. Lemaster was eligible for an annual bonus payment of up to 25% (or such higher percentage set by the Board) of his annual base salary for the year immediately preceding payment of such bonus based on achievement of Company and individual performance objectives. Based on those Company and individual performance objectives, for the fiscal year 2017, Mr. Lemaster received a bonus award of $12,000. In addition, Mr. Lemaster received commissions in the amount of $122,000 with respect to fiscal 2017.

Long-Term Incentives: We believe that long-term performance is achieved through an ownership culture that encourages long-term participation by our executive officers in equity-based awards. Our Amended and Restated 2014 Stock Award Plan allows the grant to executive officers of stock options, restricted stock units, and other equity-based awards. We typically make an initial equity award of stock options to new executive officers and, as deemed appropriate to achieve the objectives of our overall compensation program, annual equity grants. Annual grants of options to all of our employees are approved by the Compensation Committee, and all equity awards to our executive officers are approved by the Compensation Committee.

Initial stock option awards: Executives who join us are awarded initial stock option grants. The amount of the initial stock option award is determined based on the executive’s position with us and an overall review of the competitive market for executive talent. The initial stock option awards are intended to provide the executive with incentive to build value in the organization over an extended period of time. The amount of the initial stock option award is also reviewed in light of the executive’s base salary and other compensation to ensure that the executive’s total compensation is in line with our overall compensation philosophy.

Mr. Toland, our Chief Executive Officer, was granted a number of options which vest based on either continued service to the Company or performance criteria established to further align his compensation with Company performance in recognition of the more direct impact he is likely to have on the achievement of our strategic and financial goals. On March 7, 2016, pursuant to his employment agreement, Mr. Toland was granted an initial stock option to purchase 7,136,049 shares of common stock. The underlying shares vest as follows: 25% vest on the first anniversary date of this option with the balance vesting in equal monthly installments over the following 36 months. In addition, Mr. Toland was granted six performance-based stock options. Two options, which each provided for the purchase of 297,335 shares, vested on December 1, 2016 based on the Board’s determination that Mr. Toland had achieved the required performance criteria, which was his relocation to the Boston area and the recruitment and hiring of a senior leadership team. On May 17, 2017, options to purchase 297,335 shares vested upon the Board’s determination that Mr. Toland achieved the required performance criteria, which was the capital raise of any combination of debt and/or equity of at least $25 million. On June 30, 2017, options to purchase 297,335 shares vested upon the Board’s determination that Mr. Toland achieved the required performance criteria, which was the successful launch of CorPath GRX being deemed commercially acceptable by June 30, 2017. A performance-based stock option to purchase 297,335 shares was canceled upon the Board’s determination that Mr. Toland did not achieve the required performance criteria, which was to achieve revenues of at least $12 million for the year ended December 31, 2017. An additional performance based stock option to purchase 297,335 shares will vest upon the Board’s determination that Mr. Toland achieves the required performance criteria, which is achieving revenues of at least $35 million for the year ending December 31, 2018.

On April 12, 2012, Mr. Long was granted a Corindus, Inc. option, which in accordance with the exchange ratio in the Acquisition Agreement, was exchanged for a Company option to purchase 590,048 shares of the Company’s common stock at an exercise price of $0.55 per share.

On October 10, 2016, pursuant to Mr. Lemaster’s employment agreement, Mr. Lemaster was granted an option to purchase 550,000 shares of the Company’s common stock at an exercise price of $1.18 per share.

Annual stock option awards: Our practice is to make annual stock option awards as part of our overall performance management program. The Compensation Committee believes that stock options provide management with a strong link to long-term corporate performance and the creation of stockholder value. As is the case when the amounts of base salary and initial equity awards are determined, a review of all components of the executive’s compensation is conducted when determining annual equity awards to ensure that an executive’s total compensation conforms to our overall philosophy and objectives. High performing employees are granted options based on target grant levels for each employee category, with the higher ranked employees being eligible for a higher target grant. In 2017, Mr. Long received an annual stock option award to purchase 100,000 shares of common stock based on his key contributions to the Company’s performance in 2017, especially with respect to his contributions to the successful completion of the Company’s financing in 2017.

Other Compensation: We maintain broad-based benefits and perquisites that are provided to all employees, including health insurance, life and disability insurance, dental insurance, and a 401(k) plan. In particular circumstances, we also utilize cash signing bonuses and provide for reimbursement of relocation expenses when certain executives and senior non-executives join us. Such cash signing bonuses are typically repayable in full to the Company if the employee recipient voluntarily terminates employment with us prior to the first anniversary of the date of hire. Whether a signing bonus is paid and the amount thereof is determined on a case-by-case basis under the specific hiring circumstances. For example, we will consider paying signing bonuses to compensate for amounts forfeited by an executive upon terminating prior employment, to assist with relocation expenses, and/or to create additional incentive for an executive to join our Company in a position where there is high market demand.

Termination Based Compensation:

Severance: Mr. Toland and Mr. Long, either have or had employment arrangements that provide that they are eligible to receive severance payments and benefits upon an involuntary termination of employment, whether or not in connection with a change in control of our Company. We believe that this protection serves to encourage continued attention and dedication to duties without distraction arising from the possibility of a change in control, and provides the business with a smooth transition in the event of such a termination of employment in connection with a transaction. These severance and change in control arrangement are designed to keep our named executive officers in these key positions as we compete for talented executives in the marketplace where such protections are commonly offered. For a detailed description of the severance provisions contained in our named executive officers’ post-employment arrangements, see “Termination and Severance Arrangements Upon Termination” below.

Upon termination of employment, Mr. Toland and Mr. Long are entitled to receive severance payments under their employment agreements. In determining whether to approve and setting the terms of such severance arrangements, the Compensation Committee recognizes that executives, especially highly ranked executives, often face challenges securing new employment following termination. We believe that our executive officers and severance packages are generally in line with severance packages offered to executive officers of the companies of similar size to us represented in the compensation data we review.

Acceleration of vesting of equity-based awards: Each of Mr. Toland’s, Mr. Long’s and Mr. Lemaster’s remaining unvested option shares will become fully vested upon a Change in Control (as defined in the Company’s Amended and Restated Stock Award Plan). Any other equity awards issued to Mr. Long will provide for full vesting if the employment terminates (whether by the Company without “cause” or by Mr. Long for “good reason” as both terms are defined in Mr. Long’s employment agreement) within 12 months following a Change in Control. These change in control arrangements were determined through negotiations with the Company and we believe they are appropriate in light of the challenges often faced by highly ranked executives in securing new employment following termination in the event of a Change in Control.

Compensation Risk Management Disclosure

As part of its responsibility to set appropriate executive compensation, the Compensation Committee annually considers balance in the compensation program and its impact on the Company’s risk management profile. Specifically, in 2017, the Compensation Committee considered whether the mix of performance-based pay, the performance metrics and the degree of difficulty of the performance goals was sufficient to encourage management to strive for strong performance without encouraging risk taking beyond established risk parameters. These factors include: an effective balance between the cash and equity mix and short and long-term focus, the use of multiple performance metrics for annual incentive programs and independent committee oversight of the compensation programs.

After discussing all such matters, the Compensation Committee determined that in relation to 2017, the Company’s compensation program is appropriately structured and does not motivate individuals or groups to take risks that are reasonably likely to have a material adverse effect on the Company.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of our Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K, which appears elsewhere in this proxy statement, with our management. Based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in our proxy statement.

Members of the Corindus Vascular Robotics, Inc. Compensation Committee

Jeffrey C. Lightcap, Chairman Campbell D. Rogers, M.D Louis A. Cannon, M.D.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

The following table summarizes the compensation earned in each of our fiscal years ended December 31, 2017, 2016, and 2015 by our named executive officers, which includes our Chief Executive Officer, our Chief Financial Officer and our former Chief Commercial Officer. The following table includes the dollar value of base salaries, bonus awards, stock options granted and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

We refer to the executive officers listed below as the Named Executive Officers.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus Award ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)	Total ($)
Mark J. Toland(3)	2017	400,000	—	—	162,500	39,000	601,500
Chief Executive Officer and President	2016 2015	327,000 —	— —	5,970,000 —	131,000 —	73,000 —	6,501,000 —
David W. Long(4)	2017	306,500	—	63,000	125,500	35,500	530,500
Chief Financial Officer and Sr. Vice President	2016 2015	286,000 275,000	— 50,000	74,000 —	118,000 —	35,000 32,000	513,000 357,000
Stephen J. Lemaster(5)	2017	287,500	—	—	134,000	40,000	461,500
Former Chief Commercial Officer	2016 2015	69,000 —	— —	341,000 —	35,000 —	11,000 —	456,000 —

(1)	The valuation methodology used to determine the fair value of the options granted during the year was the Black-Scholes Model. A discussion of the assumptions used in determining grant date fair value may be found in Notes 2 and 9 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)	Amount relates to the year in which the compensation was earned. For Mr. Lemaster, the 2017 amount includes $122,000 of commissions earned and $12,000 in bonus and the 2016 amount consists of commissions earned.

(3)	For 2017, All Other Compensation includes $11,000 for 401(k) contributions and $28,000 for health insurance premiums paid by the Company on Mr. Toland’s behalf.

(4)	For 2017, All Other Compensation includes $7,500 for 401(k) contributions and $28,000 for health insurance premiums paid by the Company on Mr. Long’s behalf.

(5)	For 2017, All Other Compensation includes $40,000 for health insurance premiums paid by the Company on Mr. Lemaster’s behalf. Mr. Lemaster is the Company’s former Chief Commercial Officer.

2017 Fiscal Year Grants of Plan-Based Awards

The following table shows information regarding grants of non-equity incentive plan awards and grants of equity awards that we made during the fiscal year ended December 31, 2017 to each of our executive officers named in the Summary Compensation Table.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option
Name	Grant Date	Target($)	Maximum($)	Options (#)	($/Sh)(1)	Awards(2)

Mark J. Toland	—	$200,000	$300,000	—	—	—

David W. Long	—	$150,000	$232,000	—	—	—
	04/07/17	—	—	100,000	$1.17	$63,000

Stephen J. Lemaster	—	$75,000	$112,000	—	—	—

(1)	The Company’s Amended and Restated 2014 Stock Award Plan (the “Plan”) provides that the exercise price shall be determined by using the fair market value of the Company’s common stock, which is defined under the Plan as the closing price of the Company’s common stock on the NYSE American on the grant date.

(2)	The valuation methodology used to determine the fair value of the options granted during the year was the Black-Scholes Model. A discussion of the assumptions used in determining grant date fair value may be found in Notes 2 and 9 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

Narrative Disclosure to Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements with our Executive Officers

Employment Agreement with our Chief Executive Officer and President

Mr. Toland is our Chief Executive Officer and President. Effective March 7, 2016, the Company and Mr. Toland entered into an employment agreement. Mr. Toland’s employment is voluntary and he is free to terminate his employment at any time subject to the provisions provided therein. We are free to terminate Mr. Toland’s employment at any time, with or without cause, subject to the provisions provided therein.

The terms of the employment agreement provide for Mr. Toland to receive an annual base salary of $400,000 subject to annual review for adjustments as determined by the Board. Mr. Toland is eligible for a bonus payment of up to 50% (or such higher percentage set by the Board) of his annual base salary for the year immediately preceding payment of such bonus based on achievement of performance objectives determined by the Compensation Committee and the Board. Any bonus award is to be paid on or before March 15 of the fiscal year following the fiscal year in which the bonus was earned, and conditioned upon his employment with the Company at the end of the immediately preceding fiscal year. For the 2016 fiscal year, Mr. Toland was eligible for a prorated bonus and on December 1, 2016, our Compensation Committee approved a prorated bonus to Mr. Toland of $131,000. In February 2018, our Compensation Committee approved a bonus to Mr. Toland of $162,500 for fiscal 2017.

On March 7, 2016, pursuant to his employment agreement, Mr. Toland was granted an initial stock option and performance-based stock options as follows:

a)	An initial stock option dated March 7, 2016 to purchase 7,136,049 shares of the common stock at an exercise price of $1.46 per share. The underlying shares vest as follows: 25% vest on the first anniversary date of the option with the balance to vest in equal monthly installments over the following 36 months.

b)	Performance-based stock options granted in 2016 with respect to 1,189,340 shares of common stock have vested based on the Board’s determination that Mr. Toland achieved the required performance criteria.

c)	A performance-based stock option dated December 1, 2016 to purchase 297,335 shares of the Company’s common stock at an exercise price of $0.70 per share. All of the underlying shares were canceled upon the Board’s determination that Mr. Toland did not achieve the required performance criteria, which was to achieve revenues of at least $12 million for the year ending December 31, 2017.

d)	A performance-based stock option dated December 1, 2016 to purchase 297,335 shares of the Company’s common stock at an exercise price of $0.70 per share. The underlying shares will vest upon the Board’s determination that Mr. Toland achieves the required performance criteria, which is achieving revenues of at least $35 million for the year ending December 31, 2018.

In addition to containing typical provisions for fringe benefits, Mr. Toland’s employment agreement contains non-competition and non-solicitation covenants, which provide that while employed and for the 12-month period following the termination of employment, Mr. Toland will not compete with the Company and its subsidiaries or solicit employees or customers of the Company or its subsidiaries.

Employment Agreement with our Chief Financial Officer

Mr. Long is our Chief Financial Officer, Senior Vice President, Secretary and Treasurer. On May 22, 2015, the Company and Mr. Long entered into an employment agreement. Mr. Long is free to terminate his employment at any time subject to the provisions provided therein. We are free to terminate Mr. Long’s employment at any time, with or without cause subject to the provisions provided therein.

The terms of the employment agreement provide for Mr. Long to receive an annual base salary of $275,000 subject to annual review for adjustments as determined by the Board. Mr. Long’s annual base salary for fiscal 2017 was increased to $308,962. Mr. Long is eligible for an annual bonus payment of up to 50% (or such higher percentage set by the Board) of his annual base salary for the year immediately preceding payment of such bonus based on achievement of performance objectives contained in an annual board-approved plan. Any bonus award is to be paid on or before March 15 of the fiscal year following the fiscal year in which the bonus was earned. In January 2018, our Compensation Committee approved a bonus award to Mr. Long of $125,500 for fiscal 2017.

On April 12, 2012, Mr. Long was granted a Corindus, Inc. option, which in accordance with the exchange ratio in the Acquisition Agreement, was exchanged for a Company option to purchase 590,048 shares of the Company’s common stock at an exercise price of $0.55 per share. The underlying shares are fully vested as follows: 25% vested on September 5, 2012, the first anniversary of Mr. Long’s employment date, with the balance vesting in equal monthly installments over the following 36 months. On June 24, 2014, Mr. Long was granted a Corindus, Inc. option, which in accordance with the share exchange ratio in the Acquisition Agreement, was exchanged for a Company option to purchase 285,773 shares of the Company’s common stock at an exercise price of $0.75 per share. The underlying shares vest as follows: 25% vest on the first anniversary date of the option with the balance to vest in equal monthly installments over the following 36 months. In June 2014, Mr. Long received a discretionary management award of $10,000 related to his contributions associated with the closing of the Company’s debt financing activities. On February 11, 2015, our Compensation Committee approved the 2014 incentive compensation award to Mr. Long of $22,098. On January 22, 2016, our Compensation Committee approved the 2015 incentive compensation award to Mr. Long of $50,000. On June 23, 2016, Mr. Long was granted an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $1.46 per share. The underlying share vest as follows: 25% vest on the first anniversary date of the option with the balance to vest in equal monthly installments over the following 36 months.  On April 7, 2017, Mr. Long was granted 100,000 shares of the Company’s common stock at an exercise price of $1.07 per share. 25% of the underlying shares vest on the first anniversary of the option, with the balance of the underlying shares to vest in equal monthly installments over the following 36 months.

In addition to containing typical provisions for fringe benefits, Mr. Long’s employment agreement contains non-competition and non-solicitation covenants, which provide that while employed and for the 18-month period following the termination of employment, Mr. Long will not compete with the Company and its subsidiaries or solicit employees or customers of the Company or its subsidiaries.

Employment Agreement with our former Chief Commercial Officer

Mr. Lemaster was our Chief Commercial Officer. Effective February 20, 2018, Mr. Lemaster became Senior Vice President and General Manager of the Peripheral Intervention department of the Company and ceased serving as our Chief Commercial Officer. On October 10, 2016, the Company and Mr. Lemaster entered into an employment agreement. Mr. Lemaster’s employment is voluntary and he is free to terminate his employment at any time subject to the provisions provided therein. We are free to terminate Mr. Lemaster’s employment at any time, with or without cause subject to the provisions provided therein.

The terms of Mr. Lemaster’s employment agreement provide for an annual base salary of $300,000 subject to annual review for adjustments as determined by the Board. Mr. Lemaster is eligible for an annual bonus payment of up to 25% (or such higher percentage set by the Board) of his annual base salary for the year immediately preceding payment of such bonus based on achievement of performance objectives contained in an annual board-approved plan. Any bonus award is to be paid on or before March 15 of the fiscal year following the fiscal year in which the bonus was earned. Mr. Lemaster received a bonus award of $12,000 for fiscal 2017.

Pursuant to the terms of the employment agreement, Mr. Lemaster is eligible to participate in the Company’s variable compensation plan, with an annual target of $150,000 based on 100% completion of the goals and objectives established by the Company. The Company guaranteed variable income at 70% ($105,000) to target for the first twelve months of Mr. Lemaster’s employment paid in equal installments in the next pay cycle following the end of the month and contingent upon completion of quarterly objectives mutually agreed upon by him and the Company’s Chief Executive Officer.

On October 10, 2016, pursuant to Mr. Lemaster’s employment agreement, Mr. Lemaster was granted an option to purchase 550,000 shares of the Company’s common stock at an exercise price of $1.18 per share. The underlying shares vest as follows: 25% vest on the first anniversary date of the option with the balance to vest in equal monthly installments over the following 36 months.

In addition to containing typical provisions for fringe benefits, Mr. Lemaster’s employment agreement contains non-competition and non-solicitation covenants, which provide that while employed and for the 12-month period following the termination of employment, Mr. Lemaster will not compete with the Company and its subsidiaries or solicit employees or customers of the Company or its subsidiaries.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes the aggregate stock and option awards held by our Named Executive Officers as of December 31, 2017.

Name	Number of securities underlying unexercised options (#) exercisable		Number of securities underlying unexercised options (#) unexercisable		Equity Incentive Plan Awards: number of securities underlying unexercised unearned options	Option exercise price ($)	Option expiration date
Mark J. Toland	3,419,332	(1)	4,014,052		—	$1.46	03/06/26
Chief Executive Officer and President	892,005	(2)	—		297,335	$0.70	11/30/26

David W. Long	590,048	(3)	—		—	$0.55	09/04/21
Chief Financial Officer, Sr. Vice President	250,033	(4)	35,940		—	$0.75	06/04/24
	37,498	(5)	62,502		—	$1.46	06/23/26
	—		100,000	(6)	—	$1.17	04/06/27

Stephen J. Lemaster	160,416	(7)	389,584		—	$1.18	10/10/26
Former Chief Commercial Officer

(1)	An aggregate of 297,335 underlying shares vested on December 1, 2016, an aggregate of 1,784,012 underlying shares vested on March 7, 2017, and an aggregate of 1,337,985 underlying shares vested monthly from April 30, 2017 through December 31, 2017. An aggregate of 148,665 underlying shares vest monthly from January 31, 2018 through February 29, 2020, and 148,762 underlying shares vest on March 7, 2020.

(2)	An aggregate of 297,335 underlying shares vested on December 1, 2016, an aggregate of 297,335 underlying shares vested on March 31, 2017, and an aggregate of 297,335 shares vested on June 30, 2017. The remaining 297,335 underlying shares are performance-based and will vest upon the Board’s determination that Mr. Toland achieves the required performance criteria for a designated milestone with a milestone measurement date of December 31, 2018.

(3)	All 590,048 underlying shares became fully vested on September 30, 2015.

(4)	An aggregate of 71,443 underlying shares vested on June 5, 2015 and an aggregate of 178,590 underlying shares vested monthly from July 31, 2015 through December 31, 2017. An aggregate of 5,953 underlying shares vest monthly from January 31, 2018 through May 31, 2018, and 5,975 underlying shares vest on June 5, 2018.

(5)	An aggregate of 25,000 underlying shares vested on June 23, 2017, and an aggregate of 12,498 underlying shares vested monthly from July 31, 2017 through December 31, 2017. An aggregate of 2,083 underlying shares vest monthly from January 31, 2018 through May 31, 2020, and 2,093 underlying shares vest on June 23, 2020.

(6)	An aggregate of 25,000 underlying shares vest on April 7, 2018 and an aggregate of 2,083 underlying shares vest monthly from May 31, 2018 through March 31, 2021, and 2,095 underlying shares vest on April 7, 2021.

(7)	An aggregate of 137,500 underlying shares vested on October 10, 2017, and an aggregate of 22,916 underlying shares vested monthly from November 20, 2017 through December 31, 2017. An aggregate of 11,458 underlying shares vest monthly from January 31, 2018 through September 30, 2020, and 11,470 underlying shares vest on October 10, 2020.

Option Exercises And Stock Vested in 2017

None of our executive officers named in the Summary Compensation Table exercised options during the fiscal year ended December 31, 2017.

Pension Benefits

We do not offer any defined benefit pension plans for any of our employees. We do have a 401(k) plan in which our employees may participate.

NonQualified Deferred Compensation

We do not offer any deferred compensation plans for any of our executive officers.

Termination and Severance Arrangements Upon Termination

We have employment agreements with our executive officers as described above. The arrangements reflected in these employment agreements are designed to encourage the executive officers’ full attention and dedication to our Company currently and, in the event of any proposed change of control, provide these officers with individual financial security.

The employment agreement for Mr. Toland may be terminated at the election of either the executive or the Company with no less than a 30-day written notice of termination. Mr. Toland may be immediately terminated by the Company for “cause” and he may terminate his employment for “good reason” (as defined in Mr. Toland’s employment agreement) In the event that Mr. Toland’s employment is involuntarily terminated by the Company without cause or terminated by Mr. Toland for “good reason” (as defined in Mr. Toland’s employment agreement) but in the absence of a change in control, he will receive (a) his base salary and benefits for a period of 12 months, (b) monthly payments towards COBRA coverage for the executive and his dependents for up to 12 months, (c) payment of one-twelfth of the amount of annual bonus accrued on the Company’s books and records as of the end of the immediately precedent calendar quarter for 12 months, (d) in the event that his employment is terminated by the Company without cause, all outstanding unvested options shall automatically be forfeited and he shall have 90 days to exercise all vested options, and (e) in the event that he resigns for good reason, all outstanding unvested options shall vest in full and he shall have 90 days to exercise all vested options, each conditioned on his execution of a standard form of release of the Company from any claims against the Company within 30 days of the date of his employment termination and continued compliance with non-competition and non-solicitation covenants.

The employment agreement for Mr. Long may be terminated at the election of either the executive or the Company with no less than a 30-day written notice of termination. Mr. Long may be immediately terminated by the Company for “cause” (as defined in Mr. Long’s employment agreement)and he may terminate his employment for “good reason” (as defined in Mr. Long’s employment agreement). In the event that Mr. Long’s employment is involuntarily terminated by the Company without cause or terminated by Mr. Long for good reason, but in the absence of a control in control, he will receive (a) his base salary and benefits for a period of 12 months, (b) monthly payments toward COBRA coverage for the executive and the dependents for up to 12 months, and (c) payment of one-twelfth of the amount of annual bonus accrued on the Company’s books and records as of the end of the immediately preceding calendar quarter for twelve months, each conditioned on his execution of a standard form of release of the Company from any claims against the Company within 30 days of the date of his employment termination and continued compliance with non-competition and non-solicitation covenants.

The employment agreement for Mr. Lemaster may be terminated at the election of either the executive or the Company with no less than a 30-day written notice of termination. Mr. Lemaster may be immediately terminated by the Company for “cause” (as defined in Mr. Lemaster’s employment agreement). In the event that Mr. Lemaster’s employment is involuntarily terminated by the Company without cause, but in the absence of a change in control, he will receive (a) all accrued but unpaid base salary through the date of employment termination and (b) any unpaid or unreimbursed expenses, each conditioned on his execution of a standard for of release of the Company from any claims against the Company within 30 days of the date of his employment termination and continued compliance with non-competition and non-solicitation covenants.

Severance Arrangements Upon Change of Control

If within 12 months following a Change in Control, Mr. Toland is terminated by the Company without cause or he resigns for good reason, the Company shall provide, in lieu of the payments and benefits set forth above, the following payments and benefits: (a) his base salary and benefits for a period of 12 months, (b) monthly payments towards COBRA coverage for the executive and his dependents for up to 12 months, (c) payment of one-twelfth of the amount of annual bonus accrued on the Company’s books and records as of the end of the immediately precedent calendar quarter for 12 months. In addition, upon a Change In Control and (d) all of the executive’s outstanding unvested stock options will automatically vest and the executive will have 90 days to exercise all vested options.

Each of Mr. Long’s and Mr. Lemaster’s remaining unvested option shares will become fully vested upon a Change in Control (as defined in the employment agreements). Any other equity awards issued to Mr. Long will provide for full vesting if the employment terminates (whether by the Company without “cause” or by each executive officer for “good reason”) within 12 months following a Change in Control (as defined in his employment agreement).

All payments under the employment agreements and otherwise shall be subject to claw-back policies that may be established by the Company from time to time.

Potential Payments Upon Termination

The following tables set forth the amounts payable upon a termination of employment or a change of control of the Company, assuming such events occurred on December 31, 2017 with respect to each of our Named Executive Officers.

Mark J. Toland

Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	For Good Reason or After Change in Control Termination without Cause		Change in Control
Base Salary	$400,000	$400,000		—
Non-Equity Incentive Plan Compensation	$162,500	$162,500		—
Medical Benefits	$28,000	$28,000		—
Acceleration of Stock Options	—	$2,996,000	(1)	$2,996,000
Total:	$590,500	$3,586,500		$2,966,000

David W. Long

Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	For Good Reason or After Change in Control Termination without Cause		Change in Control
Base Salary	$309,000	$309,000		—
Non-Equity Incentive Plan Compensation	$125,500	$125,500		—
Medical Benefits	$28,000	$28,000		—
Acceleration of Stock Options	—	$105,000	(1)	$105,000
Total:	$462,500	$567,500		$105,000

Stephen J. Lemaster

Benefits and Payments Upon Termination	Involuntary Not for Cause Termination	For Good Reason or After Change in Control Termination without Cause	Change in Control
Base Salary	—	—	—
Non-Equity Incentive Plan Compensation	—	—	—
Medical Benefits	—	—	—
Acceleration of Stock Options	—	—	$235,000
Total:	—	—	$235,000

(1)	These options became fully vested upon a Change in Control.

Director Compensation

On May 18, 2015, our Board of Directors adopted a non-employee director compensation policy, as amended on October 1, 2016 and further amended on April 7, 2017 and December 15, 2017, pursuant to which we compensate non-employee directors (“Outside Directors”) with a combination of cash and equity. Our Chairman of the Board, Jeffrey C. Lightcap, has elected to waive his allocated director compensation. Each such Outside Director receives an annual cash retainer of $20,000 for such service, paid quarterly. The policy also provides that we compensate members of our Board of Directors for service on our committees, in each case paid on a quarterly basis, as follows:

●	The chairman of our Board of Directors is to receive an annual cash retainer of $8,000 for such service;

●	The chairman of our Audit Committee receives an annual cash retainer of $8,000 for such service;

●	The chairman of our Compensation Committee receives an annual cash retainer of $6,000 for such service;

●	The chairman of our Nominating and Corporate Governance Committee receives an annual cash retainer of $4,000 for such service;

●	Each member of our Audit Committee (not serving as Chairman thereof) receives an annual cash retainer of $4,000 for such service;

●	Each member of our Compensation Committee (not serving as Chairman thereof) receives an annual cash retainer of $2,000 for such service; and

●	Each member of our Nominating and Corporate Governance Committee (not serving as Chairman thereof) receives an annual cash retainer of $2,000 for such service.

Each Outside Director continuing in service on our Board shall, pursuant to the Company’s Amended and Restated 2014 Stock Award Plan, be granted a number of restricted stock units each year at the annual meeting of the Board coincident with or immediately following the Company’s Annual Meeting of Stockholders having an aggregate fair market value equal to $40,000, determined by dividing $40,000 by the closing price of a share of common stock on the grant date. The restricted stock units shall become vested and exercisable in full on the one year anniversary of the grant date, vesting in four successive equal quarterly installments provided that the Outsider Director has not experienced a termination of service prior to the applicable vesting date. These restricted stock units shall vest in full upon a Change in Control (as defined in the 2014 Plan).

Each Outside Director shall also make an annual election indicating whether his or her cash retainer(s) will be paid in cash or in shares of common stock. If the retainer is paid in common stock, the director shall receive a number of shares equal to the aggregate value of the cash retainer, determined by dividing the retainer amount by the closing price of a share of common stock on the grant date.

All common stock granted under the director compensation policy will be subject to a resale restriction ending on the earlier of the director’s termination of service or the three-year anniversary of the payment date.

The following table shows compensation paid to our directors for services rendered during the year ended December 31, 2017. The valuation methodology used to determine the fair value of the options issued during the year was the Black-Scholes Model. In addition to the compensation described below, on April 9, 2018 the Board approved an additional payment of $5,000 to Mr. Gold in recognition of the significant additional service to the Company that Mr. Gold provided following his appointment as Chairman of the Audit Committee on March 5, 2018, shortly before the filing of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017. Mr. Gold expended significant additional time and energy to ensure a smooth transition of Audit Committee chairperson at a late stage in the Company’s fiscal year 2017 audit.

Name	Year	Fees earned or paid in cash ($)	Stock awards ($)(2)	Option awards ($)(1)	Total ($)
Jeffrey G. Gold(3)	2017	22,416	7,981	15,818	46,215
Jeffrey C. Lightcap(4)	2017	—	—	—	—
Campbell D. Rogers, M.D.(5)	2017	18,750	7,981	15,818	42,549
Louis A. Cannon, M.D.(6)	2017	16,300	7,981	20,451	44,732
Nathan R. Harrington(7)	2017	7,748	7,981	15,818	31,547
John K. Bakewell(8)	2017	9,642	13,951	—	23,593
David R. White(9)	2017	5,000	—	—	5,000
Michael Y. Mashaal(9)	2017	—	—	—	—
Hillel Bachrach(10)	2017	3,250	—	—	3,250
Gerard Winkels(11)	2017	5,000	—	—	5,000

(1)	The valuation methodology used to determine the fair value of the options granted during the year was the Black-Scholes Model. A discussion of the assumptions used in determining grant date fair value may be found in Notes 2 and 9 of our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017.

(2)	These restricted stock units with a fair market value of $10,000 represent the incremental increase to the Company’s non-employee director annual equity award from $30,000 (the amount previously granted under the Company’s director compensation policy in the form of options) to $40,000, which is the amount under the new director compensation policy. Mr. Bakewell’s restricted stock unit award was a prorated portion of the annual $40,000 award, based on his Board appointment date of August 8, 2017.

(3)	As of December 31, 2017, Mr. Gold held 331,136 options to purchase shares of our common stock, 279,872 of which were vested, and 4,588 restricted stock units.

(4)	As of December 31, 2017, Mr. Lightcap held no options or restricted stock units.

(5)	As of December 31, 2017, Dr. Rogers held 143,651 options to purchase shares of our common stock, 109,887 of which were vested, and 4,588 restricted stock units.

(6)	As of December 31, 2017, Dr. Cannon held 32,362 options to purchase shares of our common stock, none of which were vested, and held 4,588 restricted stock units. Dr. Cannon elected to receive $2,500 of his cash compensation in shares of common stock, and $13,800 of his cash compensation in the form of options.

(7)	As of December 31, 2017, Mr. Harrington held 17,857 options to purchase shares of our common stock, none of which were vested, and held 4,588 restricted stock units.

(8)	Mr. Bakewell resigned from the Board of Directors, effective March 5, 2018 and forfeited all of his unvested restricted stock units.

(9)	Mr. White and Mr. Mashaal resigned from the Board of Directors, effective February 28, 2017. The vesting of options to purchase 61,519 shares held by Mr. White was accelerated as of his resignation date. As of December 31, 2017, Mr. White held 278,279 options to purchase shares of our common stock, all of which were vested.

(10)	Mr. Bachrach resigned from the Board of Directors, effective February 27, 2017. The vesting of options to purchase 27,272 shares held by Mr. Bachrach was accelerated as of his resignation date. As of December 31, 2017, Mr. Bachrach held 27,272 options to purchase shares of our common stock, all of which were vested.

(11)	Mr. Winkels was not nominated to stand for re-election at the Company’s 2017 Annual Meeting of Stockholders. As of December 31, 2017, Mr. Winkels held no options or restricted stock units.

Pay Ratio Disclosure

Following is a reasonable estimate, prepared under Securities and Exchange Commission rules, of the ratio of the annual total compensation of our Chief Executive Officer to the median of the annual total compensation of our other employees. We determined our median employee based on base salary, overtime pay, annual bonuses amounts, commissions, 401k contributions, medical benefits and the fair market value of options granted (annualized in the case of full- and part-time employees who joined the Company during 2017) of each of our 109 employees (excluding the Chief Executive Officer) as of December 31, 2017. The annual total compensation of our median employee (other than the Chief Executive Officer) for 2017 was $149,602. Based on the determined compensation types, our Chief Executive Officer’s annual total compensation for 2017 was $601,500. Based on the foregoing, our estimate of the ratio of the annual total compensation of our CEO to the median of the annual total compensation of all other employees was 4.02 to 1. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported above should not be used as a basis for comparison between companies.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows the number of securities to be issued upon exercise of outstanding options as of December 31, 2017.

Plan Category	Number of Securities to be issued upon exercise of outstanding options (a)	Weighted-average exercise price of outstanding options (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a)) (c)
Equity compensation plans approved by security holders	18,215,932	$1.29	3,752,598
Equity compensation plans not approved by security holders	—	—	—
Total	18,215,932	$1.29	3,752,598

As of December 31, 2017, we had the following equity securities issued and outstanding: (i) 188,764,851 shares of our common stock, (ii) options to purchase 18,215,932 shares of our common stock, (iii) 42,406 shares reserved for unvested restricted stock units and (iv) warrants to purchase 355,028 shares of our common stock.

REPORT OF AUDIT COMMITTEE

The Audit Committee of our Board of Directors, which consists entirely of directors who meet the independence and experience requirements of the NYSE American LLC, has furnished the following report:

The Audit Committee assists the Board in overseeing and monitoring the integrity of our financial reporting process, compliance with legal and regulatory requirements and the quality of internal and external audit processes. This committee’s role and responsibilities are set forth in our charter adopted by the Board, which is available on our website at www.corindus.com. This committee reviews and reassesses our charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing our overall financial reporting process, and for the appointment, compensation, retention, and oversight of the work of our independent registered public accounting firm. In fulfilling its responsibilities for the financial statements for fiscal year 2017, the Audit Committee took the following actions:

●	Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2017 with management and Ernst & Young LLP, our independent registered public accounting firm;

●	Discussed with Ernst & Young LLP the matters required to be discussed in accordance with Auditing Standard No. 1301-Communications with Audit Committees; and

●	Received written disclosures and a letter from Ernst & Young LLP regarding its independence as required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP communications with the Audit Committee and the Audit Committee further discussed with Ernst & Young LLP their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the committee determined appropriate.

Based on the Audit Committee’s review of the audited financial statements and discussions with management and Ernst & Young LLP, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC.

Members of the Corindus Vascular Robotics, Inc. Audit Committee

Jeffrey G. Gold, Chairman
Campbell D. Rogers, M.D.
Louis A. Cannon, M.D.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires directors, executive officers, and persons owning more than 10 percent of a Company’s class of equity securities registered under Section 12 of the Exchange Act to file reports on a timely basis on the initiation of their status as a reporting person and any changes with respect to their beneficial ownership of such equity securities with the SEC. Our executive officers, directors and greater than 10 percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us during or with respect to the year ended December 31, 2017, the relevant stockholders have not failed to file on a timely basis the Forms 3, 4 and 5 required by Section 16(a) of the Exchange Act, except that in March 2018 (i) each of our non-employee directors filed an amendment to the Form 4 originally reporting the grant of their restricted stock units in December 2017 to eliminate the need for future Form 4 filings when the restricted stock units periodically vest and to make certain clarifications, and (ii) Louis A. Cannon, M.D. filed a Form 4 reporting that he may be deemed to be the beneficial owner of securities held by BioStar Ventures III, L.P.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Party Transactions

Except as described below, since December 31, 2016, there has not been, nor is there currently proposed, any transaction to which we are or will be a party, in which the amount involved exceeds $120,000 and in which any of our current directors, executive officers, holders of more than 5% of any class of our voting securities or any of their respective affiliates or immediate family members, had, or will have, a direct or indirect material interest.

On March 16, 2018, we entered into a purchase agreement with multiple investors, including existing stockholders Hudson Executive Capital, L.P. (“Hudson”) and BioStar Ventures III, LP (“BioStar”), relating to the issuance and sale of shares of our preferred stock in a private placement for gross proceeds of $25.0 million, or the 2018 Private Placement. Under the terms of the transactions, we issued 1,000,000 shares of Series A Preferred Stock convertible into 20,000,000 shares of common stock at a rate of $1.25 per share. Upon the closing of the 2018 Private Placement, we also issued warrants to purchase an aggregate of 8,750,000 shares of our common stock to the investors. In connection with the transaction, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors participating in the financing, including Hudson and BioStar, requiring us to register the resale of the shares sold in the 2018 Private Placement. Under the Registration Rights Agreement, we were required to prepare and file a registration statement with the Securities and Exchange Commission (“SEC”) within 30 days of the closing of the private placement, and we are required to use commercially reasonable efforts maintain the effectiveness of the registration statement. The Registration Rights Agreement also contains piggyback registration rights in favor of the investors, including Hudson and BioStar, and customary indemnification provisions. In connection with the transaction, we, the investors in the 2018 Private Placement and certain of our other existing stockholders, including Hudson, BioStar, Koninklijke Philips NV (“Philips”) and HealthCor Partners Fund II, LP (“HealthCor”), entered into a voting agreement (“Voting Agreement”), pursuant to which the parties agreed to vote all shares of common stock owned by them in favor of a stockholder proposal providing for the issuance of all of the securities described in the purchase agreement. As of immediately prior to the closing of the 2018 Private Placement, the stockholders executing the Voting Agreement held beneficial ownership of approximately 51% of our total issued and outstanding common stock.

On February 28, 2017, we entered into a purchase agreement with multiple investors, including existing stockholders Philips and HealthCor, relating to the issuance and sale of share of our common stock in a private placement. At the closing of the private placement on March 15, 2017, we sold an aggregate of 68,055,700 shares of common stock at $0.6616 per share for an aggregate gross purchase price of approximately $45 million, before deducting offering expenses, including the sale of 7,557,436 shares of common stock, for a subscription amount of $5 million, to each of Philips and HealthCor. In connection with the private placement, we entered into a registration rights agreement (the “Registration Rights Agreement”) with the investors participating in the financing, including Philips and HealthCor, requiring us to register the resale of the shares sold in the private placement. Under the Registration Rights Agreement, we were required to prepare and file a registration statement with the SEC within 45 days of the closing of the private placement, and we are required to use commercially reasonable efforts to maintain the effectiveness of the registration statement. The Registration Rights Agreement also contains piggyback registration rights in favor of the investors, including Philips and HealthCor, and customary indemnification provisions.

Demand Registration Rights Agreements. On August 12, 2014, we entered into a demand registration rights agreement with each of Philips, HealthCor Partners Fund LP, HealthCor Hybrid Offshore Master Fund, L.P., and HealthCor Partners Fund II, LP each of which are affiliated with directors of the Company, in order to grant such shareholders registration rights with respect to their ownership of Company Shares (the “Demand Registration Rights Agreement”). Under the Demand Registration Rights Agreement, the shareholders were granted demand, piggyback and Form S-3 registration rights pursuant to terms therein, exercisable following the required one-year anniversary of Closing and subject to the terms of the Lock-Up Agreements. Pursuant to the Demand Registration Rights Agreement, we are required to use our reasonable best efforts to register common stock that are subject to a demand notice within sixty days of such demand.

Review, Approval or Ratification of Transactions with Related Persons

Pursuant to our Related Party Transaction Policy and the written charter of our Audit Committee, the Audit Committee is responsible for reviewing and approving all transactions in which we are a participant and in which any parties related to us, including our executive officers, our directors, beneficial owners of more than 5% of our securities, immediate family members of the foregoing persons and any other persons whom our Board of Directors determines may be considered related parties under Item 404 of Regulation S-K, has or will have a direct or indirect material interest.

PROPOSAL 1: ELECTION OF NOMINEES TO SERVE AS THE COMPANY’S CLASS II DIRECTORS

(Notice Item 1)

Our Certificate of Incorporation and our Bylaws provide that our business is to be managed by or under the direction of our Board of Directors. At our 2016 Annual Meeting of Stockholders, our shareholders voted to adopt a classified board of directors pursuant to which our directors were divided into three classes with staggered terms. In order to implement the staggered board, the Class I Directors were elected for a one-year term to serve until the 2017 Annual Meeting of Stockholders, the Class II Directors were elected for a two-year term to serve until the 2018 Annual Meeting of Stockholders and the Class III Directors were elected for a three-year term to serve until the 2019 Annual Meeting of Stockholders, and in each case, until their respective successor, if any, is duly elected and qualified.

Our Board of Directors currently consists of eight members in the following classes:

CLASS	DIRECTORS
I	Louis A. Cannon, M.D., Nathan R. Harrington and Douglas L. Braunstein
II	Jeffrey G. Gold, Campbell D. Rogers, M.D. and James R. Tobin
III	Jeffrey C. Lightcap and Mark J. Toland

On April 10, 2018, the Board of Directors nominated Jeffrey G. Gold, Campbell D. Rogers, M.D. and James R. Tobin as nominees for election as Class II Directors at the 2018 Annual Meeting of Stockholders. If the stockholders vote to approve Proposal I, the Class II Directors will be elected to serve for a three-year term until the 2021 Annual Meeting of Stockholders, and in either case, until a respective successor, if any, is duly elected and qualified. In the event that any nominee becomes unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in such nominee’s place. We have no reason to believe that any nominee will be unable or unwilling to serve as a director.

The nominees for director who receive the most votes (also known as a “plurality” of the vote cast) will be elected. You may vote FOR all of the Class II Director nominees, WITHHOLD your vote from all of the Class II Director nominees or WITHHOLD your vote from any of the Class II Director nominees. Unless authority to vote for any of the nominees is withheld, the shares represented by the enclosed proxy will be voted FOR the election of Jeffrey G. Gold, Campbell D. Rogers, M.D. and James R. Tobin as Class II Directors. Votes that are withheld will not be included in the vote tally for the election of the Class II Director nominees. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the election of the Class II Director nominees. As a result, any shares not voted by a customer for the Class II Director nominees will be treated as a broker non-vote. Such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF JEFFERY G. GOLD, CAMPBELL D. ROGERS, M.D. AND JAMES R. TOBIN AS CLASS II DIRECTORS OF THE COMPANY.

PROPOSAL 2: APPROVAL OF PRIVATE PLACEMENT PROPOSAL

(Notice Item 2)

Overview

On March 16, 2018, we issued and sold an aggregate of 1,000,000 shares of Series A Convertible Preferred Stock (the “Series A Preferred Stock”) and warrants (the “Warrants”) to purchase 8,750,000 shares of common stock for aggregate gross proceeds of $25,000,000 to a select group of existing and new investors (the “Investors”) in a private placement pursuant (the “2018 Private Placement”) pursuant to a securities purchase agreement (the “Purchase Agreement”). Our Board determined that the 2018 Private Placement was advisable and in our best interest and in the best interest of our stockholders, in order for us to have available capital for general corporate purposes including global commercialization of the CorPath GRX System.

Each share of Series A Preferred Stock is convertible into shares of our common stock at any time and from time to time, at the option of the holder, into a number of shares of common stock equal to the quotient of (x) the sum of the aggregate stated value of those shares of Series A Preferred Stock being converted divided by (y) the conversion price then in effect. The initial stated value of each share of Series A Preferred Stock is $25.00 and the initial conversion price is $1.25, subject to adjustments as set forth in the Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock and Series A-1 Convertible Preferred Stock (the “Certificate of Designation”). The Series A Preferred Stock is initially convertible into an aggregate of 20,000,000 shares of common stock. The Series A Preferred Stock also accrues a non-compounding dividend payable in additional shares of the Company’s Series A-1 Convertible Preferred Stock (the “Series A-1 Preferred Stock” and, together with the Series A Preferred Stock, the “Preferred Stock”), at the rate of 12% per annum, subject to reduction in the event certain milestones are achieved, whether or not declared by the Board of Directors of the Company. The initial conversion price of the Series A-1 Preferred Stock is also $1.25 per share. The Warrants have an exercise price equal to $1.40 per share of common stock.

Because our common stock is listed on the NYSE American, we are subject to NYSE American’s listing rules. NYSE American LLC Company Guide Section 713(a)(ii) requires stockholder approval prior to an issuance of securities in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of additional shares of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock outstanding before the issuance for a price that is less than the greater of book or market value of the stock on the date the issuer enters into a binding agreement for the issuance of such securities. The Certificate of Designation and Warrants contain mechanisms that would prevent us from issuing, upon conversion of the Preferred Stock into common stock and upon exercise of the Warrants into common stock, a number of shares of common stock which would exceed 37,565,800 shares of our common stock (19.9% of the number of shares of common stock outstanding on the trading day immediately preceding the date of the Purchase Agreement), unless we obtain the stockholder approval required by the NYSE American LLC Company Guide.

In light of the indeterminable amount of shares of Series A-1 Preferred Stock issuable as dividends on the Series A Preferred Stock, which may result in the number of shares of common stock issuable upon conversion of the Preferred Stock exceeding 37,565,800, we are seeking stockholder approval for the issuance of shares of common stock in excess of 20% of the number of shares of common stock outstanding immediately prior to the execution of the Purchase Agreement (the “Excess Shares”).

Description of the Preferred Stock

A summary of the Certification of Designation and the preferences, rights and limitations of the Series A Preferred Stock and Series A-1 Preferred Stock is as follows:

Dividends. Shares of the Series A Preferred Stock will be entitled to receive non-compounding dividends in additional shares of preferred stock, at the rate of 12% per annum, subject to reduction in the event certain milestones are achieved, whether or not declared by the Board. Dividends on the Series A Preferred Stock are payable in shares of the Company’s Series A-1 Convertible Preferred Stock, par value $0.0001 per share, equal to the quotient of (x) the dividend amount divided by (y) the applicable conversion price. The dividend rate may be reduced to (i) 8.00% in the event we achieve at least $50.0 million of revenue, other than any one-time license or similar fees, for any period of twelve consecutive months, or (ii) 6.00% if the common stock trading price exceeds $3.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date hereof) for a period of 90 consecutive trading days (a “Trading Price Dividend Rate Adjustment”); provided that in the event the dividend rate is reduced to 8.00% pursuant to clause (i) before the occurrence of a Trading Price Dividend Rate Adjustment, the dividend rate shall be permanently fixed at 8.00% and clause (ii) shall cease to be applicable notwithstanding any future achievement of a common stock trading price in excess of $3.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date hereof) for a period of 90 consecutive trading days.

Voting Rights. For so long as Hudson beneficially owns at least a majority of the outstanding preferred stock, the preferred stock will be entitled to vote with the shares of common stock and not as a separate class, at any annual or special meeting of our stockholders upon the following basis: each holder shall be entitled to a number of votes in respect of the shares of preferred stock owned of record by it equal to the number of shares of common stock determined by dividing the number of shares of preferred stock held by such holder by a fraction equal to (x) $25.00, which was the per share purchase price of the Series A Preferred Stock pursuant to the Purchase Agreement divided by (y) $1.29, the closing price per share of our common stock on the NYSE American on March 15, 2018, as of the record date for the determination of stockholders entitled to vote on such matters or, if no such record date is established, as of the date such vote is taken or any written consent of stockholders is solicited. For so long as at least 10% of the shares of preferred stock purchased under the Purchase Agreement remains outstanding we may not directly or indirectly (i) amend, alter, repeal or otherwise modify any provision of the Certificate of Incorporation, the Certificate of Designation or the Bylaws in a manner that would alter or change the terms or the powers, preferences, rights or privileges of the preferred stock as to affect them adversely, (ii) create (by reclassification or otherwise) or authorize any senior securities or any parity securities, or (iii) issue, or authorize for issuance, any new shares of preferred stock without the prior affirmative vote or written consent of the holders of at least a majority of the then-issued and outstanding shares of preferred stock. For so long as Hudson holds at least a majority of the outstanding shares of preferred stock, we may not directly or indirectly (a) incur or guarantee, assume or suffer to exist any indebtedness (other than permitted indebtedness), (b) sell, lease, license, assign, transfer, spin-off, split-off, close, convey, encumber, pledge or otherwise dispose of any intellectual property owned whether in a single transaction or a series of related transactions to any person(s), other than pursuant to permitted indebtedness; (c) engage in any material line of business substantially different from those lines of business conducted by or publicly contemplated to be conducted by us on the initial issuance date unless such engagement in the line of business has received the prior approval of the Board; (d) modify its corporate structure, unless such modification has received the prior approval of the Board; or (e) enter into any agreement with respect to the foregoing. In the election of our directors, for so long as the holders of preferred stock hold at least 25% of the shares of preferred stock purchased under the Purchase Agreement, the holders of the preferred stock, voting as a separate class, shall be entitled to elect by majority vote one individual to the Board.

Rank. Each share of preferred stock shall rank equally in all respects. With respect to distributions upon Liquidation (as defined below), the preferred stock rank senior to the common stock and to each other class of our capital stock existing now or hereafter created that are not specifically designated as ranking senior to the preferred stock.

Liquidation Preference. In the event of we voluntary or involuntary liquidate, dissolve or wind-up the affairs of the Company or our subsidiaries the assets of which constitute all or substantially all of the assets of the business of the Company and its subsidiaries, taken as a whole (“Liquidation”), each holder of preferred stock shall be entitled to receive liquidating distributions out of the assets of the Company legally available for distribution to its stockholders, before any payment or distribution of any assets of the Company shall be made or set apart for holders of any junior securities, including the common stock, for such holder’s shares of preferred stock in an amount equal to the greater of (i) the sum of (A) the aggregate Liquidation Preference and (B) the aggregate accrued dividends of such shares as of the date of the Liquidation (as such terms are defined in the Certificate of Designation) and (ii) the amount such holder would have received had such shares of preferred stock, immediately prior to such Liquidation, been converted into shares of common stock.

Conversion. Each holder of shares of preferred stock shall have the right (the “Conversion Right”), at any time and from time to time, at such holder’s option, to convert all or any portion of such holder’s shares of preferred stock into fully paid and non-assessable shares of common stock. Upon a holder’s election to exercise its Conversion Right, each share of preferred stock for which the Conversion Right is exercised shall be converted into such number of shares of common stock equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the Accrued Dividends on such share as of the conversion date, divided by (B) the Conversion Price of such share in effect at the time of conversion.

Forced Conversion. If (a) at any time after the original issuance date, the common stock trading price exceeds $4.00 per share (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the date hereof) for a 30 consecutive trading day period and (b) we, at our option, deliver a written notice to the holders of the preferred stock within 10 business days of the conclusion of such period, then each share of preferred stock outstanding shall be converted into such number of fully paid and non-assessable shares of common stock equal to the quotient of (A) the sum of (1) the Liquidation Preference and (2) the accrued dividends on such share, divided by (B) the conversion price of such share in effect as of the business day immediately prior to the date of our notice to the holder.

Voting Agreement

In connection with the 2018 Private Placement, and as a condition to such closing, certain of our stockholders entered into a Voting Agreement, pursuant to which such stockholders agreed to vote all shares of common stock owned by them in favor of this proposal, as more fully described above under “Related Party Transactions”. As of immediately prior to the closing of the 2018 Private Placement, the stockholders executing the Voting Agreement held beneficial ownership of approximately 51% of our total issued and outstanding common stock.

Registration Rights Agreement

In connection with the 2018 Private Placement, we entered into a Registration Rights Agreement as described above under “Related Party Transactions”.

Why We Need Stockholder Approval

Our common stock is listed on the NYSE American and we are subject to the NYSE American LLC Company Guide. NYSE American LLC Company Guide Section 713(a)(ii) requires us to obtain stockholder approval in connection with a transaction other than a public offering involving the sale, issuance or potential issuance by the issuer of additional shares of common stock (or securities convertible into or exchangeable for common stock) equal to 20% or more of the common stock outstanding before the issuance for a price that is less than the greater of book or market value of the stock on the date the issuer enters into a binding agreement for the issuance of such securities.

Impact on Current Stockholders if the Private Placement Proposal is Approved

If our stockholders approve this proposal, we will be able to issue the Excess Shares in accordance with the terms of the Certificate of Designation and Warrants. This will result in an increase in the number of shares of common stock outstanding. To the extent that any such Excess Shares are issued upon the exercise of Warrants, such issuance will have a dilutive effect on our stockholders other than the Investors in that the percentage ownership of the Company held by such current stockholders would decline as a result of the issuance of the Excess Shares to the extent that such Excess Shares are issued upon the exercise of Warrants. This means that our stockholders other than the Investors would have less ability to influence significant corporate decisions requiring stockholder approval, and that the influence of the Investors over determinations submitted to our stockholders for approval, including, but not limited to, the election of directors and the approval of corporate transactions, will increase in comparison to our other stockholders.

Issuance of the Excess Shares to the Investors, to the extent that such Excess Shares are issued upon the exercise of Warrants, could also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.

In addition, as described above under “Related Party Transactions,” we have agreed to register the securities issued in the 2018 Private Placement, which would include up to an aggregate of 40,750,000 shares of common stock, consisting of shares of common stock issuable upon the conversion of Series A and Series A-1 Preferred Stock and shares of common stock issuable upon the exercise of Warrants issued in the 2018 Private Placement. The release of such number of freely traded shares of common stock on to the market, or the perception that such shares will or could come onto the market, could have an adverse effect on the trading price of our stock.

Effect on Current Stockholders if the Private Placement Proposal is Not Approved

If stockholders do not approve this proposal, we will not be able to issue the Excess Shares upon conversion of the Preferred Stock and upon exercise of the Warrants and the Investors will be prohibited from converting their Preferred Stock or exercising their Warrants in excess of an aggregate of 37,565,800 shares of common stock. If we are unable to fulfill our obligations to the Investors under the Purchase Agreement, the Certificate of Designation or the Warrants, it is likely that the Investors and other potential investors would be unwilling to participate in any non-public capital raising efforts in the future, which would have an unfavorable impact on our capital raising efforts.

In addition, to fulfill our obligations under the Purchase Agreement, we will have to call a meeting of our stockholders every six months to seek stockholder approval of the Private Placement Proposal until we receive stockholder approval of this proposal. This would be very expensive for us, a distraction for our management and a nuisance for our stockholders. We are not seeking the approval of our stockholders to authorize our entry into the Purchase Agreement as we have already entered into the Purchase Agreement, which is a binding obligation on us. The failure to obtain our stockholders’ approval of this proposal will not negate the existing terms of the Purchase Agreement. The Purchase Agreement will remain a binding obligation of the Company.

Further Information

The terms of the Purchase Agreement, the Certificate of Designation and the Warrants are only briefly summarized above. For further information, please refer to the Purchase Agreement, Certificate of Designation and Form of Warrant included as Exhibits 10.1, 3.1 and 10.3, respectively, to the Company’s Current Report on Form 8-K filed with the SEC on March 16, 2018. The discussion herein is qualified in its entirety by reference to the filed documents.

Vote Required

Pursuant to Section 713(a)(ii) of the NYSE American LLC Company Guide, the Private Placement Proposal must be approved by a majority of the votes cast affirmatively or negatively on such proposal, and shall not include the votes of shares of Series A and Series A-1 Preferred Stock issued pursuant to or in connection with the 2018 Private Placement. Therefore, the affirmative vote of the holders of a majority of the shares of our common stock represented in person or by proxy and entitled to vote on such proposal that cast a vote for, or against such proposal is required for the approval of the Private Placement Proposal.

The Board OF DIRECTORS recommends A vote “FOR” the Private Placement Proposal.

PROPOSAL 3: AMENDMENT TO OUR CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 250,000,000 SHARES TO 350,000,000 SHARES

(Notice Item 3)

The Board of Directors has determined that it is advisable to increase our authorized common stock from 250,000,000 shares to 350,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to our Certificate of Incorporation effecting the proposed increase. The full text of the proposed amendment to the Charter is attached to this proxy statement as Appendix A.

As of March 9, 2018, approximately 188,772,869 million shares of our common stock were issued and outstanding (excluding treasury shares) and approximately an additional 20,449,270 million shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under our various stock-based plans. Accordingly, a total of approximately 40,777,861 million shares of common stock is available for future issuance.

The Board of Directors believes it continues to be in our best interest to have sufficient additional authorized but unissued shares of common stock available in order to provide flexibility for corporate action in the future. Management believes that the availability of additional authorized shares of issuance from time to time in the Board of Directors’ discretion in connection with future financings compensation pursuant to Company stock plans, possible acquisitions of other companies, investment opportunities, stock splits or dividends or for other corporate purposes is desirable in order to avoid repeated separate amendments to our Certificate of Incorporation and the delay and expense incurred in holding special meetings of the stockholders to approve such amendments. We currently have no specific understandings, arrangements or agreements with respect to any future acquisitions that would require us to issue a material amount of new shares of our common stock. However, the Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

We will not solicit further authorization by vote of the stockholders for the issuance of the additional shares of common stock proposed to be authorized, except as required by law, regulatory authorities or rules of the NYSE American or any other stock exchange on which our shares may then be listed. The issuance of additional shares of common stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. Our stockholders do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of our securities.

The affirmative vote of a majority of the votes cast, either affirmatively or negatively, at a meeting at which a quorum is present is required to approve the amendment to our Certificate of Incorporation to effect the proposed increase in our authorized shares. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the amendment. As a result, any shares not voted by a customer for the amendment will be treated as a broker non-vote. Provided that a quorum is met, such broker non-votes will have no effect on the results of this vote.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

PROPOSAL 4: APPROVAL OF THE COMPANY’S 2018 STOCK AWARD PLAN

(Notice Item 4)

General

Our Board of Directors is requesting that our stockholders approve the adoption of our 2018 Stock Award Plan (the “Plan”), which was approved by the Board of Directors on April 10, 2018 effective upon stockholder approval at the annual meeting. If this proposal is approved:

●	17,500,000 new shares of our common stock will be reserved for issuance under the Plan;

●	Our Amended and Restated 2014 Stock Award Plan (the “2014 Plan”) will be terminated;

●	up to 19,558,403 additional shares may be issued if awards outstanding under the 2014 Plan are cancelled or expire on or after the date of the annual meeting of stockholders; and

As of March 31, 2018, a total of 19,534,224 shares of our common stock represented by options granted under our 2014 Plan are reserved for issuance; 24,179 shares of restricted stock units remain outstanding; and 2,435,343 shares are available for future grants. As of March 31, 2018, 1,455,096 shares have been issued upon the exercise of options or restricted stock units granted under the 2014 Plan. As of March 31, 2018, the equity overhang, represented by (a) the sum of all outstanding stock options and other stock-based awards, plus the number of shares available for issuance pursuant to future awards under the 2014 Plan, as a percentage of (b) the sum of (i) the number of shares of our common stock outstanding as of March 31, 2018, plus (ii) the number of shares described in clause (a) above, was 10.4%. If the Plan is approved by stockholders, the equity overhang would be 16.4%.

The Plan includes the following provisions:

●	No Liberal Share Recycling: Shares that are withheld to satisfy any tax withholding obligation related to any stock award or for payment of the exercise price or purchase price of any stock award under the Plan will not again become available for issuance under the Plan.

●	No Discounted Options or Stock Appreciation Rights: Stock options and stock appreciation rights may not be granted with exercise prices lower than the fair market value of the underlying shares on the grant date except to replace equity awards due to a corporate transaction.

●	No Repricing without Stockholder Approval: Other than in connection with corporate reorganizations or restructurings, at any time when the exercise price of a stock option or strike price of a stock appreciation right is above the fair market value of a share, the Company will not, without stockholder approval, reduce the exercise price of such stock option or strike price of such stock appreciation right and will not exchange such stock option or stock appreciation right for a new award with a lower (or no) purchase price or for cash.

●	No Transferability: Equity awards generally may not be transferred, except by will or the laws of descent and distribution, unless approved by the Compensation Committee.

●	No Dividends: The Plan prohibits, for all award types, the payment of dividends or dividend equivalents before the vesting of the underlying award but permits accrual of such dividends or dividend equivalents to be paid upon vesting.

Reasons for Approval of the Plan

Our Board, the Compensation Committee and management believe that the effective use of stock-based long-term incentive compensation is vital to our ability to achieve strong performance in the future. The Plan will maintain and enhance the key policies and practices adopted by our management and Board of Directors to align employee and stockholder interests and to link compensation to Company performance. In addition, our future success depends, in large part, upon our ability to maintain a competitive position in attracting, retaining and motivating key personnel. We believe that our Plan is essential to permit our management to continue to provide long-term, equity-based incentives to present and future key employees, consultants and directors. The Board believes that the number of shares currently remaining available for issuance pursuant to future awards under the 2014 Plan (2,435,343 as of March 31, 2018) is not sufficient for future granting needs. The Board believes that if the Plan is approved by stockholders, the 17,500,000 shares available for issuance under the Plan will result in an adequate number of shares of common stock being available for future awards under the Plan until approximately May 2020.

The Plan is being submitted to you for approval at the annual meeting in order to ensure favorable federal income tax treatment for grants of incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”). Approval by our stockholders of the Plan is also required by the listing rules of the NYSE American.

Summary Description of the Plan

The following is a brief summary of the Plan. This summary is qualified in its entirety by reference to the text of the Plan, a copy of which is attached as Appendix B to this Proxy Statement.

This summary does not purport to be complete and is qualified in its entirety by reference to the text of the Plan, which is attached hereto as Appendix B.

Purpose.

The purpose of the Plan is to attract and retain key personnel and to provide a means for our current and prospective directors, officers, employees, consultants and advisors to acquire and maintain an equity interest in us, or be paid incentive compensation, which may (but need not) be measured by reference to the value of our common stock, thereby strengthening their commitment to our welfare and aligning their interests with those of our stockholders.

Administration.

The Plan is administered by the Compensation Committee of our Board of Directors, a sub-committee or other committee of our Board of Directors as may be appointed pursuant to the Plan or our Board of Directors (as applicable, the “Committee”). The Committee has the sole and plenary authority to establish the terms and conditions of any award and any amendments thereto consistent with the provisions of the Plan. The Committee is authorized to, among other things, designate participants; determine the time or times at which awards may be exercised and whether and under what circumstances an award may be exercised; interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or any award granted under, the Plan; establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee deems appropriate for the proper administration of the Plan; accelerate the vesting or exercisability of, payment for or lapse of restrictions on awards; and to make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

Eligibility.

Our employees, directors, officers, advisors or consultants are eligible to participate in the Plan. The Committee has the sole and complete authority to determine who will be granted an award under the Plan, however, it may delegate such authority to one or more of our officers under the circumstances set forth in the Plan.

Shares Available for Issuance.

The Plan provides for the issuance of up to 17,500,000 shares of our common stock plus a number of additional shares to be issued if awards outstanding under our 2014 Plan are cancelled or expire on or after the date of the annual meeting of stockholders, subject to the adjustment provisions in the Plan as described further below. No more than 17,500,000 shares may be issued upon the exercise of incentive stock options. The aggregate grant date fair value of shares to be granted to any non-employee director under the Plan in any calendar year may not exceed $100,000, (except that the forgoing shall not apply to awards made pursuant to an election by a non-employee director to receive the award in lieu of director fees). To the extent that an award expires unexercised, is canceled or forfeited, or settled in cash, the number of shares of our common stock subject to such award will become available again for grant under the Plan. Shares of our common stock that are used to pay the exercise price of an award or withheld to satisfy a participant’s tax withholding obligation will not be available for re-grant under the Plan. In addition, shares repurchased by the Company with the proceeds of the option exercise price may not be reissued under the Plan. Awards may, in the sole discretion of the Committee, be granted in assumption of, or in substitution for, outstanding awards previously granted by an entity acquired by us or with which we combine (referred to as “substitute awards”).

No award may be granted under the Plan during any suspension of the Plan or after the 10th anniversary of the date the 2018 Stock Award Plan was approved by stockholders, but awards theretofore granted may extend beyond that date.

Awards Available for Grant.

The Committee may grant awards of non-qualified stock options, incentive (qualified) stock options, stock appreciation rights, restricted stock awards, restricted stock units (“RSUs”), stock bonus awards, dividend equivalents, or performance compensation awards (including cash bonus awards) under the Plan.

Options.

The Committee may grant options to purchase shares of our common stock that are either “qualified”, meaning they are intended to satisfy the requirements of Section 422 of the Code for incentive stock options, or “non-qualified”, meaning they are not intended to satisfy the requirements of Section 422 of the Code. All stock options granted under the Plan are required to have a per share exercise price that is not less than 100% of the fair market value per share of our common stock underlying such stock options on the date the option is granted, and all stock options that are intended to qualify as incentive stock options must be granted pursuant to an award agreement expressly stating that the option is intended to qualify as an incentive stock option, and will be subject to the terms and conditions that comply with the rules as may be prescribed by Section 422 of the Code. Stock options granted under the Plan will be subject to such terms, including the exercise price and the conditions and timing of exercise, as may be determined by the Committee and specified in the applicable award agreement. The maximum term for stock options granted under the Plan will be ten years from the initial date of grant, or five years with respect to any stock options intended to qualify as incentive stock options granted to a participant who owns stock representing more than 10% of the voting power of all classes of stock of us or certain of our permitted affiliates.

Payment in respect of the exercise of an option may be made in cash or by check, by surrender of unrestricted shares (at their fair market value on the date of exercise) that have been held by the participant for any period deemed necessary by our accountants to avoid an additional compensation charge or have been purchased on the open market, or the Committee may, in its discretion and to the extent permitted by law, allow such payment to be made through a broker-assisted cashless exercise mechanism, a net exercise method or by such other method as the Committee may determine to be appropriate. Any fractional shares of common stock will be settled in cash.

Stock Appreciation Rights.

The Committee may grant stock appreciation rights (“SARs”) under the Plan. Generally, each SAR will entitle the participant upon exercise to an amount (in cash, shares or a combination of cash and shares, as determined by the Committee) equal to the product of (i) the excess of (A) the fair market value on the exercise date of one share of our common stock, over (B) the strike price per share, times (ii) the number of shares of our common stock covered by the SAR being exercised. The strike price per share of a SAR granted in tandem with an option will be the exercise price of the related option and in the case of a SAR granted independent of an option, the fair market value on the date of grant (other than in the case of SARs granted in substitution of previously granted awards). The terms of the SARs shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock.

The Committee may grant restricted stock under the Plan. Restricted stock is our common stock that generally is non-transferable and is subject to other restrictions determined by the Committee for a specified period. The terms of the restricted stock shall be subject to terms established by the Committee and reflected in the award agreement.

Restricted Stock Units.

The Committee may grant RSUs under the Plan. Generally, RSUs represent the right to receive, upon the expiration of the applicable restricted period, one share of our common stock for each RSU, or, if provided in an award agreement, in the sole discretion of the Committee, the cash value thereof (or any combination thereof). A holder of RSUs will have no rights as a stockholder until such time as the award has vested and any other applicable conditions and/or criteria have been satisfied and the shares of our common stock underlying the award have been issued to the holder. The terms of the RSUs shall be subject to terms established by the Committee and reflected in the award agreement.

Stock Bonus Awards.

The Committee is authorized to grant awards of unrestricted shares of our common stock or other awards denominated in our common stock, either alone or in tandem with other awards, under such terms and conditions as the Committee may determine.

Dividend Equivalents.

The Committee may grant dividend equivalents based on dividends declared on our common stock, to be credited as of the dividend payment dates during the period between the date an award is granted to a participant and the date such award vests, is exercised, is distributed or expires, as determined by the Committee. Such dividend equivalents will be converted to cash, additional awards or additional shares of our common stock by such formula and at such time and subject to such limitations as may be determined by the Committee.

Adjustments Upon Certain Events.

In the event of (a) any stock dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of our common stock or other securities, issuance of warrants or other rights to acquire shares of our common stock or other securities, or other similar corporate transaction or event (including, without limitation, a change in control, as defined in the Plan) that affects the shares of our common stock, or (b) unusual or nonrecurring events (including, without limitation, a change in control) affecting us, any of our affiliates, or the financial statements of us or any of our affiliate, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation, any or all of: (i) adjusting any or all (A) the number of our shares of common stock or other securities which may be delivered in respect of awards or with respect to which awards may be granted under the Plan and (B) the terms of any outstanding award, including, without limitation, (1) the number of shares of our common stock subject to outstanding awards or to which outstanding awards relate, (2) the exercise price or strike price with respect to any award or (3) any applicable performance measures; (ii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, providing for a substitution or assumption of awards, accelerating the exercisability of, lapse of restrictions on, or termination of, awards or providing for a period of time for participants to exercise outstanding awards prior to the occurrence of such event; and (iii) subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code, cancelling any one or more outstanding awards and causing to be paid to the holders, in cash, shares of our common stock, other securities or other property, or any combination, the value of such awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of our common stock received or to be received by other stockholders in such event), including without limitation, in the case of options and stock appreciation rights, a cash payment equal to the excess, if any, of the fair market value of the shares of our common stock subject to the option or stock appreciation right over the aggregate exercise price thereof, or, in the case of any outstanding restricted stock, restricted stock unit, stock bonus award, or other award denominated in our common stock, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such award or the underlying shares of our common stock subject thereto.

Effect of Change in Control.

Except to the extent otherwise provided in an award agreement or an employment agreement, in the event of a change in control (as defined in the Plan), then notwithstanding any provision of the Plan to the contrary, the Committee may provide with respect to all or any portion of the participant’s outstanding award or awards that: (a) the then outstanding options and SARs will become immediately exercisable as of a time immediately prior to the change in control; (b) the period of restriction applicable to awards will expire as of a time immediately prior to the change in control (including without limitation a waiver of any applicable performance goals); (c) performance periods in effect on the change in control will end on such date, and that a participant receive partial or full payment of awards for each performance period based upon its determination of the degree of attainment of the performance goals or by assuming that the applicable performance goals have been achieved at the applicable “target” levels of performance or on such other basis as determined by the Committee; and (d) all awards that have been previously deferred to be settled in full as soon as practicable. In addition, if an award under the Plan is subject to Section 409A of the Code, a change in control transaction may constitute a payment event only if the transaction is also a “change in control event” for purposes of Section 409A of the Code.

Nontransferability of Awards.

An award may be exercised only by a participant during the participant’s lifetime, or, if permissible under applicable law, by the participant’s legal guardian or representative. An award will not be transferable or assignable by a participant except by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance will be void and unenforceable against us or any affiliate. However, the Committee may, in its sole discretion, permit awards (other than incentive stock options) to be transferred, including transfer to a participant’s family members, any trust established solely for the benefit of participant or such participant’s family members, any partnership or limited liability company of which participant, or participant and participant’s family members, are the sole member(s), and a beneficiary to whom donations are eligible to be treated as “charitable contributions” for tax purposes.

Amendment and Termination.

Our Board of Directors may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time, except that no such amendment, alteration, suspension, discontinuation or termination may be made without stockholder approval if (i) such approval is necessary to comply with any applicable tax or regulatory requirement (including the rules or requirements of any securities exchange or inter-dealer quotation system on which our shares may be listed). In addition, any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any participant or any holder or beneficiary of any award will not to that extent be effective without such individual’s consent.

Claw-back Provisions.

All awards (including any proceeds, gains or other economic benefit actually or constructively received by the participant in respect of such awards) will be subject to the provisions of any claw-back policy implemented by us or set forth in the applicable award agreement, including without limitation, any claw-back policy adopted to comply with the requirements of applicable law, such as the Dodd-Frank Act.

Plan Duration.

The Plan will expire on May 3, 2028, and no awards may be granted after such expiration, but the terms of the Plan will continue to apply to previously granted awards. Notwithstanding the foregoing, nothing shall affect the validity of awards granted after such time if such stockholder approval has not been obtained.

Plan Benefits.

Other than option grants to our non-employee directors that may be granted in the future under our Director Compensation Policy, as it may be amended from time to time, the amounts of future grants under the Plan are not determinable as awards under the 2018 Stock Award Plan and will be granted at the sole discretion of the Compensation Committee, or other delegated persons and we cannot determine at this time either the persons who will receive awards under the 2018 Stock Award Plan or the amount or types of any such awards.

Federal Income Tax Considerations.

The material federal income tax consequences of the issuance and exercise of stock options and other awards under the Plan, based on the current provisions of the Code and regulations, are as follows. Changes to these laws could alter the tax consequences described below. This summary assumes that all awards granted under the Plan are exempt from or comply with, the rules under Section 409A of the Code related to nonqualified deferred compensation.

Incentive Stock Options.

Incentive stock options are intended to qualify for treatment under Section 422 of the Code. An incentive stock option does not result in taxable income to the optionee or deduction to us at the time it is granted or exercised, provided that no disposition is made by the optionee of the shares acquired pursuant to the option within two years after the date of grant of the option nor within one year after the date of issuance of shares to the optionee (referred to as the “ISO holding period”). However, the difference between the fair market value of the shares on the date of exercise and the option price will be an item of tax preference includible in “alternative minimum taxable income” of the optionee. Upon disposition of the shares after the expiration of the ISO holding period, the optionee will generally recognize long term capital gain or loss based on the difference between the disposition proceeds and the option price paid for the shares. If the shares are disposed of prior to the expiration of the ISO holding period, the optionee generally will recognize taxable compensation, and we will have a corresponding deduction, in the year of the disposition, equal to the excess of the fair market value of the shares on the date of exercise of the option over the option price. Any additional gain realized on the disposition will normally constitute capital gain. If the amount realized upon such a disqualifying disposition is less than fair market value of the shares on the date of exercise, the amount of compensation income will be limited to the excess of the amount realized over the optionee’s adjusted basis in the shares.

Non-Qualified Options.

Options otherwise qualifying as incentive stock options, to the extent the aggregate fair market value of shares with respect to which such options are first exercisable by an individual in any calendar year exceeds $100,000, and options designated as non-qualified options will be treated as options that are not incentive stock options. A non-qualified option ordinarily will not result in income to the optionee or deduction to us at the time of grant. The optionee will recognize compensation income at the time of exercise of such non-qualified option in an amount equal to the excess of the then value of the shares over the option price per share. Such compensation income of optionees may be subject to withholding taxes, and a deduction may then be allowable to us in an amount equal to the optionee’s compensation income. An optionee’s initial basis in shares so acquired will be the amount paid on exercise of the non-qualified option plus the amount of any corresponding compensation income. Any gain or loss as a result of a subsequent disposition of the shares so acquired will be capital gain or loss.

Stock Appreciation Rights.

No taxable income should be recognized upon the receipt or vesting of a SAR, but upon exercise of the SAR, the fair market value of the shares received, determined on the date of exercise of the SAR, or the amount of cash received in lieu of shares, will be treated as compensation taxable as ordinary income in the year of such exercise. The Company will be entitled to a deduction for compensation paid in the same amount which the recipient recognized as ordinary income.

Stock Grants.

With respect to stock grants under our Plan that result in the issuance of shares that are either not restricted as to transferability or not subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of shares received. Thus, deferral of the time of issuance will generally result in the deferral of the time the grantee will be liable for income taxes with respect to such issuance. We generally will be entitled to a deduction in an amount equal to the ordinary income recognized by the grantee. With respect to stock grants involving the issuance of shares that are restricted as to transferability and subject to a substantial risk of forfeiture, the grantee must generally recognize ordinary income equal to the fair market value of the shares received at the first time the shares become transferable or are not subject to a substantial risk of forfeiture, whichever occurs earlier. A grantee may elect to be taxed at the time of receipt of shares rather than upon lapse of restrictions on transferability or substantial risk of forfeiture, but if the grantee subsequently forfeits such shares, the grantee would not be entitled to any tax deduction, including as a capital loss, for the value of the shares

Restricted Stock Units.

Participants generally will not recognize taxable income at the time of the grant of restricted stock units, and the Company will not be entitled to a deduction at that time. When a restricted stock unit is paid, whether in cash or common stock, the participant will have ordinary income, and the Company will be entitled to a corresponding deduction.

Dividend Equivalents.

Participants generally will not recognize taxable income at the time of the grant of the dividend equivalents, and the Company will not be entitled to a deduction at that time. When a dividend equivalent is paid, the participant will recognize ordinary income, and the Company will be entitled to a corresponding deduction.

The affirmative vote of a majority of the votes cast, either affirmatively or negatively, at a meeting at which a quorum is present is required to approve the Company’s 2018 Stock Award Plan. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. Brokerage firms do not have authority to vote customers’ unvoted shares held by the firms in street name for the amendment. As a result, any shares not voted by a customer for the amendment will be treated as a broker non-vote. Provided that a quorum is met, such broker non-votes will have no effect on the results of this vote.

New Plan Benefits

No grants have been issued with respect to the shares to be reserved for issuance under the Plan, and the amounts of future grants under the Plan are not determinable, as awards under the Plan will be granted at the discretion of the Board of Directors or the Compensation Committee or other delegated persons; provided, however, that awards will be automatically granted under the Plan to our Non-Employee Directors as described under “Director Compensation” beginning on Page 23. In addition, the Board of Directors intends to grant a performance-based option to purchase common stock to our CEO on the date of the Annual Meeting, subject to the approval of the Plan by the stockholders. While this option has not yet been granted, the Board of Directors intends that the option will vest in four, equal installments, upon the Company achieving certain stock price milestones, with the intent of further aligning the goals and objectives of the CEO with those of our stockholders. Based on a closing price of our common stock of $1.27 on April 11, 2018, it is expected that one quarter of the CEO option would vest if the closing price of our common stock meets or exceeds $2.15, $3.00, $3.85, and $4.75, respectively, for a period of at least 20 consecutive trading days during the three-year period following the date of grant. Based on the April 11, 2018 closing common stock price of $1.27, we would expect the CEO option to provide for the purchase of between approximately 6,000,000 and 7,000,000 shares of common stock, with the number of shares underlying the option increasing if the price of our common stock increases prior to the grant date and decreasing if the price of our common stock decreases prior to the grant date. The CEO option and its terms are subject to approval by the Board of Directors and the terms of any related award agreement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE

APPROVAL OF THE 2018 STOCK AWARD PLAN.

PROPOSAL 5: ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT (SAY-ON-PAY)

(Notice Item 5)

We are seeking your advisory vote as required by Section 14A of the Securities Exchange Act of 1934, as amended, on the approval of the compensation of our Named Executive Officers as described in the Compensation Discussion and Analysis, the compensation tables and related material contained in this proxy statement. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding executive compensation. The Board of Directors has determined to hold an advisory vote to approve the compensation of our Named Executive Officers annually, and has recommended that the stockholders vote to approve, on an advisory basis, the frequency of holding a vote on the compensation of our Named Executive Officers every year. The next such advisory vote would occur at the 2019 Annual Meeting of Stockholders.

Our compensation philosophy is designed to align each executive’s compensation with the Company’s short-term and long-term performance and to provide the compensation and incentives needed to attract, motivate and retain key executives who are crucial to our long-term success. Consistent with this philosophy, a significant portion of the total compensation opportunity for each of our executives is directly related to performance factors that measure our progress against the goals of our strategic and operating plans, as well as our performance against that of our peer companies.

Stockholders are urged to read the Compensation Discussion and Analysis section of this proxy statement, which discusses how our compensation policies and procedures implement our compensation philosophy. The Compensation Committee and the Board of Directors believe that these policies and procedures are effective in implementing our compensation philosophy and in achieving its goals.

In accordance with the rules adopted by the SEC, the following resolution, commonly known as a “say-on-pay” vote, is being submitted for a stockholder vote at the 2018 Annual Meeting:

“RESOLVED, that the compensation paid to the Named Executive Officers of Corindus Vascular Robotics, Inc., as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the compensation tables and the related material disclosed in this proxy statement, is hereby APPROVED.”

The affirmative vote of majority of the votes cast is required to approve, on an advisory basis, this resolution.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE COMPENSATION OF OUR NAMED
EXECUTIVE OFFICERS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH
APPROVAL UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY.

PROPOSAL 6: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON COMPENSATION (SAY-ON-FREQUENCY)

(Notice Item 6)

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our Named Executive Officers. In particular, we are asking whether the advisory vote on the compensation of our Named Executive Officers (Notice Item 4) should occur every year, every two years or every three years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our Named Executive Officers to our stockholders.

The Compensation Committee, board of directors and management believe that it is appropriate and in our best interests for our stockholders to vote in favor of an annual advisory vote on the compensation of our Named Executive Officers. This is consistent with our policy of giving stockholders the opportunity to voice concerns with management or our board of directors. An annual advisory vote will give the board of directors, the Compensation Committee and management more timely feedback from the stockholders to allow us to evaluate and adjust, when we consider appropriate, the compensation of our Named Executive Officers. In addition, stockholders should note that because the advisory vote on executive compensation occurs well after the beginning of the compensation year, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

Conversely, waiting for a say-on-pay vote once every two or three years may allow an unpopular pay practice to continue too long without timely feedback.

The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The affirmative vote of a majority of the shares voted for this proposal – every year, every two years or every three years – will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our Named Executive Officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF HOLDING A VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS EVERY YEAR, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR OF SUCH FREQUENCY UNLESS A STOCKHOLDER INDICATES OTHERWISE ON THE PROXY CARD.

PROPOSAL 7: RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

(Notice Item 7)

The Audit Committee has appointed Ernst & Young LLP, or EY, as our independent registered public accounting firm, to audit our financial statements for the fiscal year ending December 31, 2018. EY has been serving as the independent registered public accounting firm of Corindus, Inc. since September 2010 and of the Company since 2014, and audited the Company’s financial statements for the fiscal years ended December 31, 2017, 2016, 2015 and 2014 and the statements of operations, changes in stockholders’ deficit and cash flows for each of the years then ended.

The Board of Directors proposes that the stockholders ratify this appointment. We expect that representatives of EY will be present at the annual meeting, will be able to make a statement if they so desire, and will be available to respond to appropriate questions.

In deciding to appoint EY, the Audit Committee reviewed auditor independence issues and existing commercial relationships with EY and concluded that EY has no commercial relationship with the Company that would impair its independence for the fiscal year ending December 31, 2018.

The following table presents fees (in thousands) for professional audit services rendered by Ernst & Young LLP, our independent registered public accounting firm, for the audit of our financial statements for the years ended December 31, 2017 and December 31, 2016, and fees billed for other services rendered by Ernst & Young LLP during those periods.

	2017	2016
Audit fees:(1)	$1,021	$537
Audit related fees:(2)	—	—
Tax fees:(3)	—	—
All other fees:(4)	—	2
Total	$1,021	$539

(1)	Audit fees consist of fees incurred for professional services rendered for the audit of consolidated financial statements, for review of our interim consolidated financial statements, for review of our interim consolidated financial statements including our quarterly reports on Form 10-Q and for services that are normally provided in connection with regulatory filings.

(2)	Audit-related fees consist of fees billed for professional services that are reasonably related to the performance of the audit or review of our consolidated financial statements but are not reported under “Audit fees.”

(3)	Tax fees consist of fees billed for professional services related to tax compliance, tax planning and tax advice.

(4)	All other fees consist of fees billed for all other services.

The percentage of services set forth above in the categories audit related fees, tax fees, and all other fees, that were approved by the Audit Committee pursuant to Rule 2-021(c)(7)(i)(C) (relating to the approval of a de minimis amount of non-audit services after the fact but before completion of the audit), was 100%.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-audit Services

Consistent with SEC policies regarding auditor independence, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of our independent registered public accounting firm. In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm.

Prior to engagement of an independent registered public accounting firm for the next year’s audit, management will submit an aggregate of services expected to be rendered during that year for each of four categories of services to the Audit Committee for approval.

1.       Audit services include audit work performed in the preparation of financial statements, as well as work that generally only an independent registered public accounting firm can reasonably be expected to provide, including comfort letters, statutory audits, and attest services and consultation regarding financial accounting and/or reporting standards.

2.       Audit-Related services are for assurance and related services that are traditionally performed by an independent registered public accounting firm, including due diligence related to mergers and acquisitions, employee benefit plan audits, and special procedures required to meet certain regulatory requirements.

3.       Tax services include all services performed by an independent registered public accounting firm’s tax personnel except those services specifically related to the audit of the financial statements, and includes fees in the areas of tax compliance, tax planning, and tax advice.

4.       Other Fees are those associated with services not captured in the other categories. The Company generally does not request such services from our independent registered public accounting firm.

Prior to engagement, our Audit Committee pre-approves these services by category of service. The fees are budgeted and the Audit Committee requires our independent registered public accounting firm and management to report actual fees versus the budget periodically throughout the year by category of service. During the year, circumstances may arise when it may become necessary to engage our independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, our Audit Committee requires specific pre-approval before engaging our independent registered public accounting firm.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

The affirmative vote of a majority of the votes cast, either affirmatively or negatively, at a meeting at which a quorum is present is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the results of this vote. Brokerage firms have authority to vote customers’ unvoted shares held by the firms in street name on this proposal. If a broker does not exercise this authority, such broker non-votes will have no effect on the results of this vote. We are not required to obtain the approval of our stockholders to appoint our independent registered public accounting firm. However, if our stockholders do not ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for 2018, our Audit Committee of our Board of Directors will reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” RATIFICATION OF THE APPOINTMENT OF
ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

CODE OF CONDUCT AND ETHICS

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, executive officers and employees. This code is intended to focus the members of the Board of Directors and each executive officer and employee on areas of ethical risk, provide guidance to directors, executive officers and employees to help them recognize and deal with ethical issues, provide mechanisms to report unethical conduct, and help foster a culture of honesty and accountability. All members of the Board of Directors and all executive officers and employees are required to sign this code and may be required to certify their compliance with the code on an annual basis.

Code of Ethics for Financial Executives

We have adopted a Code of Ethics applicable to all of our financial executives and any other senior officer with financial oversight responsibilities. This code governs the professional and ethical conduct of our financial executives, and directs that they (i) act with honesty and integrity, (ii) provide information that is accurate, complete, objective, relevant, and timely, (iii) comply with federal, state, and local rules and regulations, (iv) act in good faith with due care, competence, and diligence and (v) respect the confidentiality of information acquired in the course of their work and not use the information acquired for personal gain. All of our financial executives are required to sign this code on an annual basis.

Insider Trading Policy

We have adopted an Insider Trading Policy applicable to all directors, officers and employees. Insider trading generally refers to the buying or selling of a security in breach of a fiduciary duty or other relationship of trust and confidence while in possession of material, non-public information about the security. Insider trading violations may also include ‘tipping’ such information, securities trading by the person ‘tipped,’ and securities trading by those who misappropriate such information. The scope of insider trading violations can be wide reaching. As such, our Insider Trading Policy outlines the definitions of insider trading, what constitutes material, non-public information and the potential penalties and sanctions. Illegal insider trading is against our policy as such trading can cause significant harm to our reputation for integrity and ethical conduct. Individuals who fail to comply with the requirements of the policy are subject to disciplinary action, at our sole discretion, including dismissal for cause. All members of our Board of Directors, all executive officers, all employees at or above the level of vice president and all accounting personnel are required to ratify the terms of this policy on an annual basis.

Other Policies

We have also adopted a Whistleblower Policy and Related Party Transactions Policy

All of the Company’s codes of conduct and ethics are publicly available and posted on our website at www.corindus.com and are also available to stockholders without charge, upon request, in writing to the Corporate Secretary at Corindus Vascular Robotics, Inc., 309 Waverley Oaks Rd., Suite 105, Waltham, Massachusetts, 02452. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our directors, principal executive and financial officers will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting or the issuance of a press release of such amendments or waivers is then permitted by the rules of the NYSE American.

OTHER MATTERS

Our Board of Directors knows of no other business which will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies will be voted in accordance with the judgment of the persons named therein.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

To be considered for inclusion in the proxy statement relating to our 2019 Annual Meeting of Stockholders, we must receive stockholder proposals by January 1, 2019. To be considered for presentation at the 2019 Annual Meeting, although not necessarily included in the proxy statement, proposals (including director nominations that are not requested to be included in our proxy statement) must be received no earlier than January 31, 2019 and no later than March 2, 2019. However, if the date of the annual meeting is more than 30 days earlier or more than 30 days later than such anniversary date, notice must be received no earlier than 120 days and not later than (i) 90 days prior such annual meeting or (ii) ten calendar days following the date on which public disclosure of the date of the meeting is first made. These proposals must comply with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement. Proposals that are not received in a timely manner will not be voted on at the 2019 Annual Meeting. If a proposal is received on time, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the SEC. Stockholders are advised to review our Certificate of Incorporation and Bylaws which also specify requirements as to the form and content of a stockholder’s notice. All stockholder proposals should be marked for the attention of Corporate Secretary, Corindus Vascular Robotics, Inc., 309 Waverley Oaks Rd., Suite 105, Waltham, Massachusetts, 02452.

Waltham, Massachusetts

May 1, 2018

Appendix A: Amendment to Certificate of Incorporation

CERTIFICATE OF AMENDMENT OF

CERTIFICATE OF INCORPORATION OF

CORINDUS VASCULAR ROBOTICS, INC.

Pursuant to Section 242 of the

General Corporation law of the State of Delaware

It is hereby certified that:

1.       The name of the corporation (hereinafter called the “Corporation”) is Corindus Vascular Robotics, Inc. The date of filing of its Certificate of Incorporation with the Delaware Secretary of State was June 27, 2016 (the “Certificate of Incorporation”).

2.       The Certificate of Incorporation is hereby amended by deleting the first sentence of Article FOURTH A. thereof in its entirety and by substituting in lieu of said first sentence of Article FOURTH A. the following new first sentence of Article FOURTH A.:

“The total number of shares of all classes of stock which the Corporation shall have the authority to issue is 360,000,000 shares, consisting of 350,000,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) and 10,000,000 shares of preferred stock, par value $0.0001 per share (the “Preferred Stock”).”

3.       The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

Signed this ______ day of __________________, 2018.

CORINDUS VASCULAR ROBOTICS, INC.

By:
Name:	Mark J. Toland
Title:	President and Chief Executive Officer

A-1

Appendix B: 2018 Stock Award Plan

CORINDUS VASCULAR ROBOTICS, INC.

2018 Stock Award Plan

1.       Purpose. The purpose of the Corindus Vascular Robotics, Inc. 2018 Stock Award Plan is to provide a means through which the Company and its Affiliates may attract and retain key personnel and to provide a means whereby current and prospective directors, officers, employees, consultants and advisors of the Company and its Affiliates can acquire and maintain an equity interest in the Company, or be paid incentive compensation, which may (but need not) be measured by reference to the value of Common Stock, thereby strengthening their commitment to the welfare of the Company and its Affiliates and aligning their interests with those of the Company’s stockholders.

2.       Definitions. The following definitions shall be applicable throughout the Plan:

(a)       “Affiliate” “means with respect to any Person, any other Person (other than an individual) that controls, is controlled by, or is under common control with such Person. The term “control,” as used in this Plan, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise. “Controlled” and “controlling” have meanings correlative to the foregoing.

(b)       “Award” means, individually or collectively, any Incentive Stock Option, Nonqualified Stock Option, Stock Appreciation Right, Restricted Stock, Restricted Stock Unit, Stock Bonus Award, Dividend Equivalent, and Performance Compensation Award granted under the Plan.

(c)       “Award Agreement” means any agreement or other instrument (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) setting forth the terms of an Award that has been duly authorized and approved by the Committee.

(d)       “Board” means the Board of Directors of the Company.

(e)       “Cause” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or one of its Affiliates having “cause” to terminate a Participant’s employment or service, as defined in any employment or consulting agreement between the Participant and the Company or one of its Affiliates in effect at the time of such termination or (ii) in the absence of any such employment or consulting agreement (or the absence of any definition of “cause” contained therein), (A) the Participant’s engagement in misconduct that is materially injurious to the Company or its Affiliates, (B) the Participant’s continued failure to substantially perform duties as reasonably directed by the Company or the Participant’s material violation of any material rule, regulation, policy or plan for the conduct of any service provider to the Company or its Affiliates or its or their business, (C) the Participant’s repeated dishonesty in the performance of his duties to the Company or its Affiliates, or (D) the Participant’s commission of any act or acts constituting any (x) fraud against, or misappropriation or embezzlement from the Company or any of its Affiliates, (y) felony or any other crime involving moral turpitude, or (z) offense that could result in jail sentence of at least 30 days. Any determination of whether Cause exists shall be made by the Committee in its sole discretion.

(f)        “Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)       the sale or other disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any “person” or “group” (as such terms are used for purposes of Sections 13(d)(3) and 14(d)(2) of the Exchange Act) other than to an Affiliate;

(ii)       any person or group is or becomes the “beneficial owner” (as such term is used for purposes of Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than fifty percent (50%) of the total voting power of the Company’s then outstanding voting securities, including by way of merger, consolidation or otherwise; provided, however that a Change in Control shall not be deemed to occur by reason of an acquisition of the Company’s voting securities by the Company or by an employee benefit plan (or a trust forming a part thereof) maintained by the Company.

(iii)       during any period of twenty-four (24) months, individuals who, at the beginning of such period, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided, that any person becoming a director subsequent to the date hereof, whose election or nomination for election was approved by a vote of at least two-thirds (2/3) of the Incumbent Directors then on the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual initially elected or nominated as a director of the Company as a result of an actual or threatened election contest, as such terms are used in Rule 14a-12 of Regulation 14A promulgated under the Exchange Act, with respect to directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director.

In addition, if a Change in Control constitutes a payment event with respect to any Award which provides for the deferral of compensation and is subject to Section 409A of the Code, the transaction or event described in subsection (i), (ii), or (iii) with respect to such Award must also constitute a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) to the extent required by Section 409A of the Code. The Committee shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, and the date of the occurrence of such Change in Control and any incidental matters relating thereto.

(g)       “Code” means the Internal Revenue Code of 1986, as amended, and any successor thereto. Reference in the Plan to any section of the Code shall be deemed to include any regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, regulations or guidance.

(h)       “Committee” means the Compensation Committee of the Board or subcommittee thereof as may be appointed pursuant to Section 4(a), or such other committee of the Board consisting of at least two people as the Board may appoint to administer the Plan, or, if no such committee has been appointed by the Board, the Board.

(i)        “Common Stock” means the common stock, par value $0.0001 per share, of the Company (and any stock or other securities into which such common stock may be converted or into which it may be exchanged).

(j)        “Company” means Corindus Vascular Robotics, Inc., a Delaware corporation, and any successor thereto.

(k)       “Date of Grant” means the date on which the granting of an Award is authorized, or such other date as may be specified in such authorization.

(l)        “Disability” means, in the case of a particular Award, unless the applicable Award Agreement states otherwise, (i) the Company or one of its Affiliates having cause to terminate a Participant’s employment or service on account of “disability,” as defined in any employment or consulting agreement between the Participant and the Company or one of its Affiliates in effect at the time of such termination, or (ii) in the absence of any such employment or consulting agreement, the complete and permanent inability by reason of illness or accident to perform in all material respects his or her duties and responsibilities to the Company and its Affiliates. Any determination of whether Disability exists shall be made by the Committee in its sole discretion.

(m)      “Dividend Equivalent” shall mean a right to receive the equivalent value (in cash or Common Stock) of dividends paid on Common Stock, awarded under Section 10(b) of the Plan.

(n)       “Effective Date” means May 3, 2018, which was the date on which the Plan was first approved by the stockholders of the Company.

(o)       “Eligible Director” means a person who is (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act.

(p)       “Eligible Person” means any (i) individual employed by the Company or any of its Affiliates; (ii) director of the Company or any of its Affiliates; or (iii) consultant or advisor to the Company or any of its Affiliates who may be offered securities registrable on Form S-8 under the Securities Act, or any other available exemption, as applicable.

(q)       “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto. Any reference in the Plan to any section of (or rule promulgated under) the Exchange Act shall be deemed to include any rules, regulations or other interpretative guidance under such section or rule, and any amendments or successor provisions to such section, rules, regulations or guidance.

(r)        “Exercise Price” has the meaning given such term in Section 7(b) of the Plan.

(s)       “Fair Market Value” means, as of any date, the value of a share of Common Stock as determined by the Committee, in its discretion, subject to the following:

 (i)       If, on such date, Common Stock is listed on one or more established U.S. national or regional securities exchanges, the Fair Market Value of a share shall be the closing price of a share of Common Stock as quoted on such exchange constituting the primary market for the shares (or, if no such closing price is reported, the closing price on the last preceding date on which such price of Common Stock is so reported).

 (ii)       Notwithstanding clause (i) above, the Committee may, in its discretion, determine the Fair Market Value of a share of Common Stock on the basis of the opening, closing, or average of the high and low sale prices of a share of Common Stock on such date or the preceding trading day, the actual sale price of a Share, any other reasonable basis using actual transactions involving shares of Common Stock as reported on an established U.S. national or regional securities exchange, or on any other basis consistent with the requirements of Section 409A of the Code.

 (iii)       The Committee may vary its method of determining Fair Market Value as provided in this Section for purposes of different provisions under the Plan. The Committee may delegate its authority to establish Fair Market Value for purposes of determining whether sufficient consideration has been paid to exercise Options or SARs or for purposes of any other transactions involving outstanding Awards.

(t)        “Immediate Family Members” shall have the meaning set forth in Section 15(b) of the Plan.

(u)       “Incentive Stock Option” means an Option that is designated by the Committee as an incentive stock option as described in Section 422 of the Code and otherwise meets the requirements set forth in the Plan.

(v)      “Indemnifiable Person” shall have the meaning set forth in Section 4(e) of the Plan.

(w)      “Nonqualified Stock Option” means an Option that is not designated by the Committee as an Incentive Stock Option.

(x)       “Option” means an Award granted under Section 7 of the Plan.

(y)       “Option Period” has the meaning given such term in Section 7(c) of the Plan.

(z)       “Participant” means an Eligible Person who has been selected by the Committee to participate in the Plan and to receive an Award pursuant to Section 6 of the Plan.

(aa)     “Performance Compensation Award” shall mean any Award designated by the Committee as a Performance Compensation Award pursuant to Section 11 of the Plan.

(bb)    “Performance Goals” shall mean, for a Performance Period, the one or more goals established by the Committee for the Performance Period.

(cc)     “Performance Period” shall mean the one or more periods of time, as the Committee may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, a Performance Compensation Award.

(dd)    “Permitted Transferee” shall have the meaning set forth in Section 15(b) of the Plan.

(ee)     “Person” means a “person” as such term is used for purposes of 13(d) or 14(d) of the Exchange Act, or any successor section thereto.

(ff)      “Plan” means the Corindus Vascular Robotics, Inc. 2018 Stock Award Plan.

(gg)     “Restricted Period” means the period of time determined by the Committee during which an Award is subject to restrictions or, as applicable, the period of time within which performance is measured for purposes of determining whether an Award has been earned.

(hh)     “Restricted Stock” means Common Stock, subject to certain specified restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(ii)       “Restricted Stock Unit” means an unfunded and unsecured promise to deliver shares of Common Stock, cash, other securities or other property, subject to certain restrictions (including, without limitation, a requirement that the Participant remain continuously employed or provide continuous services for a specified period of time), granted under Section 9 of the Plan.

(jj)       “SAR Period” has the meaning given such term in Section 8(b) of the Plan.

(kk)     “Securities Act” means the Securities Act of 1933, as amended, and any successor thereto. Reference in the Plan to any section of the Securities Act shall be deemed to include any rules, regulations or other interpretative guidance under such section, and any amendments or successor provisions to such section, rules, regulations or guidance.

(ll)       “SEC” means the Securities and Exchange Commission.

(mm)   “Stock Appreciation Right” or “SAR” means an Award granted under Section 8 of the Plan.

(nn)     “Stock Bonus Award” means an Award granted under Section 10(a) of the Plan.

(oo)     “Strike Price” means, except as otherwise provided by the Committee in the case of Substitute Awards, (i) in the case of a SAR granted in tandem with an Option, the Exercise Price of the related Option, or (ii) in the case of a SAR granted independent of an Option, the Fair Market Value on the Date of Grant.

3.       Effective Date; Duration. The Plan shall be effective as of the Effective Date. The expiration date of the Plan, on and after which date no Awards may be granted hereunder, shall be the tenth anniversary of the Effective Date; provided, however, that such expiration shall not affect Awards then outstanding, and the terms and conditions of the Plan shall continue to apply to such Awards.

4.       Administration.

(a)       The Committee shall administer the Plan. To the extent required to comply with the provisions of Rule 16b-3 promulgated under the Exchange Act (if the Board is not acting as the Committee under the Plan) it is intended that each member of the Committee shall, at the time he takes any action with respect to an Award under the Plan, be an Eligible Director. However, the fact that a Committee member shall fail to qualify as an Eligible Director shall not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. The majority of the members of the Committee shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present or acts approved in writing by a majority of the Committee shall be deemed the acts of the Committee.

(b)       Subject to the provisions of the Plan and applicable law, the Committee shall have the sole and plenary authority, in addition to other express powers and authorizations conferred on the Committee by the Plan, to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of shares of Common Stock to be covered by, or with respect to which payments, rights, or other matters are to be calculated in connection with, Awards; (iv) determine the terms and conditions of any Award and any amendments thereto; (v) make any adjustments in the Performance Goals included in any Performance Compensation Award; (vi) determine whether, to what extent, and under what circumstances Awards may be settled or exercised in cash, shares of Common Stock, other securities, other Awards or other property, or canceled, forfeited, or suspended and the method or methods by which Awards may be settled, exercised, canceled, forfeited, or suspended; (vii) determine whether, to what extent, and under what circumstances the delivery of cash, Common Stock, other securities, other Awards or other property and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the Participant or of the Committee; (viii) interpret, administer, reconcile any inconsistency in, correct any defect in and/or supply any omission in the Plan and any instrument or agreement relating to, or Award granted under, the Plan; (ix) establish, amend, suspend, or waive any rules and regulations and appoint such agents as the Committee shall deem appropriate for the proper administration of the Plan; (x) accelerate the vesting or exercisability of, payment for or lapse of restrictions on, Awards; and (xi) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.

(c)       Except to the extent prohibited by applicable law or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded, the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Committee at any time. Without limiting the generality of the foregoing, the Committee may delegate to one or more officers of the Company or any of its Affiliates the authority to act on behalf of the Committee with respect to any matter, right, obligation, or election that is the responsibility of or that is allocated to the Committee herein, and that may be so delegated as a matter of law, except for grants of Awards to persons (i) who are non-employee members of the Board or otherwise are subject to Section 16 of the Exchange Act.

(d)       Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award or any documents evidencing Awards granted pursuant to the Plan shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive and binding upon all persons or entities, including, without limitation, the Company, any of its Affiliates, any Participant, any holder or beneficiary of any Award, and any stockholder of the Company.

(e)       No member of the Board, the Committee, delegate of the Committee or any officer, employee or agent of the Company (each such person, an “Indemnifiable Person”) shall be liable for any action taken or omitted to be taken or any determination made in good faith with respect to the Plan or any Award hereunder. Each Indemnifiable Person shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense (including attorneys’ fees) that may be imposed upon or incurred by such Indemnifiable Person in connection with or resulting from any action, suit or proceeding to which such Indemnifiable Person may be a party or in which such Indemnifiable Person may be involved by reason of any action taken or omitted to be taken under the Plan or any Award Agreement and against and from any and all amounts paid by such Indemnifiable Person with the Company’s approval, in settlement thereof, or paid by such Indemnifiable Person in satisfaction of any judgment in any such action, suit or proceeding against such Indemnifiable Person, provided, that the Company shall have the right, at its own expense, to assume and defend any such action, suit or proceeding and once the Company gives notice of its intent to assume the defense, the Company shall have sole control over such defense with counsel of the Company’s choice. The foregoing right of indemnification shall not be available to an Indemnifiable Person to the extent that a final judgment or other final adjudication (in either case not subject to further appeal) binding upon such Indemnifiable Person determines that the acts or omissions of such Indemnifiable Person giving rise to the indemnification claim resulted from such Indemnifiable Person’s fraud, gross negligence or willful criminal act or omission or that such right of indemnification is otherwise prohibited by law or by the Company’s Certificate of Incorporation or Bylaws. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Indemnifiable Persons may be entitled under the Company’s Certificate of Incorporation or Bylaws or as a matter of law or otherwise, or any other power that the Company may have to indemnify such Indemnifiable Persons or hold them harmless.

(f)       Notwithstanding anything to the contrary contained in the Plan, the Board may, in its sole discretion, at any time and from time to time, grant Awards and administer the Plan with respect to such Awards. In any such case, the Board shall have all the authority granted to the Committee under the Plan.

5.      Grant of Awards; Shares Subject to the Plan; Limitations.

(a)       The Committee may, from time to time, grant Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Stock Bonus Awards, Dividend Equivalents and/or Performance Compensation Awards to one or more Eligible Persons.

(b)       Subject to Section 12 of the Plan, the number of Shares which may be issued from time to time pursuant to this Plan shall be the sum of: (i) 17,500,000 shares of Common Stock and (ii) any shares of Common Stock that are represented by awards granted under the Company’s Amended and Restated 2014 Stock Award Plan that are forfeited, expire or are cancelled without delivery of shares of Common Stock or which result in the forfeiture of shares of Common Stock back to the Company on or after May 3, 2018. In addition, no more than 17,500,000 shares of Common Stock may be issued upon the exercise of Incentive Stock Options.

(c)       Notwithstanding the foregoing, the aggregate grant date fair value of shares to be granted to any non-employee director under the Plan in any calendar year may not exceed $100,000 (except that the foregoing limitation shall not apply to Awards made pursuant to an election by a non-employee director to receive the Award in lieu of cash for all or a portion of cash fees to be received for service on the Board of Directors or any committee thereof). In addition, in the case of Incentive Stock Options, the foregoing provisions shall be subject to any limitations under the Code.

(d)       Shares of Common Stock used to pay the required Exercise Price or tax obligations, or shares not issued in connection with the settlement of an Option or SAR or that are used or withheld to satisfy tax obligations of the Participant shall not be available again for other Awards under the Plan. Shares repurchased by the Company with the proceeds of an Option Exercise Price may not be reissued under the Plan. Shares underlying any Awards under this Plan that are forfeited, cancelled, expire unexercised will be available again for Awards under the Plan.

(e)       Shares of Common Stock delivered by the Company in settlement of Awards may be authorized and unissued shares, shares held in the treasury of the Company, shares purchased on the open market or by private purchase, or a combination of the foregoing.

6.      Eligibility. Participation shall be limited to Eligible Persons who have entered into an Award Agreement or who have received written notification from the Committee, or from a person designated by the Committee, that they have been selected to participate in the Plan.

7.      Options.

(a)       Generally. Each Option granted under the Plan shall be evidenced by an Award Agreement. Each Option so granted shall be subject to the conditions set forth in this Section 7, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. All Options granted under the Plan shall be Nonqualified Stock Options unless the applicable Award Agreement expressly states that the Option is intended to be an Incentive Stock Option. Incentive Stock Options shall be granted only to Eligible Persons who are employees of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, and no Incentive Stock Option shall be granted to any Eligible Person who is ineligible to receive an Incentive Stock Option under the Code. In the case of an Incentive Stock Option, the terms and conditions of such grant shall be subject to and comply with such rules as may be prescribed by Section 422 of the Code. If for any reason an Option intended to be an Incentive Stock Option (or any portion thereof) shall not qualify as an Incentive Stock Option, then, to the extent of such non-qualification, such Option or portion thereof shall be regarded as a Nonqualified Stock Option appropriately granted under the Plan.

(b)       Exercise Price. Except as otherwise provided by the Committee in the case of Substitute Awards, the exercise price (“Exercise Price”) per share of Common Stock for each Option shall not be less than 100% of the Fair Market Value of such share (determined as of the Date of Grant); provided, however, that in the case of an Incentive Stock Option granted to an employee who, at the time of the grant of such Option, owns stock representing more than 10% of the voting power of all classes of stock of the Company or any “parent corporation” or “subsidiary corporation” thereof within the meaning of Section 424(e) and 424(f), respectively, of the Code, the Exercise Price per share shall not be less than 110% of the Fair Market Value per share on the Date of Grant; and provided, further, that a Nonqualified Stock Option may be granted with an Exercise Price lower than that set forth herein if such Option is granted pursuant to an assumption or substitution for another option in a manner satisfying the provisions of Section 424(a) and Section 409A of the Code.

(c)       Vesting and Expiration. Options shall vest and become exercisable in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “Option Period”); provided, that if the Option Period (other than in the case of an Incentive Stock Option) would expire at a time when trading in the shares of Common Stock is prohibited by the Company’s insider trading policy (or Company-imposed “blackout period”), the Option Period shall be automatically extended until the 30th day following the expiration of such prohibition; provided, however, that the Option Period shall not exceed five years from the Date of Grant in the case of an Incentive Stock Option granted to a Participant who on the Date of Grant owns stock representing more than 10% of the voting power of all classes of stock of the Company or any of its Affiliates; provided, further, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any Option.

(d)       Method of Exercise and Form of Payment. No shares of Common Stock shall be delivered pursuant to any exercise of an Option until payment in full of the Exercise Price therefor is received by the Company and the Participant has paid to the Company an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. Options that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Option accompanied by payment of the Exercise Price. The Exercise Price shall be payable (i) in cash, check, cash equivalent and/or shares of Common Stock valued at the Fair Market Value at the time the Option is exercised (including, pursuant to procedures approved by the Committee, by means of attestation of ownership of a sufficient number of shares of Common Stock in lieu of actual delivery of such shares to the Company); or (ii) by such other method as the Committee may permit in its sole discretion, including without limitation: (A) in other property having a fair market value on the date of exercise equal to the Exercise Price, (B) if there is a public market for the shares of Common Stock at such time, by means of a broker-assisted “cashless exercise” pursuant to which the Company is delivered a copy of irrevocable instructions to a stockbroker to sell the shares of Common Stock otherwise deliverable upon the exercise of the Option and to deliver promptly to the Company an amount equal to the Exercise Price, or (C) by a “net exercise” method whereby the Company withholds from the delivery of the shares of Common Stock for which the Option was exercised that number of shares of Common Stock having a Fair Market Value equal to the aggregate Exercise Price for the shares of Common Stock for which the Option was exercised. Any fractional shares of Common Stock shall be settled in cash. Notwithstanding the foregoing, the Committee may, in its sole discretion, implement a provision in Options providing that if, on the last day that an Option may be exercised, the Participant has not then exercised such Option, such Option shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment to such Participant after applying minimum required tax withholding.

(e)       Notification upon Disqualifying Disposition of an Incentive Stock Option. Each Participant awarded an Incentive Stock Option under the Plan shall notify the Company in writing immediately after the date he makes a disqualifying disposition of any Common Stock acquired pursuant to the exercise of such Incentive Stock Option. A disqualifying disposition is any disposition (including, without limitation, any sale) of such Common Stock before the later of (A) two years after the Date of Grant of the Incentive Stock Option or (B) one year after the date of exercise of the Incentive Stock Option.

(f)       Compliance With Laws, etc. Notwithstanding the foregoing, in no event shall a Participant be permitted to exercise an Option in a manner that the Committee determines would violate the Sarbanes-Oxley Act of 2002, or any other applicable law or the applicable rules and regulations of the SEC or the applicable rules and regulations of any securities exchange or inter-dealer quotation system on which the securities of the Company are listed or traded.

8.       Stock Appreciation Rights.

(a)       Generally. Each SAR granted under the Plan shall be evidenced by an Award Agreement. Each SAR so granted shall be subject to the conditions set forth in this Section 8, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement. Any Option granted under the Plan may include tandem SARs. The Committee also may award SARs to Eligible Persons independent of any Option.

(b)       Vesting and Expiration. A SAR granted in connection with an Option shall become exercisable and shall expire according to the same vesting schedule and expiration provisions as the corresponding Option. A SAR granted independent of an Option shall vest and become exercisable and shall expire in such manner and on such date or dates determined by the Committee and shall expire after such period, not to exceed ten years, as may be determined by the Committee (the “SAR Period”); provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the exercisability of any SAR.

(c)       Method of Exercise. SARs that have become exercisable may be exercised by delivery of written or electronic notice of exercise to the Company in accordance with the terms of the Award, specifying the number of SARs to be exercised and the date on which such SARs were awarded. Notwithstanding the foregoing, if on the last day of the Option Period (or in the case of a SAR independent of an option, the SAR Period), the Fair Market Value exceeds the Strike Price, the Participant has not exercised the SAR or the corresponding Option (if applicable), and neither the SAR nor the corresponding Option (if applicable) has expired, such SAR shall be deemed to have been exercised by the Participant on such last day and the Company shall make the appropriate payment therefor.

(d)       Payment. Upon the exercise of a SAR, the Company shall pay to the Participant an amount equal to the number of shares subject to the SAR that are being exercised multiplied by the excess, if any, of the Fair Market Value of one share of Common Stock on the exercise date over the Strike Price, less an amount equal to any federal, state, local and non-U.S. income and employment taxes required to be withheld. The Company shall pay such amount in cash, in shares of Common Stock valued at Fair Market Value, or any combination thereof, as determined by the Committee at the Date of Grant. Any fractional shares of Common Stock shall be settled in cash.

9.       Restricted Stock and Restricted Stock Units.

(a)       Generally. Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement. Each such grant shall be subject to the conditions set forth in this Section 9, and to such other conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)       Book Entry and Stock Certificates; Escrow or Similar Arrangement. Upon the grant of Restricted Stock, the Committee shall cause a stock certificate registered in the name of the Participant to be issued, or shall cause share(s) of Common Stock to be registered in the name of the Participant and held in book-entry form subject to the Company’s directions, and, if the Committee determines that the Restricted Stock shall be held by the Company or in escrow rather than delivered to the Participant pending the release of the applicable restrictions, the Committee may require the Participant to additionally execute and deliver to the Company (i) an escrow agreement satisfactory to the Committee, if applicable, and (ii) the appropriate stock power (endorsed in blank) with respect to the Restricted Stock covered by such agreement. If a Participant shall fail to execute an agreement evidencing an Award of Restricted Stock and, if applicable, an escrow agreement and blank stock power within the amount of time specified by the Committee, the Award shall be null and void. Subject to the restrictions set forth in this Section 9 and the applicable Award Agreement, the Participant generally shall have the rights and privileges of a stockholder as to such Restricted Stock, including without limitation the right to vote such Restricted Stock. To the extent shares of Restricted Stock are forfeited, any stock certificates issued to the Participant evidencing such shares shall be returned to the Company, and all rights of the Participant to such shares and as a stockholder with respect thereto shall terminate without further obligation on the part of the Company.

(c)       Vesting. The Restricted Period shall lapse in such manner and on such date or dates or upon the attainment of such Performance Goals determined by the Committee; provided, however, that notwithstanding any vesting dates set by the Committee, the Committee may, in its sole discretion, accelerate the vesting of any Restricted Stock or Restricted Stock Units.

(d)       Delivery of Restricted Stock and Settlement of Restricted Stock Units.

(i)       Upon the expiration of the Restricted Period with respect to any shares of Restricted Stock, the restrictions set forth in the applicable Award Agreement shall be of no further force or effect with respect to such shares, except as set forth in the applicable Award Agreement. If an escrow arrangement is used, upon such expiration, the Company shall deliver to the Participant, or his beneficiary, without charge, the stock certificate evidencing the shares of Restricted Stock that have not then been forfeited and with respect to which the Restricted Period has expired (rounded down to the nearest full share). Dividends, if any, that may have been withheld by the Committee and attributable to any particular share of Restricted Stock shall be distributed to the Participant in cash or, at the sole discretion of the Committee, in shares of Common Stock having a Fair Market Value equal to the amount of such dividends, upon the release of restrictions on such share and, if such share is forfeited, the Participant shall have no right to such dividends.

(ii)       Unless otherwise provided by the Committee in an Award Agreement, upon the expiration of the Restricted Period with respect to any outstanding Restricted Stock Units, the Company shall deliver to the Participant, or his beneficiary, without charge, one share of Common Stock for each such outstanding Restricted Stock Unit; provided, however, that the Committee may, in its sole discretion, allow Participants to elect to defer the delivery of Common Stock beyond the expiration of the Restricted Period in compliance with Section 409A of the Code.

(e)       Legends on Restricted Stock. Each certificate representing Restricted Stock awarded under the Plan shall bear a legend substantially in the form of the following in addition to any other information the Company deems appropriate until the lapse of all restrictions with respect to such Common Stock:

TRANSFER OF THIS CERTIFICATE AND THE SHARES REPRESENTED HEREBY IS RESTRICTED PURSUANT TO THE TERMS OF THE CORINDUS VASCULAR ROBOTICS, INC. 2018 STOCK AWARD PLAN AND A RESTRICTED STOCK AWARD AGREEMENT, BETWEEN CORINDUS VASCULAR ROBOTICS, INC. AND PARTICIPANT. A COPY OF SUCH PLAN AND AWARD AGREEMENT IS ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF CORINDUS VASCULAR ROBOTICS, INC.

10.      Stock Bonus Awards; Dividend Equivalents.

(a)       Stock Bonus Awards. The Committee may issue unrestricted Common Stock, or other Awards denominated in Common Stock, under the Plan to Eligible Persons, either alone or in tandem with other awards, in such amounts as the Committee shall from time to time in its sole discretion determine. Each Stock Bonus Award granted under the Plan shall be evidenced by an Award Agreement. Each Stock Bonus Award so granted shall be subject to such conditions not inconsistent with the Plan as may be reflected in the applicable Award Agreement.

(b)       Dividend Equivalents. Dividend Equivalents may be granted by the Committee based on dividends declared on the Common Stock, to be credited as of dividend payment dates during the period between the date an Award is granted to a Participant and the date such Award vests, is exercised, is distributed or expires, as determined by the Committee. Such Dividend Equivalents shall be converted to cash or additional shares of Common Stock by such formula and at such time and subject to such limitations as may be determined by the Committee; provided, however, that Dividend Equivalents with respect to an Award that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the vesting conditions are subsequently satisfied and the Award vests. No Dividend Equivalent shall be payable with respect to any Award unless specified by the Committee in the Award Agreement.

11.      Performance Compensation Awards.

(a)       Generally. The Committee shall have the authority, at the time of grant of any Award described in Sections 7 through 10 of the Plan, to designate such Award as a Performance Compensation Award.

(b)       Discretion of Committee with Respect to Performance Compensation Awards. With regard to a particular Performance Compensation Award, the Committee shall have sole discretion to determine the type(s) of Performance Compensation Awards to be issued, the length of the Performance Period, and the applicable Performance Goals, in its sole discretion, and all as set forth in the applicable Award Agreement.

(c)       Modification of Performance Goals. The Committee has the authority to make any adjustments and take any other appropriate action with respect to the Performance Goals (including, without limitation to make adjustments to the Performance Goals or determine the satisfaction of the Performance Goals, in each case, in connection with a corporate transaction as described in Section 12) provided that any such actions do not otherwise violate the terms of the Plan.

(d)       Payment of Performance Compensation Awards.

(i)       Condition to Receipt of Payment. Unless otherwise provided in the applicable Award Agreement, a Participant must be employed by the Company or its Affiliates on the last day of a Performance Period to be eligible for payment in respect of a Performance Compensation Award for such Performance Period.

(ii)       Limitation. A Participant shall be eligible to receive payment in respect of a Performance Compensation Award only to the extent that: (A) the Performance Goals for such period are achieved; and (B) all or some of the portion of such Participant’s Performance Compensation Award has been earned for the Performance Period.

(iii)       Certification. Following the completion of a Performance Period, the Committee shall review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, calculate and certify in writing that amount of the Performance Compensation Awards earned for the period. The Committee shall then determine the amount of each Participant’s Performance Compensation Award actually payable for the Performance Period. No Performance Compensation Award will be issued for such Performance Period until such certification is made by the Committee. The number of shares issues in respect of a Performance Compensation Award determined by the Committee for a Performance Period shall be paid to the Participant at such time as determined by the Committee in its sole discretion after the end of such Performance Period and any dividends (other than stock dividends issued pursuant to Section 12 of the Plan) or Dividends Equivalents that accrue shall only be paid with respect to the number of shares earned under a Performance Compensation Award.

12.      Changes in Capital Structure and Similar Events. In the event of (a) any stock dividend, extraordinary cash dividend or other distribution (whether in the form of securities or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, split-off, combination, repurchase or exchange of shares of Common Stock or other securities of the Company, issuance of warrants or other rights to acquire shares of Common Stock or other securities of the Company, or other similar corporate transaction or event (including, without limitation, a Change in Control) that affects the shares of Common Stock, or (b) unusual or nonrecurring events (including, without limitation, a Change in Control) affecting the Company, any of its Affiliates, or the financial statements of the Company or any of its Affiliates, or changes in applicable rules, rulings, regulations or other requirements of any governmental body or securities exchange or inter-dealer quotation system, accounting principles or law, such that in either case an adjustment is determined by the Committee in its sole discretion to be necessary or appropriate, then the Committee shall make any such adjustments in such manner as it may deem equitable, including without limitation any or all of the following:

(i)       adjusting any or all of (A) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) that may be delivered in respect of Awards or with respect to which Awards may be granted under the Plan (including, without limitation, adjusting any or all of the limitations under Section 5 of the Plan) and (B) the terms of any outstanding Award, including, without limitation, (1) the number of shares of Common Stock or other securities of the Company (or number and kind of other securities or other property) subject to outstanding Awards or to which outstanding Awards relate, (2) the Exercise Price or Strike Price with respect to any Award or (3) any applicable performance measures (including, without limitation, Performance Criteria and Performance Goals);

(ii)       subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, providing for a substitution or assumption of Awards, accelerating the exercisability of, lapse of restrictions on, or termination of, Awards or providing for a period of time for exercise prior to the occurrence of such event; and

(iii)      subject to any limitations or reductions as may be necessary to comply with Section 409A of the Code and the regulations thereunder, cancelling any one or more outstanding Awards and causing to be paid to the holders thereof, in cash, shares of Common Stock, other securities or other property, or any combination thereof, the value of such Awards, if any, as determined by the Committee (which if applicable may be based upon the price per share of Common Stock received or to be received by other stockholders of the Company in such event), including without limitation, in the case of any outstanding Option or SAR, a cash payment in an amount equal to the excess, if any, of the Fair Market Value (as of a date specified by the Committee) of the shares of Common Stock subject to such Option or SAR over the aggregate Exercise Price or Strike Price of such Option or SAR, respectively (it being understood that, in such event, any Option or SAR having a per share Exercise Price or Strike Price equal to, or in excess of, the Fair Market Value of a share of Common Stock subject thereto may be canceled and terminated without any payment or consideration therefor), or, in the case of any outstanding Restricted Stock, Restricted Stock Unit, Stock Bonus Award, or other Award denominated in Common Stock, a cash payment or equity subject to deferred vesting and delivery consistent with the vesting restrictions applicable to such Award or the underlying shares of Common Stock subject thereto.

For the avoidance of doubt, in the case of any “equity restructuring” (within the meaning of the Financial Accounting Standards Board (FASB) Statement of Financial Accounting Standards Codification Topic 718, Stock Compensation), the Committee shall make an equitable or proportionate adjustment to outstanding Awards to reflect such equity restructuring. Any adjustment in Incentive Stock Options under this Section 12 (other than any cancellation of Incentive Stock Options) shall be made only to the extent not constituting a “modification” within the meaning of Section 424(h)(3) of the Code, and any adjustments under this Section 12 shall be made in a manner that does not adversely affect the exemption provided pursuant to Rule 16b-3 under the Exchange Act, to the extent applicable. The Company shall give each Participant notice of an adjustment hereunder and, upon notice, such adjustment shall be conclusive and binding for all purposes.

13.       Effect of Change in Control. Except to the extent otherwise provided in an Award Agreement, in the event of a Change in Control, notwithstanding any provision of the Plan to the contrary, the Committee may provide that, with respect to all or any portion of a particular outstanding Award or Awards:

(a)       the then outstanding Options and SARs shall become immediately exercisable as of a time prior to the Change in Control;

(b)       the Restricted Period shall expire as of a time prior to the Change in Control (including without limitation a waiver of any applicable Performance Goals);

(c)       Performance Periods in effect on the date the Change in Control occurs shall end on such date, and (i) determine the extent to which Performance Goals with respect to each such Performance Period have been met based upon such audited or unaudited financial information or other information then available as it deems relevant and (ii) cause the Participant to receive partial or full payment of Awards for each such Performance Period based upon the Committee’s determination of the degree of attainment of the Performance Goals, or by assuming that the applicable “target” levels of performance have been attained or on such other basis determined by the Committee; and

(d)       cause Awards previously deferred to be settled in full as soon as practicable.

To the extent practicable, any actions taken by the Committee under the immediately preceding clauses (a) through (d) shall occur in a manner and at a time which allows affected Participants the ability to participate in the Change in Control transactions with respect to the Common Stock subject to their Awards.

14.       Amendments and Termination.

(a)       Amendment and Termination of the Plan. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided, that (i) no amendment to Section 4(e) shall apply with respect to any action or omitted to be taken by an Indemnifiable Person under the Plan or any Award Agreement prior to such amendment; (ii) no amendment to Section 14(b) (to the extent required by the proviso in such Section 14(b)) shall be made without stockholder approval and (iii) no such amendment, alteration, suspension, discontinuation or termination shall be made without stockholder approval if such approval is necessary to comply with any tax or regulatory requirement applicable to the Plan (including, without limitation, as necessary to comply with any rules or requirements of any securities exchange or inter-dealer quotation system on which the shares of Common Stock may be listed or quoted; provided, further, that any such amendment, alteration, suspension, discontinuance or termination that would materially and adversely affect the rights of any Participant or any holder or beneficiary of any Award theretofore granted shall not to that extent be effective without the written consent of the affected Participant, holder or beneficiary.

(b)       Amendment of Award Agreements. The Committee may, to the extent consistent with the terms of any applicable Award Agreement, waive any conditions or rights under, amend any terms of, or alter, suspend, discontinue, cancel or terminate, any Award theretofore granted or the associated Award Agreement, prospectively or retroactively; provided, that any such waiver, amendment, alteration, suspension, discontinuance, cancellation or termination that would materially and adversely affect the rights of any Participant with respect to any Award theretofore granted shall not to that extent be effective without the written consent of the affected Participant; provided, further, that without stockholder approval, except as otherwise permitted under Section 12 of the Plan, (i) no amendment or modification may reduce the Exercise Price of any Option or the Strike Price of any SAR, and (ii) the Committee may not cancel any outstanding Option or SAR in order to replace it with a new Option, SAR or other Award, and the Committee may not take any other action that is considered a “repricing” for purposes of the stockholder approval rules of the applicable securities exchange or inter-dealer quotation system on which the Common Stock is listed or quoted.

(c)       Extension of Termination Date. If the exercise of the Option following the termination of the Participant’s employment or service (other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, or any other requirements of applicable law, then the Option shall terminate on the earlier of (i) the expiration of the term of the Option set forth in Section 7(c) and (ii) the expiration of a period of 30 days after the termination of the Participant’s employment or service during which the exercise of the Option would not be in violation of such registration requirements or other applicable requirements.

(d)       Restriction on Grant of Awards. No Awards may be granted during any period of suspension or after termination of the Plan, and in no event may any Award be granted under the Plan after the tenth anniversary of the Effective Date.

15.       General.

(a)       Award Agreements. Each Award under the Plan shall be evidenced by an Award Agreement, which shall be delivered to the Participant (whether in paper or electronic medium (including email or the posting on a web site maintained by the Company or a third party under contract with the Company)) and shall specify the terms and conditions of the Award and any rules applicable thereto, including without limitation, the effect on such Award of the death, Disability or termination of employment or service of a Participant, or of such other events as may be determined by the Committee. The terms of any Award issued hereunder shall be binding upon the executors, administrators, beneficiaries, successors and assigns of the Participant.

(b)       Nontransferability.

(i)       Each Award shall be exercisable only by a Participant during the Participant’s lifetime, or, if permissible under applicable law, by the Participant’s legal guardian or representative. No Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or by the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any of its Affiliates; provided, that the designation of a beneficiary shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

(ii)      Notwithstanding the foregoing, the Committee may, in its sole discretion, permit Awards (other than Incentive Stock Options) to be transferred by a Participant, without consideration, subject to such rules as the Committee may adopt consistent with any applicable Award Agreement to preserve the purposes of the Plan, to: (A) any person who is a “family member” of the Participant, as such term is used in the instructions to Form S-8 under the Securities Act (collectively, the “Immediate Family Members”); (B) a trust solely for the benefit of the Participant and his or her Immediate Family Members; or (C) a partnership or limited liability company whose only partners or stockholders are the Participant and his or her Immediate Family Members; or (D) any other transferee as may be approved either (I) by the Board or the Committee in its sole discretion, or (II) as provided in the applicable Award Agreement (each transferee described in clauses (A), (B) (C) and (D) above is hereinafter referred to as a “Permitted Transferee”); provided, that the Participant gives the Committee advance written notice describing the terms and conditions of the proposed transfer and the Committee notifies the Participant in writing that such a transfer would comply with the requirements of the Plan.

(iii)     The terms of any Award transferred in accordance with the immediately preceding sentence shall apply to the Permitted Transferee and any reference in the Plan, or in any applicable Award Agreement, to a Participant shall be deemed to refer to the Permitted Transferee, except that (A) Permitted Transferees shall not be entitled to transfer any Award, other than by will or the laws of descent and distribution; (B) Permitted Transferees shall not be entitled to exercise any transferred Option unless there shall be in effect a registration statement on an appropriate form covering the shares of Common Stock to be acquired pursuant to the exercise of such Option if the Committee determines, consistent with any applicable Award Agreement, that such a registration statement is necessary or appropriate; (C) the Committee or the Company shall not be required to provide any notice to a Permitted Transferee, whether or not such notice is or would otherwise have been required to be given to the Participant under the Plan or otherwise; and (D) the satisfaction of any applicable vesting conditions and consequences of the termination of the Participant’s employment by, or services to, the Company or one of its Affiliates under the terms of the Plan and the applicable Award Agreement shall continue to be applied with respect to the Participant, including, without limitation, that an Option or SAR shall be exercisable by the Permitted Transferee only if such Option or SAR has vested due to the Participant’s satisfaction of the applicable vesting criteria and only to the extent, and for the periods, specified in the Plan and the applicable Award Agreement.

(c)       Tax Withholding.

(i)       A Participant shall be required to pay to the Company or any of its Affiliates, and the Company or any of its Affiliates shall have the right and is hereby authorized to withhold, from any cash, shares of Common Stock, other securities or other property deliverable under any Award or from any compensation or other amounts owing to a Participant, the amount (in cash, Common Stock, other securities or other property) of any required withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Committee or the Company to satisfy all obligations for the payment of such withholding and taxes.

(ii)      Without limiting the generality of clause (i) above, the Committee may, in its sole discretion, permit a Participant to satisfy, in whole or in part, the foregoing withholding liability by (A) the delivery of shares of Common Stock owned by the Participant having a Fair Market Value equal to such withholding liability or (B) having the Company withhold from the number of shares of Common Stock otherwise issuable or deliverable pursuant to the exercise or settlement of the Award a number of shares with a Fair Market Value equal to such withholding liability (but no more than the minimum required statutory withholding liability).

(d)       No Claim to Awards; No Rights to Continued Employment; Waiver. No employee of the Company or any of its Affiliates, or other person, shall have any claim or right to be granted an Award under the Plan or, having been selected for the grant of an Award, to be selected for a grant of any other Award. There is no obligation for uniformity of treatment of Participants or holders or beneficiaries of Awards. The terms and conditions of Awards and the Committee’s determinations and interpretations with respect thereto need not be the same with respect to each Participant and may be made selectively among Participants, whether or not such Participants are similarly situated. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ or service of the Company or any of its Affiliates, nor shall it be construed as giving any Participant any rights to continued service on the Board. The Company or any of its Affiliates may at any time dismiss a Participant from employment or discontinue any consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or any Award Agreement. By accepting an Award under the Plan, a Participant shall thereby be deemed to have waived any claim to continued exercise or vesting of an Award or to damages or severance entitlement related to non-continuation of the Award beyond the period provided under the Plan or any Award Agreement, notwithstanding any provision to the contrary in any written employment contract or other agreement between the Company and its Affiliates and the Participant, whether any such agreement is executed before, on or after the Date of Grant.

(e)       International Participants. With respect to Participants who reside or work outside of the United States of America, the Committee may in its sole discretion amend the terms of the Plan or outstanding Awards with respect to such Participants in order to conform such terms with the requirements of local law or to obtain more favorable tax or other treatment for a Participant, the Company or its Affiliates.

(f)       Designation and Change of Beneficiary. Each Participant may file with the Committee a written designation of one or more persons as the beneficiary(ies) who shall be entitled to receive the amounts payable with respect to an Award, if any, due under the Plan upon his death. A Participant may, from time to time, revoke or change his beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If no beneficiary designation is filed by a Participant, the beneficiary shall be deemed to be his or her spouse or, if the Participant is unmarried at the time of death, his or her estate.

(g)       Termination of Employment/Service. Unless determined otherwise by the Committee: (i) neither a temporary absence from employment or service due to illness, vacation or leave of absence nor a transfer from employment or service with the Company to employment or service with any of its Affiliates (or vice-versa) shall be considered a termination of employment or service with the Company or such Affiliate; and (ii) if a Participant’s employment with the Company and its Affiliates terminates, but such Participant continues to provide services to the Company and its Affiliates in a non-employee capacity (or vice-versa), such change in status shall not be considered a termination of employment with the Company and its Affiliates.

(h)       No Rights as a Stockholder. Except as otherwise specifically provided in the Plan or any Award Agreement, no person shall be entitled to the privileges of ownership in respect of shares of Common Stock that are subject to Awards hereunder until such shares have been issued or delivered to that person or registered in the name of that person in book-entry form.

(i)       Government and Other Regulations.

 (i)       The obligation of the Company to settle Awards in Common Stock or other consideration shall be subject to all applicable laws, rules, and regulations, and to such approvals by governmental agencies as may be required. Notwithstanding any terms or conditions of any Award to the contrary, the Company shall be under no obligation to offer to sell or to sell, and shall be prohibited from offering to sell or selling, any shares of Common Stock pursuant to an Award unless such shares have been properly registered for sale pursuant to the Securities Act with the SEC or unless the Company has received an opinion of counsel, satisfactory to the Company, that such shares may be offered or sold without such registration pursuant to an available exemption therefrom and the terms and conditions of such exemption have been fully complied with. The Company shall be under no obligation to register for sale under the Securities Act any of the shares of Common Stock to be offered or sold under the Plan. The Committee shall have the authority to provide that all certificates for shares of Common Stock or other securities of the Company or any of its Affiliates delivered under the Plan shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan, the applicable Award Agreement, the federal securities laws, or the rules, regulations and other requirements of the SEC, any securities exchange or inter-dealer quotation system upon which such shares or other securities are then listed or quoted and any other applicable federal, state, local or non-U.S. laws, and, without limiting the generality of Section 9 of the Plan, the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. Notwithstanding any provision in the Plan to the contrary, the Committee reserves the right to add any additional terms or provisions to any Award granted under the Plan that it in its sole discretion deems necessary or advisable in order that such Award complies with the legal requirements of any governmental entity to whose jurisdiction the Award is subject.

 (ii)       The Committee may cancel an Award or any portion thereof if it determines, in its sole discretion, that legal or contractual restrictions and/or blockage and/or other market considerations would make the Company’s acquisition of shares of Common Stock from the public markets, the Company’s issuance of Common Stock to the Participant, the Participant’s acquisition of Common Stock from the Company and/or the Participant’s sale of Common Stock to the public markets, illegal or impractical after the Company has used commercially reasonable efforts to comply with applicable law. If the Committee determines to cancel all or any portion of an Award in accordance with the foregoing, the Company shall pay to the Participant an amount equal to the excess of (A) the aggregate Fair Market Value of the shares of Common Stock subject to such Award or portion thereof canceled (determined as of the applicable exercise date, or the date that the shares would have been vested or delivered, as applicable), over (B) the aggregate Exercise Price or Strike Price (in the case of an Option or SAR, respectively) or any amount payable as a condition of delivery of shares of Common Stock (in the case of any other Award). Such amount shall be delivered to the Participant as soon as practicable following the cancellation of such Award or portion thereof.

(j)       Payments to Persons Other Than Participants. If the Committee shall find that any person to whom any amount is payable under the Plan is unable to care for his affairs because of illness or accident, or is a minor, or has died, then any payment due to such person or his estate (unless a prior claim therefor has been made by a duly appointed legal representative) may, if the Committee so directs the Company, be paid to his spouse, child, relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such person otherwise entitled to payment. Any such payment shall be a complete discharge of the liability of the Committee and the Company therefor.

(k)       Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor the submission of this Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of stock options or other awards otherwise than under this Plan, and such arrangements may be either applicable generally or only in specific cases.

(l)       No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any of its Affiliates, on the one hand, and a Participant or other person or entity, on the other hand. No provision of the Plan or any Award shall require the Company, for the purpose of satisfying any obligations under the Plan, to purchase assets or place any assets in a trust or other entity to which contributions are made or otherwise to segregate any assets, nor shall the Company maintain separate bank accounts, books, records or other evidence of the existence of a segregated or separately maintained or administered fund for such purposes. Participants shall have no rights under the Plan other than as unsecured general creditors of the Company, except that insofar as they may have become entitled to payment of additional compensation by performance of services, they shall have the same rights as other employees under general law.

(m)       Reliance on Reports. Each member of the Committee and each member of the Board shall be fully justified in acting or failing to act, as the case may be, and shall not be liable for having so acted or failed to act in good faith, in reliance upon any report made by the independent public accountant of the Company and its Affiliates and/or any other information furnished in connection with the Plan by any agent of the Company or the Committee or the Board, other than himself.

(n)       Relationship to Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, profit sharing, group insurance or other benefit plan of the Company except as otherwise specifically provided in such other plan.

(o)       Governing Law. Except to the extent that provisions of the Plan are governed by applicable provisions of the Code, the Exchange Act or other substantive provisions of federal law, the Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to the conflict of laws provisions thereof.

(p)       Severability. If any provision of the Plan or any Award or Award Agreement is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any person or entity or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be construed or deemed stricken as to such jurisdiction, person or entity or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(q)       Obligations Binding on Successors. The obligations of the Company under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company.

(r)       Other Agreements. Notwithstanding the above, the Committee may require, as a condition to the grant of and/or the receipt of shares of Common Stock under an Award, that the Participant execute lock-up, stockholder or other agreements, as it may determine in its sole and absolute discretion.

(s)       Payments. Participants shall be required to pay, to the extent required by applicable law, any amounts required to receive shares of Common Stock under any Award made under the Plan.

(t)       Non-Qualified Deferred Compensation.

To the extent applicable and notwithstanding any other provision of this Plan, this Plan and Awards hereunder shall be administered, operated and interpreted in accordance with Section 409A of the Code. Notwithstanding any provision of the Plan to the contrary, in the event that the Committee determines that any amounts payable hereunder will be taxable to a Participant under Section 409A of the Code prior to the payment and/or delivery to such Participant of such amount, the Company may (i) adopt such amendments to the Plan and related Award Agreement, and appropriate policies and procedures, including amendments and policies with retroactive effect, that the Committee determines necessary or appropriate to preserve the intended tax treatment of the benefits provided by the Plan and Awards hereunder and/or (ii) take such other actions as the Committee determines necessary or appropriate to comply with the requirements of Section 409A of the Code. No action shall be taken under this Plan which shall cause an Award to fail to comply with Section 409A of the Code, to the extent applicable to such Award. However, in no event shall any member of the Board, the Company or any of its Affiliates (including their respective employees, officers, directors or agents) have any liability to any Participant (or any other person) with respect to this Section 15(t).

(i)       With respect to any Award that is considered “deferred compensation” subject to Section 409A of the Code, references in the Plan to “termination of employment” (and substantially similar phrases) shall mean “separation from service” within the meaning of Section 409A of the Code. For purposes of Section 409A of the Code, each of the payments that may be made in respect of any Award granted under the Plan are designated as separate payments.

(ii)       Notwithstanding anything in the Plan to the contrary, if a Participant is a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code, no payments in respect of any Awards that are “deferred compensation” subject to Section 409A of the Code and which would otherwise be payable upon the Participant’s “separation from service” (as defined in Section 409A of the Code) shall be made to such Participant prior to the date that is six months after the date of such Participant’s “separation from service” or, if earlier, the Participant’s date of death. Following any applicable six month delay, all such delayed payments will be paid in a single lump sum, without interest, on the earliest date permitted under Section 409A of the Code that is also a business day.

(u)       Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit actually or constructively received by a Participant upon any receipt or exercise of any Award or upon the receipt or resale of any shares of Common Stock underlying the Award) shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in the applicable Award Agreement. The Company shall delay the exercise of its rights under this Section for such period as may be required to preserve equity accounting treatment.

(v)       No Liability with Respect to Any Corporate Action. Subject to Section 15(u), nothing contained in the Plan or in any Award Agreement will be construed to prevent the Company or any of its Affiliates from taking any corporate action which is deemed by the Company or any of its Affiliates to be appropriate or in its best interest, and no Participant or beneficiary of a Participant will have any claim against the Company or any of its Affiliates as a result of any such corporate action.

(w)       Affiliate Employees. In the case of a grant of an Award to an employee or consultant of any Affiliate of the Company, the Company may, if the Committee so directs, issue or transfer the shares of Common Stock, if any, covered by the Award to such Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer the shares of Common Stock to the employee or consultant in accordance with the terms of the Award specified by the Committee pursuant to the provisions of the Plan. All shares of Common Stock underlying Awards that are forfeited or canceled shall revert to the Company.

(x)       Foreign Employees and Foreign Law Considerations. The Committee may grant Awards to individuals who are eligible to participate in the plan who are foreign nationals, who are located outside the United States or who are not compensated from a payroll maintained in the United States, or who are otherwise subject to (or could cause the Company to be subject to) legal or regulatory provisions of countries or jurisdictions outside the United States, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to foster and promote achievement of the purposes of the Plan, and, in furtherance of such purposes, the Committee may make such modifications, amendments, procedures, or subplans as may be necessary or advisable to comply with such legal or regulatory provisions.

(y)       Expenses; Gender; Titles and Headings. The expenses of administering the Plan shall be borne by the Company and its Affiliates. Masculine pronouns and other words of masculine gender shall refer to both men and women. The titles and headings of the sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings shall control.

* * *